AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1999


                                                      REGISTRATION NO. 333-74475
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       WORLD OMNI 1999-A AUTOMOBILE LEASE
                              SECURITIZATION TRUST
                       (ISSUER WITH RESPECT TO THE NOTES)
                            ------------------------
                      WORLD OMNI LEASE SECURITIZATION L.P.
(ORIGINATOR OF THE TRUST AND TRANSFEROR OF THE 1999-A SPECIAL UNIT OF BENEFICIAL
                       INTEREST CERTIFICATE TO THE TRUST)
                            ------------------------
                                  WORLD OMNI LT
    (ISSUER OF THE 1999-A SPECIAL UNIT OF BENEFICIAL INTEREST AND THE RELATED
                                  CERTIFICATE)
                             AUTO LEASE FINANCE L.P.
    (ORIGINATOR OF WORLD OMNI LT AND TRANSFEROR OF THE 1999-A SPECIAL UNIT OF
     BENEFICIAL INTEREST AND THE RELATED CERTIFICATE TO THE WORLD OMNI LEASE
                              SECURITIZATION L.P.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                 DELAWARE                                      7515                                     63-1120743
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                     IDENTIFICATION NO.)

                            ------------------------
                              6150 OMNI PARK DRIVE
                              MOBILE, ALABAMA 36609
                                 (334) 639-7500
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
OF PRINCIPAL EXECUTIVE OFFICES OF WORLD OMNI LEASE SECURITIZATION L.P. AND AUTO
                               LEASE FINANCE L.P.)
                            ------------------------
                                 A. TUCKER ALLEN
                            120 NORTHWEST 12TH AVENUE
                         DEERFIELD BEACH, FLORIDA 33442
                                 (954) 429-2200
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   Copies to:

                     CHARLES A. SWEET, ESQ.                                             REED D. AUERBACH, ESQ.
                      WILLIAMS & CONNOLLY                                           STROOCK & STROOCK & LAVAN LLP
                    725 TWELFTH STREET, N.W.                                                180 MAIDEN LANE
                     WASHINGTON, D.C. 20005                                            NEW YORK, NEW YORK 10038

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                          PROPOSED            PROPOSED
                       TITLE OF EACH CLASS                           AMOUNT TO BE     MAXIMUM OFFERING    MAXIMUM AGGREGATE
                 OF SECURITIES TO BE REGISTERED                       REGISTERED      PRICE PER UNIT(1)   OFFERING PRICE(1)
Floating Rate Automobile Lease Asset Backed Notes, Class A-1.....   $  330,000,000          100%           $  330,000,000
Floating Rate Automobile Lease Asset Backed Notes, Class A-2.....   $  310,000,000          100%           $  310,000,000
Floating Rate Automobile Lease Asset Backed Notes, Class A-3.....   $  249,000,000          100%           $  184,000,000
Floating Rate Automobile Lease Asset Backed Notes, Class A-4.....   $  184,472,000          100%           $  182,472,000
1999-A Special Unit of Beneficial Interest Certificate(2)........        (3)                 (3)                (3)
Total............................................................   $1,073,472,000          100%           $1,073,472,000

                       TITLE OF EACH CLASS                            AMOUNT OF
                 OF SECURITIES TO BE REGISTERED                    REGISTRATION FEE
Floating Rate Automobile Lease Asset Backed Notes, Class A-1.....      $ 91,740
Floating Rate Automobile Lease Asset Backed Notes, Class A-2.....      $ 86,180
Floating Rate Automobile Lease Asset Backed Notes, Class A-3.....      $ 69,222
Floating Rate Automobile Lease Asset Backed Notes, Class A-4.....      $ 51,284
1999-A Special Unit of Beneficial Interest Certificate(2)........        (3)
Total............................................................      $298,426(4)

(1) Estimated solely for the purpose of calculating the registration fee.
(2) The 1999-A special unit of beneficial interest in World Omni LT will constitute a beneficial interest in specified assets of World Omni LT, including certain lease contracts and the related automobiles and light duty trucks. Auto Lease Finance L.P. will transfer a certificate representing this interest to World Omni Lease Securitization L.P. World Omni Lease Securitization L.P. in turn will transfer that certificate to the Owner Trustee for the World Omni 1999-A Automobile Lease Securitization Trust, which will pledge it to the Indenture Trustee as security for the Automobile Lease Asset Backed Notes, including Classes A-1, A-2, A-3 and A-4, that it will issue. We are not offering the 1999-A special unit of beneficial interest or the related certificate to investors under this registration statement.
(3) Not applicable.
(4) $278.00 of which was paid previously.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
===============================================================================

                  SUBJECT TO COMPLETION, DATED AUGUST 20, 1999

PROSPECTUS
                                 $1,073,472,000
                               WORLD OMNI 1999-A
                     AUTOMOBILE LEASE SECURITIZATION TRUST
                      WORLD OMNI LEASE SECURITIZATION L.P.
                                  (TRANSFEROR)
                           WORLD OMNI FINANCIAL CORP.
                                   (SERVICER)

     The notes will be issued by the World Omni 1999-A Automobile Lease Securitization Trust. The primary source of funds for payments on the notes will be the net collections on a pool of closed-end retail automobile and light duty truck lease contracts. The leases and leased vehicles will be owned by World Omni LT. The trust will own the beneficial interest in the leases and leased vehicles represented by the 1999-A special unit of beneficial interest and will pledge that interest to secure the notes. Payments due on the notes are scheduled to be made on the 15th day of each month, beginning on September 15, 1999.

     We are offering the following classes of floating rate notes for sale:

                                      Class A-1 Notes    Class A-2 Notes    Class A-3 Notes    Class A-4 Notes
                                      ----------------   ----------------   ----------------   ----------------
Principal Amount                      $330,000,000       $310,000,000       $249,000,000       $184,472,000
Price(1)                              $     (     %)     $     (     %)     $     (     %)     $     (     %)
Underwriting Discount(2)              $     (     %)     $     (     %)     $     (     %)     $     (     %)
Proceeds to the Transferor(3)         $                  $                  $                  $
Note Rate                             one-month          one-month          one-month          one-month
                                      LIBOR +    %       LIBOR +    %       LIBOR +    %       LIBOR +    %

(1) The price of the notes also will include interest accrued on the notes from the date they are issued. The total price to the public (excluding such
    interest) will be $      .
(2) The total underwriting discount will be $      .
(3) The aggregate proceeds to the transferor, before deducting expenses payable
    by or on behalf of the transferor estimated at $      , will be $      .

     The underwriters listed below will purchase the notes from the transferor and will offer them to you at the prices set forth above.

     The notes will be obligations of the trust and will be backed only by its assets, including the 1999-A special unit of beneficial interest. The notes will not represent interests in or obligations of World Omni Lease Securitization L.P., Auto Lease Finance L.P., World Omni LT, World Omni Financial Corp. or any of their affiliates.

     THE NOTES ARE HIGHLY STRUCTURED. BEFORE YOU PURCHASE ANY NOTES, BE SURE YOU UNDERSTAND THEIR STRUCTURE AND THEIR RISKS. SEE 'RISK FACTORS' BEGINNING ON PAGE 7 OF THIS PROSPECTUS FOR A DISCUSSION OF THOSE RISKS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We expect to make delivery of the notes in book-entry form only through The Depository Trust Company, Cedelbank and the Euroclear System on or about
       , 1999, against payment in immediately available funds. The notes will not be listed on any exchange.

MERRILL LYNCH & CO.

        BANC OF AMERICA SECURITIES LLC

                       CHASE SECURITIES INC.
                                   CREDIT SUISSE FIRST BOSTON
                                                     FIRST UNION CAPITAL MARKETS

                                     , 1999

The Information in this prospectus is not complete and may be changed. We may not sell these securities unitl the registeration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

CONTENT OF PROSPECTUS

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date at the bottom of the front page.

     We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The following Table of Contents provides the pages on which these captions are located. You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption 'Index of Terms' beginning on page 95 of this prospectus.

LIMITATIONS ON OFFERS OR SOLICITATIONS

     We do not intend this document to be an offer or solicitation:

     o If used in a jurisdiction in which an offer or solicitation is not authorized;

     o  If the person making an offer or solicitation is not qualified to do so;
        or

     o If an offer or solicitation is made to anyone to whom it is unlawful to make an offer or solicitation.

TRANSACTIONS THAT MAY AFFECT THE PRICE OF THE NOTES

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of any class of notes. Such transactions may include stabilizing. For a description of these activities, see 'Underwriting'.

DEALER PROSPECTUS DELIVERY REQUIREMENTS

     Until        1999 all dealers that effect transactions in the notes,
whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                               TABLE OF CONTENTS

    SECTION                                         PAGE
    -------                                         ----
PROSPECTUS SUMMARY...............................      1
  Terms of the Floating Rate Notes...............      2
  Overview Diagram...............................      3
  Overview of the Transaction's
  Structure......................................      4
  The Leases and Leased Vehicles.................      4
  Calculation and Allocation of Principal and
  Interest Collections...........................      4
  The Class A Interest Rate Cap..................      4
  Credit Enhancement.............................      5
  Calculation and Distributions of
  Interest.......................................      5
  Distributions of Principal.....................      6
  Allocation of Losses...........................      6
  Optional Redemption............................      6
  Servicer Advances..............................      6
  Tax Status.....................................      6
  ERISA Considerations...........................      6
  Mailing Address and Telephone
  Number.........................................      6
RISK FACTORS.....................................      7
  You May Have Difficulty Selling Your Notes.....      7
  You May Suffer Losses on Your Investment
  Resulting From Losses on the Leases and Leased
  Vehicles.......................................      7
  You May Be Required to Reinvest Your Principal
  in Amounts and at Times Different Than You
  Expect.........................................      8
  Risks Associated with Sequential Payment of
  Principal on the Notes.........................      9
  The Geographic Concentration of Leases Could
  Result in Greater Losses on the Notes..........     10
  Possible Effects of Consumer Protection Laws...     10
  Possible Liens to Satisfy ERISA
  Liabilities....................................     10
  Possible Liability as a Result of Lessees'
  Operation of Leased Vehicles...................     11
  Possible Effects of Insolvency or Bankruptcy of
  World Omni, the Transferor, Auto Lease Finance
  L.P. or Their General Partners, the Origination
  Trust or the
  Trust..........................................     11
  The Default of the Class A Cap Provider Under
  Class A Interest Rate Cap Could Result in
  Delayed or Reduced Payments to Noteholders.....     12


    SECTION                                         PAGE
    -------                                         ----
  The Failure to Pay Principal on the Notes
  Generally Will Not Result in an Event of
  Default........................................     12
  Computer Problems in the Year 2000 May Result
  in Delayed Payments and Losses on the Notes....     12
  The Withdrawal or Downgrading of the Notes'
  Initial Ratings Will Affect Their Prices on
  Resale.........................................     13
The Notes Are Not Suitable Investments for All
  Investors......................................     13
You May Find it Difficult to Pledge Your Notes...     13
You May Experience Delays in Receipt of
  Distributions..................................     13
THE TRUST........................................     14
  Formation and Assets of the Trust..............     14
  Additional Protection for Class A
  Noteholders....................................     14
THE ORIGINATION TRUST............................     15
  Formation of the Origination Trust.............     15
  The SUBI.......................................     15
  Limited Powers of Origination Trust............     16
  Allocation of Origination Trust
  Liabilities....................................     16
  ALF L.P. ......................................     17
  The Origination Trustee........................     17
  The Origination Trust Assets...................     17
  Contract Origination and Titling of Leased
  Vehicles.......................................     18
USE OF PROCEEDS..................................     18
THE TRANSFEROR...................................     18
WORLD OMNI.......................................     19
  General........................................     19
  Administrative and Legal Proceedings Involving
  World Omni.....................................     20
  Lease Contract Underwriting
  Procedures.....................................     20
  Required Insurance.............................     21
  Collection, Repossession and Disposition
  Procedures.....................................     22
  Year 2000 Matters..............................     22
  Delinquency, Repossession and Loss
  Data...........................................     23
THE CONTRACTS....................................     25
  Selection and Terms of the Contracts...........     25
  Characteristics of the Contracts...............     27
  Representations, Warranties and
  Covenants......................................     30

    SECTION                                         PAGE
    -------                                         ----
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS....     32
CLASS A NOTE FACTORS AND TRADING INFORMATION;
  REPORTS TO CLASS A NOTEHOLDERS.................     38
DESCRIPTION OF THE NOTES.........................     38
  The Indenture..................................     38
  Summary of the Terms of the Notes..............     38
  Transfer of the SUBI in Exchange for the
  Notes..........................................     40
  Reallocation Payments and Reallocation Deposit
  Amounts........................................     40
  Calculation and Allocation of Collections and
  Loss Amounts...................................     40
  Distributions to the Transferor................     43
  Determination of One-Month
  LIBOR..........................................     43
  Distributions on the Notes.....................     44
  The Accounts...................................     50
  Early Amortization Events......................     52
  Statements to Noteholders......................     53
  Termination of the Trust; Redemption of the
  Notes..........................................     55
  Book-Entry Registration........................     55
  Definitive Notes...............................     58
  The Indenture Trustee..........................     59
SECURITY FOR THE NOTES...........................     60
  Primary Security for the Notes.................     60
  The Reserve Fund...............................     60
  The Residual Value Insurance Policy............     63
  The Contingent and Excess Liability Insurance
  Policies.......................................     65
THE CLASS A INTEREST RATE CAP....................     65
ADDITIONAL DOCUMENT PROVISIONS...................     67
  Amendments.....................................     67
  The Indenture..................................     68
  The Agreement..................................     70


    SECTION                                         PAGE
    -------                                         ----
  The SUBI Trust Agreement.......................      71
  The Servicing Agreement........................      74
CERTAIN LEGAL ASPECTS OF THE ORIGINATION TRUST
AND THE SUBI.....................................      80
  The Origination Trust..........................      80
  Qualification of VT Inc. as Fiduciary..........      80
  The SUBI.......................................      81
  Insolvency Related Matters.....................      81
  Legal Proceedings..............................      82
CERTAIN LEGAL ASPECTS OF THE CONTRACTS AND THE
LEASED VEHICLES..................................      82
  Back-Up Security Interests.....................      82
  Vicarious Tort Liability.......................      83
  Repossession of Leased Vehicles................      84
  Deficiency Judgments...........................      84
  Consumer Protection Laws.......................      85
  Other Limitations..............................      86
MATERIAL INCOME TAX CONSIDERATIONS...............      86
  Federal Taxation...............................      86
  Florida Income Taxation........................      90
ERISA CONSIDERATIONS.............................      90
UNDERWRITING.....................................      91
NOTICE TO CANADIAN RESIDENTS.....................      92
  Resale Restrictions............................      92
  Representations of Purchasers..................      92
  Rights of Action and Enforcement...............      93
  Notice to British Columbia Residents...........      93
RATINGS OF THE CLASS A NOTES.....................      93
LEGAL MATTERS....................................      94
EXPERTS..........................................      94
INDEX OF CAPITALIZED TERMS.......................      95
GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES.........................      98
INDEX TO FINANCIAL STATEMENTS OF
AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE
COMPANY..........................................     F-1

                               PROSPECTUS SUMMARY

     This summary contains a brief description of the notes and other selected information from the prospectus. These brief descriptions are only intended to provide an overview to aid in your understanding and are qualified by the full descriptions in the prospectus. This summary does not contain all of the information that you need to consider in making an investment decision. To understand all of the terms of the offering, please carefully read the entire prospectus.

Trust:                  World Omni 1999-A Automobile Lease Securitization Trust

Transferor:             World Omni Lease Securitization L.P.

Servicer:               World Omni Financial Corp.

Indenture Trustee:      Harris Trust and Savings Bank

Owner Trustee:          Chase Manhattan Bank Delaware

Trust Assets:           1999-A special unit of beneficial interest in the
                        origination trust

Origination Trust:      World Omni LT

Origination Trust
Assets Allocated to
1999-A Special Unit
of Beneficial
Interest:               o The leases, which are closed-end retail automobile and
                          light duty truck leases originated by vehicle dealers
                          in World Omni Financial Corp.'s network of dealers

                        o The vehicles leased under the leases

                        o Payments made under insurance policies related to the
                          leases and leased vehicles

Class A Interest Rate
Cap Provider:           Credit Lyonnais New York Branch, trading under the
                        Credit Lyonnais Derivatives Program

Residual Value
Insurer:                American International Specialty Lines Insurance Company

Annual Servicing Fee:   1% of aggregate net investment value of leases, leased
                        vehicles and other origination trust assets allocated to
                        the 1999-A special unit of beneficial interest, plus
                        late fees, administrative fees and similar charges

                        TERMS OF THE FLOATING RATE NOTES

                           Class A-1 Notes       Class A-2 Notes         Class A-3 Notes         Class A-4 Notes
                          ------------------  ----------------------  ----------------------  ----------------------
Initial Principal         $330,000,000        $310,000,000            $249,000,000            $184,472,000
Amount:

Interest Rate:            one month           one month               one month               one month
                          LIBOR +      %      LIBOR +      %          LIBOR +      %          LIBOR +      %

Stated Maturity Date:     February 15, 2002   September 15, 2002      March 15, 2003          October 15, 2005

For each class of notes we are offering under this prospectus:

  o Interest will be calculated on the basis of the actual number of days elapsed and a 360-day year;

  o The trust will distribute interest and (during the amortization period) principal to noteholders on the fifteenth day of each month, or if that day is not a business day, then the next business day, beginning on September 15, 1999;

  o Unless there is an early amortization event, the amortization period will begin on September 1, 2000 and the trust will begin distributing principal to noteholders on October 16, 2000;

  o The trust will distribute available principal sequentially, first to the Class A-1 noteholders until their notes are paid in full, second to the Class A-2 noteholders until their notes are paid in full, third to the Class A-3 noteholders until their notes are paid in full, and fourth pro rata to the Class A-4 noteholders and the Class B noteholders (we are not offering the Class B Notes under this prospectus);

  o The notes will be in book-entry form, in minimum denominations of $1,000 and multiples thereof;

  o You may hold your notes through The Depository Trust Company, Cedelbank or the Euroclear System; and

  o It is a condition to issuance that the Class A Notes be rated Aaa by Moody's, AAA by Standard & Poor's and AAA by Fitch, although a rating agency may withdraw or lower its rating if warranted by future circumstances.

                                OVERVIEW DIAGRAM









                               [Chart Goes Here]

OVERVIEW OF THE TRANSACTION'S STRUCTURE

     Motor vehicle dealers in World Omni Financial Corp.'s network of dealers assign closed-end retail automobile and light duty truck leases to the origination trust. World Omni created the origination trust to avoid the administrative difficulty and expense of retitling leased vehicles when it securitizes automobile and light duty truck leases. The origination trust will issue the 1999-A special unit of beneficial interest, which will represent the beneficial interest in a specific portfolio of leases and leased vehicles. The trust will own the 1999-A special unit of beneficial interest, which will primarily support the payments on the notes. The trust and the noteholders will have no interest in any assets of the origination trust other than those allocated to the 1999-A special unit of beneficial interest. Please review the structural diagram on the previous page for more detail.

THE LEASES AND LEASED VEHICLES

     Net collections on the leases and leased vehicles will be the primary source of funds for payments on the notes. Each lease will have an original term of no more than 60 months and will be a finance lease for accounting purposes. The leased vehicles will be automobiles and light duty trucks, each of which is either new, a dealer demonstrator or a manufacturer's program vehicle (a vehicle that was sold directly by the manufacturer to a rental company and returned to the manufacturer for resale).

     As of March 31, 1999, the initial cutoff date for the creation of the 1999-A special unit of beneficial interest:

  o There were 49,883 initial leases;

  o The lease rate of the initial leases ranged from 3.00% to 12.98%, with a weighted average lease rate of 8.17%;

  o The aggregate of the original principal balances of the initial leases was $1,269,796,940;

  o The aggregate outstanding principal balance of the initial leases was $1,199,262,835;

  o The aggregate of the residual values of the initial leased vehicles was $819,048,502;

  o The initial leases had a weighted average original term of 39.96 months and a weighted average remaining term to scheduled maturity of 32.99 months; and

  o The aggregate net investment value of the initial leases, leased vehicles and other assets of the origination trust allocated to the 1999-A special unit of beneficial interest was $1,160,510,742 (after discounting to 9.70% any lease with a lesser lease rate, and excluding matured and charged off leases and matured leased vehicles that have not been sold for more than two months).

     The revolving period will extend until the amortization date (i.e., September 1, 2000, unless certain early amortization events occur). All principal collections made on the leases and leased vehicles during the revolving period, and all other funds that accrue during the revolving period and that otherwise would be available to make principal payments on the notes, will be reinvested in additional leases and leased vehicles.

CALCULATION AND ALLOCATION OF PRINCIPAL AND INTEREST COLLECTIONS

     Principal collections generally will be all collections allocable to the principal component of any lease, with the principal component of any lease with a lease rate of less than 9.70% discounted to that rate. The remaining collections generally will be interest collections.

     The servicer will allocate interest collections, principal collections (during the amortization period) and losses on the leases and leased vehicles between the notes and the transferor interest, based on the investor percentage and the transferor percentage. The investor percentage for losses and interest collections generally will be the outstanding principal balance of the notes divided by the aggregate net investment value, in each case as of the end of the preceding calendar month. The investor percentage for principal collections generally will be the outstanding principal balance of the notes divided by the aggregate net investment value, in each case as of the end of the revolving period. The transferor percentage will be 100% minus the relevant investor percentage.

THE CLASS A INTEREST RATE CAP

     Because the interest rates on the Class A notes will be floating and the lease rates on the leases will be fixed, the trust will enter into a Class A interest rate cap with Credit Lyonnais New York Branch, as cap provider, to mitigate the basis risk associated with an increase in the weighted average interest rates on the Class A notes above the weighted average lease rates under the leases. If one-month LIBOR for any distribution date exceeds the cap rate
(i.e.,      %), then the cap provider
will be required to pay to the trust an amount equal to:

  o One-month LIBOR for the distribution date minus the cap rate; multiplied by

  o The notional amount (i.e., the outstanding principal balance of the Class A notes after the distributions on the previous distribution date); multiplied by

  o A fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to the current distribution date and the denominator of which is 360.

Any receipts on the Class A interest rate cap will be the first source for interest payments on the Class A notes.

CREDIT ENHANCEMENT

     The following credit enhancement will be available for payments on the Class A notes if the net collections on the leases and leased vehicles and receipts on the Class A interest rate cap are insufficient to pay amounts due to the noteholders:

  o Subordination of the transferor interest (i.e., amounts that otherwise would be payable to the transferor);

  o Payments under the residual value insurance policy;

  o Amounts withdrawn from the reserve fund; and

  o Subordination of the Class B notes (i.e., principal collections that otherwise would be distributed to the Class B noteholders).

     The transferor interest will be the undivided equity interest in the trust, and generally will represent the right to receive the transferor percentage of interest collections (net of the transferor percentage of the servicing fee, certain administrative expenses and certain insurance premiums) and, during the amortization period, the transferor percentage of principal collections.

     American International Specialty Lines Insurance Company will issue the residual value insurance policy. The maximum amount available under the residual value insurance policy to make payments to noteholders on any distribution date will be the investor percentage of losses on the disposition of matured leased vehicles and under World Omni's pro-active lease termination programs for the preceding month. The aggregate maximum amount payable under the residual value insurance policy will not exceed twenty percent of the aggregate insured residual values of all leased vehicles.

     The reserve fund will be an account maintained by the indenture trustee, created with an initial deposit of $11,605,107.42. In general, it will be supplemented on each distribution date by certain deposits out of the investor percentage of interest collections until the deposited amount equals a reserve fund requirement calculated under a specified formula. Absent certain triggering events, the reserve fund requirement generally will be the lesser of $11,605,107.42 (i.e., 1.0% of the initial aggregate net investment value) and the note balance.


     In addition to the Class A notes, the trust will issue $60,927,000 in initial outstanding principal amount of Class B notes. We are not offering the Class B notes under this prospectus. The Class B Notes initially will be held by an affiliate of the Transferor.


CALCULATION AND DISTRIBUTIONS OF INTEREST

     The interest rate on each class of Class A notes will be a floating interest rate based on one-month LIBOR, or the London interbank offered quotations for one-month United States dollar deposits. The trust generally will pay interest on each class of notes on each distribution date from and including the previous month's distribution date through but excluding the current distribution date. The trust will pay interest on the basis of the actual number of days elapsed and a 360-day year.

     Any receipts on the Class A interest rate cap will be the first source for interest payments on the Class A notes. The investor percentage of interest collections also will be available for the trust to make interest and related payments. The other sources of credit enhancement described above will be available for the trust to make interest and related payments if the receipts on the Class A interest rate cap and the investor percentage of interest collections are insufficient.

     The payments to be made from these sources will include interest on the notes, administrative expenses, deposits to the reserve fund, the servicing fee, and certain losses incurred on the leases and leased vehicles. Interest on the Class A notes will be senior in priority to all other required payments other than certain administrative expenses incurred in an event of default. For a further description of the payments to be made from these sources and their relative priorities, see 'Description of the Notes--Distributions on the Notes--Distributions of Interest'.

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     On each distribution date during the revolving period after all of the foregoing payments, the trust will pay any remaining funds from these sources to the transferor. On each distribution date during the amortization period after all of the foregoing payments, the trustee first will pay to the noteholders out of any remaining funds from these sources an accelerated principal distribution equal to one-twelfth of 0.25% of the then-aggregate net investment value. The trust then will pay any remainder to the transferor.

DISTRIBUTIONS OF PRINCIPAL

     Unless there is an early amortization event, the trust will not distribute any principal on the Notes until the October 2000 distribution date. Unless there is an early amortization event, this will correspond to the last calendar month in the revolving period.

     The October 2000 distribution date will (again, unless there is an early amortization event) correspond to the first calendar month in the amortization period. Beginning on this distribution date, the trust generally will distribute the investor percentage of principal collections for the preceding calendar month sequentially to each of the Class A-1, A-2 and A-3 noteholders until their notes have been paid in full. Thereafter, the trust will distribute those principal collections to the Class A-4 and Class B noteholders pro rata in accordance with their respective class percentages. The Class A and B percentages will be the outstanding principal balance of each of such class as a percentage of the outstanding principal balance of all notes, immediately after the Class A-3 notes have been paid in full.

ALLOCATION OF LOSSES

     There may be losses on the leases and leased vehicles due to default, early termination, or if the proceeds from the disposition of a leased vehicle under a matured lease are less than its residual value. If on any distribution date there are insufficient funds to pay the noteholders the investor percentage of current losses on the leases and leased vehicles, the outstanding principal balance of the notes will be written down, beginning with the Class B notes. After the principal balance of the Class B notes has been reduced to zero, the outstanding principal balance of the Class A notes will be written down pro rata.

OPTIONAL REDEMPTION

     The trust will redeem the notes if the tranferor exercises its option to purchase the assets of the trust. The transferor will have this option on any distribution date if, either before or after payments on that date, the aggregate outstanding principal amount of all notes is less than ten percent of the initial aggregate outstanding principal amount of all notes.

SERVICER ADVANCES

     The servicer will make an advance equal to the monthly lease payments due, but not received, during each calendar month for leases that are 31 days or more past due. The servicer also may (but will not be required to) make an advance for leases that are past due for a shorter period. The Servicer will not be required to make any advance if it believes it may not ultimately be recoverable.

TAX STATUS

     Special federal income tax counsel to the transferor is of the opinion that the Class A notes will be characterized as indebtedness for federal income tax purposes. Each Class A noteholder and beneficial owner will agree to treat the Class A notes as indebtedness for federal, state and local income tax purposes. We advise you to consult with your own tax advisors. For further information regarding material federal income tax considerations with respect to the Class A notes, see 'Material Income Tax Considerations--Federal Taxation'.

ERISA CONSIDERATIONS

     In general, notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and Keough plans. However, an employee benefit plan should consult its counsel before purchasing any Class A notes, and the plan fiduciary and the plan's legal advisors should consider the matters discussed in this prospectus. For details, see 'ERISA Considerations'.

MAILING ADDRESS AND TELEPHONE NUMBER

     World Omni Lease Securitization L.P.'s mailing address is 6150 Omni Park Drive, Mobile, AL 36609, and its telephone number is (334) 639-7500.

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                                  RISK FACTORS

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YOU MAY HAVE DIFFICULTY SELLING YOUR
NOTES.                                The notes will not be listed on any securities exchange. As a result, if you want to sell your notes you must locate a purchaser that is willing to purchase those notes. Currently, there is no secondary market for the notes. We cannot assure you that a secondary market will develop. The underwriters intend to make a secondary market for the notes, by offering to buy the notes from investors who wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. You may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive upon any sale of your notes.

YOU MAY SUFFER LOSSES ON YOUR
INVESTMENT RESULTING FROM LOSSES ON
THE LEASES AND LEASED VEHICLES.       There may be losses on the leases and leased vehicles due to default, early termination, or if the proceeds from the disposition of a leased vehicle under a matured lease are less than its residual value. World Omni's dealer agreements generally do not provide for recourse to dealers for losses on leases they originated. The servicer will allocate to each class of Class A notes a portion of the losses on the leases and leased vehicles accruing during any calendar month. On the related distribution date, the trust will use any funds that remain from the investor percentage of interest collections and available credit enhancement, after interest payments to the noteholders and certain other required payments, to pay the investor percentage of those losses to the Class A noteholders (or, during the revolving period, to reinvest in additional leases and leased vehicles).
                                      The trust will pay those losses to the Class A noteholders sequentially, beginning with the Class A-1 noteholders, if the outstanding principal balance of the Class B notes is positive, and pro rata if it has been reduced to zero. If the investor percentage of the previous month's losses exceeds the funds available for payment (or reinvestment) after the other required distributions, the outstanding principal balance of the notes will be written down, beginning with the Class B notes. After the principal balance of the Class B notes has been reduced to zero, the outstanding principal balance of the Class A notes will be written down pro rata. In this event, you may suffer a loss on your investment.

                                      The severity of losses experienced by the trust in connection with the disposition of leased vehicles will be affected by:

                                      o  The frequency of early terminations under World Omni's pro-active lease termination programs, and the nature of those programs;

                                      o  The supply of vehicles similar to the leased vehicles being disposed of;

                                      o  The new and used car market demand for vehicles similar to the leased vehicles being disposed of; and
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                                      o  The economic and geographic conditions generally at the time of disposition of a leased vehicle.

YOU MAY BE REQUIRED TO REINVEST YOUR
PRINCIPAL IN AMOUNTS AND AT TIMES
DIFFERENT THAN YOU EXPECT.            THE AMORTIZATION PERIOD MAY BEGIN EARLY IF PREPAYMENTS ON THE LEASES ARE
                                      TOO HIGH OR THE ORIGINATION TRUST CANNOT ORIGINATE ENOUGH QUALIFIED LEASES.

                                      During the revolving period, there may not be enough available leases and leased vehicles to allow for full reinvestment of principal collections and losses that otherwise would be distributable to noteholders during the amortization period, either because principal collections or losses are greater than expected or because World Omni's dealers have not generated enough eligible leases and leased vehicles. Either of these circumstances could result in an early amortization event, in which case the amortization period would begin before September 1, 2000 and the trust would begin paying principal to noteholders before the October 2000 distribution date.

                                      The retail automobile and light duty truck leasing business in the United
                                      States may be affected by a variety of social, economic and geographic factors, including economic factors such as interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions. However, we cannot predict these factors, how they will affect the leasing industry generally, or whether prepayments and losses on the leases and leased vehicles and the dealers' ability to originate qualified leases will follow industry trends. Therefore, you will bear the risk that you will have to reinvest the principal on your notes earlier than expected, at an interest rate less than the rate on the Class A notes.

                                      THE TIMING AND AMOUNTS OF PAYMENTS AND LOSSES ON THE LEASES AND LEASED
                                      VEHICLES MAY AFFECT THE TIMING AND AMOUNTS OF PAYMENTS ON THE NOTES.

                                      During the amortization period, the trust generally will distribute payments on the leases and leased vehicles, and payments in respect of losses, to noteholders as they are received. We cannot predict with any certainty the rate or timing of principal payments or losses on the leases or leased vehicles, or the rate or timing of principal payments on the notes or their yield to maturity. You will bear the risk that the timing and amount of distributions on the notes will prevent you from attaining your desired yield.

                                      If there are excess collections on any distribution date relating to the amortization period, the trust will distribute the accelerated principal distribution amount as principal to the noteholders. The trust also may pay principal on the notes faster if World Omni makes reallocation payments to the origination trust in return for leases and leased vehicles that did not meet the relevant eligibility criteria, or if World Omni breaches certain servicing obligations. The transferor may purchase all of the trust's assets when the outstanding principal balance of the notes is less than ten percent of their initial balance, which would trigger a redemption and prepayment of the notes. In all of these circumstances, you will bear the risk that you will have to reinvest the principal on
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
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                                      your notes earlier than expected, at an interest rate less than the rate on the Class A notes.

                                      EARLY TERMINATIONS OF LEASES MAY RESULT IN EARLIER PAYMENT OF THE NOTES.

                                      Early termination of a lease may be due to voluntary prepayment as permitted under the lease, voluntary prepayment under World Omni's pro-active lease termination programs, or repossession of the leased vehicle after the lessee's default. Any early termination may result in earlier principal payments. Early termination due to default or voluntary prepayment under World Omni's pro-active lease termination programs may result in losses. World Omni estimates that over calendar years 1996, 1997 and 1998, an average of approximately 70% of the retail automobile and light duty truck leases in its overall portfolio terminated prior to maturity. We cannot predict whether the prepayment or default rates for leases allocated to the 1999-A special unit of beneficial interest will bear any relationship to World Omni's historical rates.

                                      Earlier principal payments on the leases, and payments to noteholders of losses, will result in earlier payment of the notes. Again, you will bear the risk that you will have to reinvest the principal on your notes earlier than expected, at an interest rate less than the rate on the Class A notes.

RISKS ASSOCIATED WITH SEQUENTIAL
PAYMENT OF PRINCIPAL ON THE NOTES.    In general, the trust will distribute the investor percentage of principal collections (and to the extent funds are available to do so, current losses on the leases and leased vehicles) sequentially to the Class A-1, A-2 and
                                      A-3 noteholders until each class has been paid in full, and only then will it distribute principal collections and (to the extent funds are available to do so) current losses pro rata to the Class A-4 and Class B noteholders.
                                      Therefore, you should not expect to receive any principal payments on your notes until every lower-numbered class of Class A noteholders has been paid in full.

                                      If there are not enough funds to pay the investor percentage of all current losses to the noteholders, the trust will first write down the principal balance of the Class B notes to reflect unpaid current losses until their outstanding principal balance has been reduced to zero, and then will write down the principal balances of the Class A notes pro rata. Therefore, the
                                      Class A-2 notes may be allocated more losses than the Class A-1 notes, the
                                      Class A-3 notes may be allocated more losses than the Class A-1 or A-2 notes, and the Class A-4 notes may be allocated more losses than the Class
                                      A-1, A-2 or A-3 notes, in each case as a relative percentage of their initial outstanding principal balances. Primarily, this is because of the sequential payment of principal to the Class A noteholders, and because the trust will allocate losses among the Class A notes based on the ratio of their then-current principal balances. This ratio will increase as the outstanding principal balance of each class senior in priority of payment decreases during the amortization period.
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THE GEOGRAPHIC CONCENTRATION OF
LEASES COULD RESULT IN GREATER
LOSSES ON THE NOTES.                  Economic conditions (including factors such as unemployment, interest and inflation rates, and consumer perceptions of the economy) in the states where lessees reside may affect the delinquency, loss and prepayment experience on the leases and leased vehicles. The largest percentage of the initial pool of leases was (and we expect the largest percentage of subsequently allocated leases will be) originated in the five-state area of
                                      Florida, Georgia, Alabama, North Carolina and South Carolina. Less than 8%
                                      of the total number of the initial pool of leases was originated in any one state other than this five-state area. Therefore, we expect that the lessees will be concentrated in that five-state area, and that adverse economic conditions in that area may have a disproportionate impact on the performance of the leases and leased vehicles. This could delay the timing of receipt of principal and interest payments, or result in greater losses, on the notes.

POSSIBLE EFFECTS OF CONSUMER
PROTECTION LAWS.                      Numerous federal and state consumer protection laws impose requirements on retail lease contracts such as the leases. If the origination trust fails to comply with these requirements, it may be subject to liabilities, and its claims against lessees may be subject to set-off. Many states, including the states where the leases are concentrated, have adopted lemon laws that give lessees of substandard vehicles certain rights. A lessee's remedies may include, among other things, the right to terminate its lease and the right to a refund of previous lease payments. World Omni will represent that each lease complies with all requirements of law in all material respects. It will be required to pay for the reallocation of any lease that breaches this representation, if the breach has certain material adverse effects and is not timely cured. However, if the violation does not trigger a reallocation payment, or if World Omni does not make the payment, you may suffer losses on your notes.

POSSIBLE LIENS TO SATISFY ERISA
LIABILITIES.                          The assets of the origination trust, including those allocated to the
                                      1999-A special unit of beneficial interest, could become subject to liens in favor of the Pension Benefit Guaranty Corporation to satisfy unpaid
                                      ERISA obligations of any member of an 'affiliated group' that includes
                                      World Omni. Such a lien would have priority over the interest of the noteholders in the leased vehicles, in which the indenture trustee will not have a perfected security interest. We believe that the likelihood of any such liability being asserted or successfully pursued is remote, because
                                      World Omni's affiliated group maintains only one plan (which is not a multi-employer or multiple employer plan) that would subject it to a lien if the plan were to terminate with insufficient assets to pay its liabilities. Further, that plan historically has had assets that significantly exceeded its liabilities. However, if these conditions do not continue in the future, it could lead to losses on the notes. The rating agencies may downgrade the Class A notes in the event of any unfunded ERISA liability of any member of World Omni's affiliated group.
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                                       10
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POSSIBLE LIABILITY AS A RESULT OF
LESSEES' OPERATION OF LEASED
VEHICLES.                             State laws differ as to whether someone injured in an accident involving a leased vehicle may sue the vehicle's owner merely because it owns the vehicle. Where state law permits such actions, as it does in New York against titling trusts like the origination trust, the origination trust and its assets could be subject to liability. The laws of many other states
                                      (including the five-state area) either do not permit such suits or recognize such actions, or the lessor's liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain. However, third parties might sue the origination trust, as owner of the leased vehicles, based on other legal theories, such as a product defect or improper vehicle preparation prior to the origination of the related lease contract.

                                      If there are any such claims, all insurance coverage is exhausted and damages are assessed against the origination trust, the claimants could impose claims against the origination trust's assets. If any such claims are imposed against any of the leases or leased vehicles or, in certain limited circumstances, other origination trust assets not allocated to the
                                      1999-A special unit of beneficial interest, you could incur a loss on your investment.

POSSIBLE EFFECTS OF INSOLVENCY OR
BANKRUPTCY OF WORLD OMNI, THE
TRANSFEROR, AUTO LEASE FINANCE L.P.
OR THEIR GENERAL PARTNERS, THE
ORIGINATION TRUST OR THE TRUST.       We have structured the transactions described in this prospectus in an effort to ensure that:

                                      o  None of the transferor, Auto Lease Finance L.P. or their general partners, the origination trust or the trust will be the subject of a bankruptcy or state insolvency proceeding;

                                      o  The bankruptcy or insolvency of World Omni would not result in the consolidation of the assets and liabilities of any of those entities with those of World Omni; and

                                      o  The transfer of the 1999-A special unit of beneficial interest from the transferor to the trust is either a true sale or the grant of a perfected security interest.

                                      However, if these efforts are unsuccessful, you could experience delays in payments due on your notes, or may suffer losses on your notes.

                                      Payments that are made by World Omni to the transferor, Auto Lease Finance
                                      L.P, either of their general partners, the origination trust or the trust may be recoverable as a preferential transfer if made within one year before a World Omni bankruptcy filing. The insolvency of World Omni also could result in its replacement as servicer, which could temporarily interrupt payments on the notes.

                                      If, despite the built-in structural protections, certain bankruptcy or insolvency-related events were to occur as to the transferor, this would be an early amortization event. The amortization period would begin before
                                      September 1, 2000, and the trust would begin to distribute principal to noteholders before the October 2000 distribution date. As
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                                      with any early amortization event, you will bear the risk that you will have to reinvest the principal on your notes earlier than expected, at an interest rate less than the rate on the Class A notes.

                                      We have registered the origination trust under certain states' business trust laws. This means that it may be subject to bankruptcy or state insolvency laws. If, despite the built-in structural protections, the origination trust becomes bankrupt or insolvent, then claims against its assets could have priority over the beneficial interest in those assets represented by the 1999-A special unit of beneficial interest and you may suffer a loss on your notes.

THE DEFAULT OF THE CLASS A CAP
PROVIDER UNDER CLASS A INTEREST RATE
CAP COULD RESULT IN DELAYED OR
REDUCED PAYMENTS TO NOTEHOLDERS.      If a payment is due to the trust under the Class A interest rate cap, a default by the cap provider may affect the trust's ability to make interest payments on the Class A notes, and you may incur a loss on your notes.

                                      An early amortization event will result if the cap provider fails to make a required payment within five calendar days, if certain ratings relating to the cap provider's program are downgraded or if certain other specified events occur, and an acceptable replacement cap or other arrangement is not timely implemented. The amortization period would begin before September 1, 2000, and the trust would begin to distribute principal to noteholders before the October 2000 distribution date. As with any early amortization event, you will bear the risk that you will have to reinvest the principal on your notes earlier than expected, at an interest rate less than the rate on the Class A notes.

THE FAILURE TO PAY PRINCIPAL ON THE
NOTES GENERALLY WILL NOT RESULT IN
AN EVENT OF DEFAULT.                  The amounts of required principal payments to noteholders generally will be limited to the funds available from collections on leases and leased vehicles and credit enhancement. Therefore, the failure to pay principal on the notes generally will not result in an event of default under the indenture, and noteholders may not be able to enforce any remedies for nonpayment, until the stated maturity date.

COMPUTER PROBLEMS IN THE YEAR 2000
MAY RESULT IN DELAYED PAYMENTS AND
LOSSES ON THE NOTES.                  Many computer programs were written using two digits to identify a year.
                                      These programs cannot differentiate between the years 2000 and 1900, and therefore may generate erroneous data or cause interruptions in system processing during the transition from years 1999 to 2000. If World Omni does not attain year 2000 compliance for its significant information technology systems by the year 2000, World Omni believes that it would be unable to sustain its current level of performance and customer service.
                                      World Omni has undertaken a comprehensive program to coordinate its compliance efforts. We do not anticipate that year 2000 issues on World
                                      Omni's part will have a material adverse effect on the trust or the origination trust, the assets of the origination trust (including the leases and leased vehicles), or the servicing of those
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                                       12
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                                      assets. However, to the extent that World Omni's systems have year 2000 problems, the amount and timing of distributions to noteholders could be adversely affected.

THE WITHDRAWAL OR DOWNGRADING OF THE
NOTES' INITIAL RATINGS WILL AFFECT
THEIR PRICES ON RESALE.               A security rating is not a recommendation to buy, sell or hold securities.
                                      Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating is likely to affect the price that a subsequent purchaser will be willing to pay for the notes.

THE NOTES ARE NOT SUITABLE
INVESTMENTS FOR ALL INVESTORS.        The notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

YOU MAY FIND IT DIFFICULT TO PLEDGE
YOUR NOTES.                           Since transactions in the notes can be effected only through The Depository
                                      Trust Company, Cedelbank or Euroclear, their participants and indirect participants, the ability of the owner of a note to pledge a note to persons or entities that do not participate in The Depository Trust
                                      Company, Cedelbank or Euroclear systems, or otherwise to take actions in respect of such notes, may be limited due to lack of a physical certificate representing such notes.

YOU MAY EXPERIENCE DELAYS IN RECEIPT
OF DISTRIBUTIONS.                     Owners of notes may experience some delay in their receipt of distributions of interest and principal on the notes since such distributions will be forwarded by the trustee to The Depository Trust Company. The Depository
                                      Trust Company will credit these distributions to the accounts of its participants, which will thereafter credit them to the accounts of note owners, either directly or indirectly through indirect participants.
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                                   THE TRUST

FORMATION AND ASSETS OF THE TRUST

     The Transferor will create the World Omni 1999-A Automobile Lease Securitization Trust (THE 'TRUST') pursuant to a Securitization Trust Agreement dated as of August 1, 1999 (THE 'AGREEMENT') among the Transferor, Chase Manhattan Bank Delaware, as owner trustee (THE 'OWNER TRUSTEE') and the Indenture Trustee. Under the Agreement, the Transferor will transfer the SUBI, represented by the SUBI Certificate, to the Trust in exchange for the Notes and a certificate evidencing the undivided equity interest in the Trust (THE 'TRANSFEROR INTEREST'). (Agreement, Section 2.02).

     The most important property of the Trust will be the SUBI, which will evidence the entire beneficial interest in certain specified Origination Trust Assets (i.e., the SUBI Assets). For a description of the SUBI, see 'The Origination Trust--The SUBI'. In addition to the SUBI, the property of the Trust will primarily include:

    (1)   Class A Cap Receipts;

    (2) Amounts in the Distribution Account and the Reserve Fund and investments of those amounts;

    (3) The Owner Trustee's and the Trust's rights as a third-party beneficiary to the Servicing Agreement and the SUBI Trust Agreement; and

    (4) A beneficial interest in amounts in the SUBI Collection Account and investments of those amounts.

ADDITIONAL PROTECTION FOR CLASS A NOTEHOLDERS

     The following will provide extra protection to the Class A Noteholders:

    (1) The Investor Percentage of Interest Collections that otherwise would be used to make payments subordinate to those due to the Class A Noteholders, including interest payments to the Class B Noteholders;

    (2) Credit enhancement in the form of amounts otherwise payable to the Transferor in respect of the Transferor Interest;

    (3) So long as World Omni is the Servicer, subordination of payment of the Investor Percentage of the Servicing Fee;

    (4) Credit enhancement in the form of Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy;

    (5) Credit enhancement in the form of available amounts in the Reserve Fund; and

    (6) In the case of the Class A-4 Notes, credit enhancement in the form of principal amounts otherwise payable to the Class B Noteholders.

If these sources of funds are insufficient, the Class A Noteholders ultimately will depend upon payments made on or in respect of the Contracts and Leased Vehicles (including payments under related insurance policies, payments by Dealers under their limited repurchase obligations, and Reallocation Payments by World Omni) for distributions on the SUBI and, in turn, distributions on the Class A Notes. In this event, a variety of factors (including the Trust's lack of a direct ownership interest in the Contracts and Leased Vehicles and its lack of a perfected security interest in the Leased Vehicles) may limit the amounts realized under the Contracts and Leased Vehicles to less than the amounts due from the related lessees. Therefore, you may suffer delays in payment and losses on your investment as a result of lessee defaults or delinquencies or because of greater than expected depreciation of the Leased Vehicles. See 'The Origination Trust--Allocation of Origination Trust Liabilities', 'Security for the Notes--The Reserve Fund', 'Additional Document Provisions--The Servicing Agreement--Insurance on Leased Vehicles', 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI' and 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Back Up Security Interests' for related discussions.

     Neither the Trust nor the Class A Noteholders will have any interest in the UTI, any Other SUBI or any Origination Trust Assets evidenced by the UTI or any Other SUBI. Payments made on or in respect of the Origination Trust Assets not represented by the SUBI will not be available to make payments on the Class A Notes. For further information regarding the Origination Trust and its assets, see 'The Origination Trust'.

                             THE ORIGINATION TRUST

FORMATION OF THE ORIGINATION TRUST

     ALF L.P. created World Omni LT, an Alabama trust (THE 'ORIGINATION TRUST') pursuant to a Second Amended and Restated Trust Agreement (THE 'ORIGINATION TRUST AGREEMENT') among ALF L.P., as grantor and initial beneficiary, the Origination Trustee and U.S. Bank, National Association ('U.S. BANK'), as trust agent (IN THAT CAPACITY, THE 'TRUST AGENT'). The primary business purpose of the Origination Trust is to take assignments of, and serve as record holder of title to, substantially all of the fixed rate retail closed-end lease contracts and the related leased vehicles originated through Dealers in World Omni's network since November 1993. For further information regarding the Origination Trust, see 'Additional Document Provisions--The SUBI Trust Agreement' and 'Certain Legal Aspects of the Origination Trust and the SUBI'.

THE SUBI

     The Origination Trust will issue the 1999-A Special Unit of Beneficial Interest (THE 'SUBI') pursuant to a Supplement 1999-A to the Origination Trust Agreement (THE 'SUBI SUPPLEMENT', AND TOGETHER WITH THE ORIGINATION TRUST AGREEMENT AS SO SUPPLEMENTED, THE 'SUBI TRUST AGREEMENT'). The SUBI will evidence a beneficial interest in certain specified Origination Trust Assets (THE 'SUBI ASSETS') consisting of:

    (1) The Contracts, the Leased Vehicles and all proceeds or payments received or due on or after the related Cutoff Date;

    (2) The SUBI Collection Account (which, together with the money on deposit in it, will be pledged to the Indenture Trustee for the benefit of the Noteholders);

    (3) The right to receive payments made to World Omni, the Origination Trust or the Origination Trustee under any insurance policy relating to the Contracts, the related lessees or the Leased Vehicles, including Insured Residual Value Loss Amounts payable under the Residual Value Insurance Policy;

    (4) The right to receive the proceeds of any Dealer repurchase obligations in respect of the Contracts or Leased Vehicles;

    (5) All other Origination Trust Assets related to the Contracts and Leased Vehicles; and

    (6)   All proceeds of the foregoing.

(SUBI Trust Agreement, Sections 4.02, 11.01 and 11.02).

     During the Revolving Period, the Origination Trustee will reinvest Principal Collections and an amount equal to Loss Amounts that otherwise would be distributed to the Noteholders in Subsequent Contracts and Subsequent Leased Vehicles, which will become SUBI Assets at that time. The SUBI will not represent a direct interest in the SUBI Assets, nor will it represent an interest in any Origination Trust Assets other than the SUBI Assets. Payments made on or in respect of such other Origination Trust Assets will not be available to make payments on the Notes or to cover expenses of the Origination Trust allocable to the SUBI Assets.

     Pursuant to the SUBI Trust Agreement, the Origination Trustee will issue a certificate (THE 'SUBI CERTIFICATE'), which will evidence the SUBI and the entire beneficial interest in the SUBI Assets, to the Transferor on the Closing Date. Immediately afterwards, the Transferor will transfer the SUBI Certificate to the Trust pursuant to the Agreement, and the Trust will pledge the SUBI Certificate to the Indenture Trustee pursuant to the Indenture.

LIMITED POWERS OF ORIGINATION TRUST

     In general, as required by the Origination Trust Agreement, the Origination Trust has not and will not:

    (1) Issue interests or securities other than the SUBI, the SUBI Certificate, other special units of beneficial interest ('OTHER SUBIS') representing divided interests in other portfolios of Origination Trust Assets ('OTHER SUBI ASSETS') and certificates representing Other SUBIs or portions thereof ('OTHER SUBI CERTIFICATES'), the Undivided Trust Interest (THE 'UTI'), representing a divided interest in the Origination Trust Assets not allocated as SUBI Assets or Other SUBI Assets (THE 'UTI ASSETS') and one or more certificates representing the UTI or portions thereof ('UTI CERTIFICATES');

    (2) Borrow money (except from World Omni) in connection with funds used to acquire lease contracts and the related leased vehicles;

    (3)   Make loans;

    (4) Invest in or underwrite securities, other than Permitted Investments or as otherwise permitted by the Origination Trust Agreement or the SUBI Trust Agreement;

    (5) Offer securities in exchange for property (other than the SUBI Certificate, the Other SUBI Certificates and the UTI Certificates); or

    (6) Repurchase or otherwise reacquire its securities except in connection with financing or refinancing the acquisition of lease contracts and the related leased vehicles or as otherwise permitted by each such financing or refinancing.

(SUBI Trust Agreement, Section 5.01). The Origination Trust may not acquire lease contracts other than through Dealers in World Omni's network, unless they were (in World Omni's reasonable judgment) originated generally in accordance with World Omni's then-current lease contract underwriting standards. (SUBI Trust Agreement, Section 2.01).

     For additional information regarding permitted and required activities of the Origination Trust, see 'Additional Document Provisions--The SUBI Trust Agreement'.

ALLOCATION OF ORIGINATION TRUST LIABILITIES

     The Origination Trust Assets are comprised of several portfolios of assets other than the SUBI Assets, including eight portfolios of Other SUBI Assets and the remaining portfolio of UTI Assets. ALF L.P. has pledged (and may in the future pledge) the UTI as security for obligations to third-party lenders, and has created and sold and may in the future create and sell or pledge Other SUBIs in connection with other financings. The Origination Trust Agreement will permit the Origination Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally, and to which the SUBI Assets may become subject. As among the beneficiaries of the Origination Trust and their pledgees, the Origination Trust Agreement provides that an Origination Trust liability relating to a particular Origination Trust Asset will be allocated to and charged against the portfolio of Origination Trust Assets to which that asset belongs. All portfolios of Origination Trust Assets will bear pro rata those Origination Trust liabilities that relate to the Origination Trust Assets generally. The Origination Trustee, the beneficiaries of the Origination Trust (including the Trust) and their pledgees (including the Indenture Trustee) will be bound by this allocation. In particular, the Origination Trust Agreement requires the holders of Other SUBI Certificates and UTI Certificates to waive any claim that they might otherwise have with respect to the SUBI Assets and to fully subordinate any claims to the SUBI Assets if this waiver is effective. Similarly, by virtue of holding Notes or a beneficial interest in the Notes, Noteholders and Note Owners will be deemed to waive any claim that they might otherwise have with respect to Other SUBI Assets and the UTI Assets.

     For further information regarding these matters, see 'Additional Document Provisions--The SUBI Trust Agreement--Creation of Beneficial Interests and Allocation of Rights and Liabilities' and 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI'.

ALF L.P.


     Auto Lease Finance L.P., a Delaware limited partnership ('ALF L.P.'), was formed solely for the purpose of being grantor and initial beneficiary of the Origination Trust, holding the UTI and the UTI Certificates, acquiring interests in the SUBI and the Other SUBIs and engaging in related transactions. The sole general partner of ALF LP is Auto Lease Finance LLC, a Delaware limited liability company ('ALF LLC') and a wholly owned, special purpose finance subsidiary of World Omni. ALF LLC was organized in September 1998 (as successor by merger to Auto Lease Finance, Inc.), solely for the purpose of acting as the successor general partner of ALF L.P. and engaging directly in activities permitted to ALF L.P. ALF L.P.'s limited partnership agreement and ALF LLC's limited liability company agreement limit their activities to these purposes and to any activities incidental to and necessary for these purposes. ALF LLC generally may not transfer its general partnership interest in ALF L.P. so long as any financings involving interests in the Origination Trust (including the Notes) are outstanding. World Omni is the sole member of ALF LLC and the sole limited partner of ALF L.P. The principal office of ALF L.P. is located at 6150 Omni Park Drive, Mobile, Alabama and its telephone number is (334) 639-7500.


THE ORIGINATION TRUSTEE

     VT Inc., an Alabama corporation (THE 'ORIGINATION TRUSTEE'), is a wholly owned, special purpose subsidiary of U.S. Bank that was organized in 1993 solely for the purpose of acting as Origination Trustee. U.S. Bank, as Trust Agent, serves as agent for the Origination Trustee to perform certain functions of the Origination Trustee pursuant to the Origination Trust Agreement. (Origination Trust Agreement, Section 5.03). The Origination Trust Agreement provides that if U.S. Bank no longer can be the Trust Agent, the designee of ALF L.P. (which may not be ALF L.P. or any of its affiliates) will have the option to purchase the stock of the Origination Trustee for a nominal amount. If ALF L.P.'s designee does not exercise this option timely, then the Origination Trustee will appoint a new trust agent, and that new trust agent (or its designee) will next have the option to purchase the stock of the Origination Trustee. If the new trust agent or its designee does not exercise this option timely, U.S. Bank may sell the stock of the Origination Trustee to another party. (Origination Trust Agreement, Section 6.10).

THE ORIGINATION TRUST ASSETS

     The assets of the Origination Trust (THE 'ORIGINATION TRUST ASSETS') will consist of:

    (1) Fixed rate retail closed-end lease contracts originated throughout the United States and assigned to the Origination Trust by World Omni or Dealers since November 1993, and all money due from lessees under those contracts;

    (2) The automobiles and light duty trucks leased under those lease contracts, and their proceeds;

    (3) All of World Omni's rights (but not its obligations) with respect to those lease contracts and leased vehicles, including the right to receive proceeds of any Dealer repurchase obligations;

    (4) The rights to proceeds from residual value, physical damage, credit life, disability and any other insurance policies covering those lease contracts or leased vehicles or the related lessees, including the Contingent and Excess Liability Insurance Policies, the Residual Value Insurance Policy and other residual value insurance policies on any Other SUBI Assets or UTI Assets;

    (5)   All security deposits due to the lessor under those lease contracts;
          and

    (6)   All proceeds of the foregoing.

(Origination Trust Agreement, Section 2.01).

     World Omni services the Origination Trust Assets generally pursuant to a Second Amended and Restated Servicing Agreement, as amended, between the Origination Trustee, on behalf of the Origination Trust, and World Omni (IN THAT CAPACITY, THE 'SERVICER'), and will service the SUBI Assets particularly pursuant to that agreement as supplemented by a Supplement 1999-A to Servicing Agreement (COLLECTIVELY,

THE 'SERVICING AGREEMENT'). For further information regarding the servicing of the Origination Trust Assets, see 'Additional Document Provisions--The Servicing Agreement'.

CONTRACT ORIGINATION AND TITLING OF LEASED VEHICLES

     The Origination Trustee, on behalf of the Origination Trust, will be listed as the owner of each leased vehicle on its certificate of title. Liens will not be placed on certificates of title, nor will new certificates of title be issued, to reflect the interests of the Owner Trustee (as holder of the SUBI Certificate) or the Indenture Trustee (as pledgee of the SUBI Certificate) in the Leased Vehicles. The certificates of title to the Leased Vehicles will, however, reflect a first lien (THE 'ADMINISTRATIVE LIEN') in favor of Bank of America Trust Company of Florida, N.A. or AL Holding Corp. The sole purpose of the Administrative Lien will be to assure delivery of the certificates of title to the Leased Vehicles to the Servicer. Neither of the holders of the Administrative Lien will have any interest in any of the Leased Vehicles.

     Pursuant to agreements between World Omni and the Dealers, each Dealer must repurchase from the Origination Trust lease contracts that do not meet the Dealer's representations and warranties. These representations and warranties relate primarily to the origination of the lease contracts and the titling of the leased vehicles, and generally do not relate to the creditworthiness of the lessees or the collectibility of the lease contracts. Typically, the Dealer agreements do not otherwise provide for recourse to the Dealer for unpaid amounts under a defaulted lease contract. World Omni's rights to receive proceeds of any Dealer repurchase obligations will be Origination Trust Assets (and also SUBI Assets to the extent they relate to the Contracts and Leased Vehicles), although the related Dealer agreements will not be Origination Trust Assets.

     For a description of World Omni's underwriting criteria for all lease contracts originated by the Origination Trust, see 'World Omni--Lease Contract Underwriting Procedures'.

                                USE OF PROCEEDS

     The Transferor will use the net proceeds from the sale of the Class A Notes (i.e., the proceeds of the public offering of the Class A Notes, less related expenses) to purchase the SUBI Certificate from ALF L.P.

                                 THE TRANSFEROR

     World Omni Lease Securitization L.P., a Delaware limited partnership (THE 'TRANSFEROR') , was formed in June 1994, solely for the purpose of acquiring interests in the SUBI and Other SUBIs, issuing asset-backed notes and certificates and engaging in related transactions. The sole general partner of the Transferor is World Omni Lease Securitization LLC, a Delaware limited liability company ('WOLS LLC') and a wholly owned, special purpose finance subsidiary of World Omni. WOLS LLC was formed in September 1998 (as successor by merger to World Omni Lease Securitization, Inc.), solely for the purpose of acting as the successor general partner of the Transferor and engaging directly in activities permitted to the Transferor. The limited partnership agreement of the Transferor and the limited liability company agreement of WOLS LLC limit their activities to these purposes and to any activities incidental to and necessary for these purposes. WOLS LLC generally may not transfer its general partnership interest in the Transferor so long as any financings involving interests formerly or partially held by it in the Origination Trust (including the Notes) are outstanding. World Omni is the sole limited partner of the Transferor and the sole member of WOLS LLC. The principal office of the Transferor is located at 6150 Omni Park, Mobile, Alabama 36609 and its telephone number is (334) 639-7500.

     A support agreement dated as of October 1, 1995, as amended (THE 'SUPPORT AGREEMENT'), between the Transferor and World Omni requires World Omni to retain 100% direct or indirect ownership of the Transferor. Under the Support Agreement, under certain circumstances World Omni must make contributions or loans or provide or arrange for financial assistance to the Transferor to ensure that the Transferor maintains positive partners' capital. The Support Agreement will limit World Omni's total support obligations to $138 million. The Support Agreement is not a guarantee by World Omni of the Notes or any other obligations of the Transferor. The Support Agreement provides that no one other than the Transferor and WOLS LLC may enforce its requirements. Therefore, although World Omni intends to comply with all of its obligations under the Support Agreement, it is unlikely that the Indenture Trustee or the Noteholders would be able to enforce the Support Agreement directly against World Omni.

                                   WORLD OMNI

GENERAL

     The Contracts were or (if not yet originated) will be assigned to the Origination Trust by certain motor vehicle dealers ('DEALERS') in the dealer network of World Omni Financial Corp., a Florida corporation ('WORLD OMNI'). World Omni is a wholly owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation ('JMFE'). JMFE is primarily engaged, through its subsidiaries, in providing Toyota dealerships in the states of Florida, Georgia, Alabama, North Carolina and South Carolina (THE 'FIVE STATE AREA'), as well as other automotive dealerships throughout the United States, with a full range of distribution and financial services.

     In addition to lease contract financing, World Omni provides retail installment contract financing to retail customers of certain automotive dealers and wholesale floorplan financing and capital and mortgage loans to dealers and customers of Southeast Toyota Distributors, Inc., a Florida corporation ('SET'), World Omni's sister corporation, as well as to other automotive dealers within and outside the Five State Area.

     SET is the exclusive distributor of Toyota cars and light duty trucks, parts and accessories in the Five State Area. This means that SET is the sole provider of Toyotas to Dealers in the Five State Area. SET distributes Toyota vehicles pursuant to a Distributor Agreement which first was entered into in 1968 and has been renewed through October 1999, with Toyota Motor Sales, USA, Inc., a California corporation. We expect that this agreement will be renewed for another five year term. Toyota Motor Sales is wholly owned by Toyota Motor Corporation, the largest automotive company in Japan. In addition, for a fee SET processes Lexus vehicles in eight states (including the Five State Area) and processes Lexus parts in a nine state area. SET's consolidated revenues for the years ended December 31, 1998, 1997 and 1996 were approximately $4.9 billion, $4.5 billion and $4.2 billion, respectively. Since March 1996, World Omni has provided substantially all financial services by and through SET's Toyota Dealers in the Five State Area under the name 'Southeast Toyota Finance'.

     World Omni (either directly or through the Origination Trust or various special purpose finance subsidiaries) owns and leases vehicles primarily through more than 3,000 Dealers located throughout the United States. Pursuant to written agreements with World Omni, each Dealer offers automobiles and light duty trucks for set lease periods pursuant to World Omni approved terms and a World Omni supplied form of closed-end retail motor vehicle lease and disclosure statement. Each Dealer is responsible for obtaining certain credit-related information about a prospective lessee and for forwarding that information for review and credit evaluation to one of World Omni's central operations centers, which are located in St. Louis, Missouri and Deerfield Beach, Florida. The operations center then sends the results of this computer-based evaluation to the purchase office located in that operation center for final review and credit evaluation. The purchase office then advises the Dealer if the applicant is acceptable. If a prospective lessee is accepted, the Dealer will prepare the necessary paperwork to sell the vehicle from its inventory to World Omni or its designee, and to enter into a lease contract with its customer and assign the lease contract to World Omni or, at World Omni's direction, a different assignee. Substantially all retail lease contracts originated by World Omni Dealers are assigned to, and the related leased vehicles are titled in the name of, the Origination Trustee on behalf of the Origination Trust. For further information on lease contract underwriting, including details on how World Omni reviews, evaluates and 'scores' each application, see 'World Omni--Lease Contract Underwriting Procedures'.

     World Omni services its lease contracts primarily through its St. Louis operations center and a servicing center located in Mobile, Alabama. These centers handle collection activities, operational accounting, insurance verification, pro-active lease terminations and dealer and customer inquiries for World Omni. In addition, the St. Louis and Deerfield centers verify that all lease contract documents supplied by a Dealer conform with World Omni's requirements.

     World Omni began operations in 1982, and as of December 31, 1998, 1997 and 1996, World Omni and its affiliates had approximately 347,000, 305,000 and 232,000 retail lease contracts outstanding, respectively. The aggregate net outstanding principal balances of retail lease contracts at those dates (including retail lease contracts that were sold but were still being serviced by World Omni), were $7.4 billion, $6.5 billion and $4.6 billion, respectively. Of these amounts, the related leased vehicles had an estimated aggregate residual value as of the end of their lease terms of approximately $5.6 billion, $4.8 billion and $3.3 billion respectively. For the years ended December 31, 1998, December 31, 1997 and December 31, 1996, World Omni's consolidated gross revenues were approximately $706 million, $359 million and $275 million, respectively.

     World Omni's principal executive offices are located at 120 Northwest 12th Avenue, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200.

ADMINISTRATIVE AND LEGAL PROCEEDINGS INVOLVING WORLD OMNI

     As part of its regular examination process of the consolidated federal income tax returns of JMFE and its subsidiaries (including World Omni) for certain prior years, the Internal Revenue Service (THE 'IRS') currently is reviewing, among other things, certain prior transactions similar to the proposed issuance of Notes. The IRS has proposed treating those transactions as sales rather than financings for federal income tax purposes, which would affect World Omni's depreciation deductions. It also has proposed treating the Origination Trust and each securitization trust created for those transactions as an association taxable as a corporation, rather than a trust, for federal income tax purposes. In connection with each transaction, World Omni received an opinion of tax counsel to the effect that the transaction was properly treated as a financing and that neither the Origination Trust nor the relevant securitization trust would be treated as an association taxable as a corporation, in each case for federal income tax purposes. While management believes that a challenge by the IRS would be unsuccessful, we cannot assure you of this result. The IRS also has proposed changes to a number of other positions that were taken on the tax returns it is examining.

     Management is vigorously defending its positions and believes that the ultimate resolution of all of these issues will not have a material adverse effect on the Noteholders, JMFE's or World Omni's operations and financial condition, or the financial condition of the Origination Trust. However, if the IRS were to prevail on certain of these issues, it could have a material adverse effect on JMFE's or World Omni's operations and financial condition, or the financial condition of the Origination Trust. Management believes that even if the IRS were to prevail on all of these issues, it would not result in any material impairment of World Omni's ability to perform its obligations and its duties as Servicer under the Servicing Agreement. We cannot, however, assure you of this result.

LEASE CONTRACT UNDERWRITING PROCEDURES

     World Omni's underwriting standards are intended to evaluate a prospective lessee's credit standing and repayment ability. Generally, the Dealer requires a prospective lessee to complete a credit application on a form prepared or approved by World Omni. As part of the description of the applicant's financial condition, the applicant is required to provide current information detailing, among other things, employment history, residential status and annual income. Upon receipt by the applicable office, World Omni personnel enter all application data into a centralized computer network (owned and maintained by a division of JMFE) that automatically obtains an independent credit bureau report and then 'scores' the application with the use of a scorecard. The scorecard enables World Omni to review an application and establish the probability that the proposed lease contract will be paid in accordance with its terms. The credit scores rank-order applications according to credit risk, which is the likelihood that the account will be delinquent or repossessed. World Omni also evaluates the application against a 'cutoff score' it has established as the minimum acceptable score to purchase a lease contract, which is revised from time to time as changes occur in economic conditions and World Omni's lease contract portfolio.

     This numerical credit scoring system was developed by Fair, Isaac & Company ('FAIR, ISAAC'), a lending and leasing consulting firm, specifically for World Omni based upon an analysis of the historical performance of World Omni's retail automobile and light duty truck lease and installment sale contract portfolios. To determine the appropriate characteristics for credit scoring, Fair, Isaac reviewed a random sample of 10,000 retail lease contracts and 10,000 retail installment sale contracts from World Omni's portfolio. Fair, Isaac then compiled a list of various characteristics that cumulatively carried the most weight in predicting historical performance and assigned point values and weighting to each of these characteristics. The weighting system is particularly significant because the weightings are beyond the control of a dealer and cannot be manipulated. Fair, Isaac determined that the most accurate determinant of the performance of a lease or installment sale contract was the credit bureau report. Based on this historical performance, Fair, Isaac prepared two retail credit and two lease scorecards (which differ according to whether the vehicle is new or used and the geographical location of the dealer), each of which assigned at least a 50% weighting to the credit bureau report. World Omni implemented the Fair, Isaac scorecard system in the fourth quarter of 1990 and used it for substantially all lease contracts originated from that time until February 1997.

     In an effort to increase the predictive ability of the scorecards, World Omni implemented an updated scorecard system, also developed by Fair, Isaac specifically for World Omni, in February 1997. The updated scorecard system includes three retail credit and two lease scorecards (which, for lease scorecards, differ according to the geographic location of the dealer and, for retail scorecards, whether the vehicle is new or used and the credit 'depth' of the applicant). The revised scorecards place a greater emphasis upon the credit bureau report.

     Each of these numerical scoring models is intended to provide a means of analysis to assist in decision making, but the final decision rests with World Omni's credit specialists. Under World Omni's guidelines, a credit specialist generally may not override the scorecard analysis of applications above or below the cutoff score by more than a limited percentage of those applications (depending on vehicle make and geographic location). World Omni tracks both the number of overrides granted by each credit specialist and the aggregate number of overrides granted by all credit specialists daily to ensure the statistical validity of the scoring models. World Omni reports in detail on all aspects of the numerical scoring model to track the performance of its retail automobile and light duty truck lease contract portfolio. This enables World Omni to fine tune the scoring model according to statistical indications to continually assure its statistical validity. In limited circumstances, World Omni may pre-approve lessees with established World Omni credit histories for new leases without the use of a numerical scorecard. World Omni also may automatically approve lessees with certain minimum credit bureau scores in certain circumstances.

     For the years ended December 31, 1998, 1997 and 1996, World Omni (either directly or through the Origination Trust or various special purpose finance subsidiaries), on average, booked approximately 58%, 63% and 70%, respectively, of all lease credit applications. World Omni underwrote substantially all of the Initial Contracts (and will underwrite substantially all of the Subsequent Contracts) using the updated numerical scorecards. See 'The Contracts--Characteristics of the Contracts' for further information on the identity and characteristics of the Contracts.

     After World Omni's purchase office has approved an application and the prospective lessee has agreed to the terms of the lease contract, including an assignment of the lease contract from the Dealer to World Omni (or its assignee), the Dealer transmits to World Omni a lease contract package containing, among other things, the standard form lease contract between the Dealer and the lessee, the customer's application, applicable insurance information (company, agent and additional insured(s), with the lessor named as loss payee) and any payments due from the customer. World Omni determines whether the package complies with its requirements. World Omni compares the specifics of the lease contract to the application approved by the purchasing department, and verifies the rate, truth-in-leasing disclosures and purchase price from the Dealer.

REQUIRED INSURANCE

     Each lease contract requires the lessee to maintain automobile bodily injury and property damage liability insurance that names the Dealer's assignee (for the Contracts, the Origination Trustee on behalf of the Origination Trust) as an additional insured. Each lease contract also requires the lessee to maintain (all risks) comprehensive and collision insurance covering damage to the leased vehicle and naming the Dealer's assignee (again, for the Contracts, the Origination Trustee on behalf of the Origination Trust) as loss payee.

World Omni independently verifies the insurance coverage through its third-party contracted agents when the lease contract is executed.

COLLECTION, REPOSSESSION AND DISPOSITION PROCEDURES

     World Omni makes collection efforts in its capacity as Servicer. In most cases, these efforts are enhanced by the use of an automated dialing system. Notwithstanding the centralization of collection efforts, independent contractors continue to handle repossessions locally. In general, World Omni's guidelines for collection of lease contracts and repossession of leased vehicles include the following:

              NUMBER OF DAYS DELINQUENT                                     ACTION
              -------------------------                                     ------
15-49.................................................  Telephone contact with the lessee is initiated
50-89.................................................  Telephone and/or field collections continue
60-90.................................................  The leased vehicle is normally repossessed


     Occasionally, a lessee may become delinquent and be willing but unable to bring his or her account current (i.e., a skipped payment). In this situation, at the discretion of collection department management but subject to extensive guidelines, World Omni may extend the lease contract, if the lessee pays an extension fee equal to the lesser of (i) the product of 1.15% multiplied by the outstanding principal balance of the lease contract, and (ii) one-half of the related monthly contract payment (AN 'EXTENSION FEE'). In circumstances deemed appropriate by collection department management, World Omni may reduce or waive the Extension Fee. However, the Servicing Agreement will require that the Servicer deposit all Extension Fees relating to the Contracts into the SUBI Collection Account. In addition, occasionally a lessee requests an extension of his or her lease contract for one or more months from the original specified maturity of the lease until the lessee negotiates a new lease contract or sales contract for a different vehicle. World Omni effects these extensions by modifying the relevant lease contract to provide for an additional number of Monthly Payments, with a continuation of the appropriate lease charge and a corresponding reduction in the Residual Value to reflect depreciation during the extension period. Moreover, the Servicer may not extend a Contract more than five times or more than five months in the aggregate or to a date later than the last day of the second month before the final scheduled Distribution Date. For further details regarding collections on the Contracts, see 'Additional Document Provisions--The Servicing Agreement--Collections'.


     World Omni disposes of off-lease vehicles through several outlets. These include a Toyota 'certified' program, in which vehicles are inspected and given body work, repairs and maintenance as needed, certified as meeting the program standards, and then potentially sold to automobile dealers (primarily in World Omni's network) for retail sale. World Omni also disposes of off-lease vehicles through large regional automobile auctions (which also are used for liquidating repossessed vehicles) and negotiated sales of groups of vehicles to rental companies, fleet lessors and others.

YEAR 2000 MATTERS

     World Omni is committed to taking all appropriate actions to achieve year 2000 compliance for its significant information technology systems before January 1, 2000. However, if it does not attain year 2000 compliance for its significant information technology systems by the year 2000, World Omni believes that it would be unable to sustain its current level of performance and customer service.


     World Omni identified all of its significant information technology applications that needed to be modified to ensure year 2000 compliance, which in some cases required replacement of entire systems. World Omni has appropriately modified substantially all of its information technology systems that had year 2000 issues, including the software it developed in-house. World Omni believes that all of its significant vendor software is also year 2000 compliant. The total costs of World Omni's year 2000 project have not had, nor do we anticipate that they will have, a material impact on World Omni's financial position or results of operations or its ability to perform its obligations as servicer. In addition, World Omni has communicated with all of its significant third party suppliers of operational support and non-information technology systems to determine its vulnerability if they do not address their own year 2000 issues. While World Omni believes that it has no material exposure to any year 2000 problems of its significant suppliers, it is seeking assurances from them that they will be compliant.

     We do not anticipate that year 2000 issues on World Omni's part will have a material adverse effect on the Trust or the Origination Trust, the Origination Trust Assets (including the Contracts and Leased Vehicles), or the servicing of those assets.

     Our projections of World Omni's year 2000 compliance, which are 'forward looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended (THE 'SECURITIES ACT') and Section 21E of the Securities Exchange Act of 1934, as amended (THE 'EXCHANGE ACT'), are based on management's best estimates, which were derived using numerous assumptions of future events (including the continued availability of certain resources, third party modification plans and other factors). However, we cannot assure you these estimates will be achieved, and actual results could differ materially from those we anticipate. Specific factors that might cause such material differences include the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

DELINQUENCY, REPOSSESSION AND LOSS DATA

     The following tables set forth certain delinquency, repossession and loss data with respect to World Omni's retail automobile and light duty truck lease contract portfolio originated by Dealers located throughout the United States, including lease contracts assigned to the Origination Trust and lease contracts originated by World Omni and assigned to special purpose finance subsidiaries of World Omni, as of and for the years ended December 31, 1994 through 1998 and for the six month period ended June 30, 1999.

     As shown on these tables, World Omni's delinquency rates trended up in 1995 and 1996, consistent with trends in overall consumer credit and, to a lesser extent, due to some disruption in collection activity caused by the implementation of a new collection system at the Mobile Center in 1996. During 1997, 1998 and the six month period ended June 1999 delinquencies declined somewhat but remained essentially stable.

     Net Repossession Losses as a percentage of Average Net Receivables increased in both 1995 and 1996. The increase in 1995 was driven primarily by an increase in the Average Net Repossession Loss per Liquidated Lease Contract which was generally due to higher average amounts being financed and higher residual values. These same factors continued to cause an increase in the Average Net Repossession Loss per Liquidated Lease Contract during 1996. In addition, a general weakening in the used car market negatively affected loss severity during 1996. The higher frequency of repossession in 1996 was due to a general trend of weaker overall consumer credit quality nationally as well as World Omni adjusting, to a limited extent, its credit policies.

     Net Repossession Losses as a percent of Average Net Receivables remained substantially unchanged during 1997, 1998 and the first half of 1999. Average Net Repossession Loss per Liquidated Lease Contract increased during 1997 and 1998 as a result of increases in residual values financed and softness in the market for used vehicles. The Number of Repossessions as a percentage of Average Lease Contracts Outstanding during 1997, 1998 and the first half of 1999 declined due to the general improvement in the credit quality of World Omni's lease portfolio.

     Residual value losses and the number of vehicles returned to and sold by World Omni have increased steadily since 1994. In 1995, losses and returns increased as a result of special programs on shorter-term leases. Losses in 1996 increased over 1995 as a result of generally higher residual values, weakness in the used vehicle market, higher losses on shorter-term leases (i.e., leases with terms 24 months or shorter) and an increase in the losses on leases with other maturities. Generally, the 1996 trends continued through 1997 and 1998, resulting in higher vehicle returns and losses during these periods. During the first half of 1999, losses on shorter-term leases declined due to reduced volume originations after 1996. However, returns and losses on three-year leases continued to increase due to high residual values, a softer used car market and World Omni's discontinuance of a special incentive program. If the used vehicle market continues to experience weakness, World Omni's returns and losses in the future could be negatively affected. Based upon prior experience, World Omni does not believe that its loss experience or those recent negative trends will materially adversely affect Class A Noteholders or World Omni's business. However, we can give no assurances in this regard.

     The data presented in the following tables are for illustrative purposes only. Delinquency, repossession and loss experience may be influenced by a variety of economic, social, geographic and other factors. In addition, the data presented below may be affected by the growth and relative lack of seasoning of the portfolio. Accordingly, we cannot assure you that World Omni's delinquency, repossession and loss experience with respect to its retail automobile and light duty truck lease contracts and the related leased vehicles in the future, or the experience with respect to the Contracts and the Leased Vehicles, will be similar to that set forth below.

              RETAIL VEHICLE LEASE CONTRACT DELINQUENCY EXPERIENCE

                                                                                AS OF DECEMBER 31,
                                       AT JUNE 30,    -----------------------------------------------------------------------
                                          1999           1998           1997           1996           1995           1994
                                       -----------    -----------    -----------    -----------    -----------    -----------
                                                                       (DOLLARS IN THOUSANDS)
Dollar Amount of Lease
  Contracts(1)......................   $ 7,240,346    $ 7,390,297    $ 6,527,588    $ 4,641,992    $ 2,798,830    $ 1,823,823
Ending Number of Lease Contracts....       341,546        346,802        304,863        231,942        156,471        114,298
Percentage of Lease Contracts
  Delinquent(2)(3)(4)
  31-60 Days........................          1.26%          1.24%          1.27%          1.42%          1.12%          0.97%
  61-90 Days........................          0.18           0.21           0.23           0.13           0.08           0.03
  91 Days or More...................          0.04           0.05           0.06           0.03           0.01           0.01
                                       -----------    -----------    -----------    -----------    -----------    -----------
      Total.........................          1.48%          1.50%          1.56%          1.58%          1.21%          1.01%

------------------
(1) Based on the sum of all principal amounts outstanding under lease contracts (inclusive of the residual values of the related leased vehicles).

(2) Excludes lease contracts the related lessees of which are bankrupt or have commenced bankruptcy proceedings. As of June 30, 1999 approximately 457 lease contracts involving bankrupt lessees were delinquent for at least 61 days.

(3) The period of delinquency is based on the number of days payments are contractually past due.
(4)  As a percentage of the total number of lease contracts at period end.

         RETAIL VEHICLE LEASE CONTRACT REPOSSESSION AND LOSS EXPERIENCE


                                                                                  AS OF DECEMBER 31,
                                            AT JUNE 30,   -------------------------------------------------------------------
                                               1999          1998          1997          1996          1995          1994
                                            -----------   -----------   -----------   -----------   -----------   -----------
                                                                         (DOLLARS IN THOUSANDS)
Dollar Amount of Lease Contracts(1).......  $ 7,240,346   $ 7,390,297   $ 6,527,588   $ 4,641,992   $ 2,798,830   $ 1,823,823
Ending Number of Lease Contracts..........      341,546       346,802       304,863       231,942       156,471       114,298
Average Lease Contracts Outstanding.......      347,849       324,606       268,305       194,492       133,069        93,023
Repossessions:
  Number of Repossessions.................        3,308         6,350         5,843         4,297         2,519         1,776
Number of Repossessions as a
  Percentage of:
  Lease Contracts Outstanding(4)..........         1.94%         1.83%         1.92%         1.85%         1.61%         1.55%
  Average Lease Contracts Outstanding(4)..         1.90%         1.96%         2.18%         2.21%         1.89%         1.91%
Losses:
  Average Net Receivables Outstanding.....  $ 7,400,867   $ 6,951,688   $ 5,602,946   $ 3,718,336   $ 2,243,790   $ 1,426,382
  Net Repossession Losses(2)..............  $    21,722   $    42,531   $    35,351   $    23,196   $    11,347   $     6,283
  Average Net Repossession Loss per
    Liquidated Lease Contract(1)(3).......  $     6,566   $     6,698   $     6,050   $     5,398   $     4,505   $     3,538
  Net Repossession Losses as a Percentage
    of Average Net Receivables(4).........         0.59%         0.61%         0.63%         0.62%         0.51%         0.44%


------------------
(1) Based on the sum of all principal amounts outstanding under lease contracts (inclusive of the residual values of the related leased vehicles).
(2) Includes losses on charged-off accounts, but does not include expenses incurred to dispose of vehicles.
(3)  Dollars not in thousands.
(4)  The number for June 30, 1999 has been annualized.

                       RESIDUAL VALUE LOSS EXPERIENCE(1)

                                                                                    AS OF DECEMBER 31,
                                                 AT JUNE 30,    ----------------------------------------------------------
                                                    1999           1998            1997            1996           1995
                                                 -----------    -----------     -----------     -----------    -----------
                                                                          (DOLLARS IN THOUSANDS)
Total Number of Leased Vehicles Scheduled to
  Terminate....................................     48,328           66,012          78,002          36,413         25,677
Number of Leased Vehicles Returned to and Sold
  by World Omni................................     23,968           26,342          22,555           5,018          4,611
Full Termination Ratio(2)......................       49.6%            39.9%           28.9%           13.8%          18.0%
Total Losses (Gains) on Vehicles that Reached
  Scheduled Term (3)...........................    $47,008(4)     $  47,611(4)    $  27,338(4)    $   3,700      $   1,893
Average Loss (Gain)(3)(5)......................    $ 1,961        $   1,807       $   1,212       $     737      $     411


                                                    1994
                                                 -----------

Total Number of Leased Vehicles Scheduled to
  Terminate....................................       14,775
Number of Leased Vehicles Returned to and Sold
  by World Omni................................          779
Full Termination Ratio(2)......................          5.3%
Total Losses (Gains) on Vehicles that Reached
  Scheduled Term (3)...........................    $    (168)
Average Loss (Gain)(3)(5)......................    $    (216)


------------------
(1) To the extent that the average maturity of lease contracts varies over time, the residual value loss experience for the periods in the table may not be fully comparable.
(2)  The ratio of line 2 over line 1 expressed as a percentage.
(3) Figures do not include expenses incurred in disposal of vehicles returned to World Omni.
(4) Does not include losses related to World Omni's incentive programs of approximately $428,348 for the six months ended June 30, 1999 and approximately $9,427,425 and $1,879,447 at December 31, 1998 and December 31, 1997, respectively.
(5)  Dollars not in thousands.

                                 THE CONTRACTS

SELECTION AND TERMS OF THE CONTRACTS

     World Omni selected the lease contracts to be initially allocated to the SUBI (THE 'INITIAL CONTRACTS') and the related leased vehicles (THE 'INITIAL LEASED VEHICLES') from the Origination Trust's portfolio of retail closed-end automobile and light duty truck lease contracts that are not evidenced by or reserved for allocation to an Other SUBI. During the Revolving Period, the Origination Trustee will reinvest Principal Collections (and an amount equal to Loss Amounts that otherwise would be distributed to the Noteholders) in additional closed-end retail lease contracts (THE 'SUBSEQUENT CONTRACTS' AND, TOGETHER WITH THE INITIAL CONTRACTS, THE 'CONTRACTS') and the related leased vehicles (THE 'SUBSEQUENT LEASED VEHICLES' AND, TOGETHER WITH THE INITIAL LEASED VEHICLES, THE 'LEASED VEHICLES'), which at the time of that reinvestment will become SUBI Assets. For further information regarding this reinvestment, see 'Description of the Notes--Distributions on the Notes--Application and Distributions of Principal--Revolving Period.

     The Initial Contracts were, and the Subsequent Contracts will be, originated by Dealers located throughout the United States and assigned to the Origination Trust. For more details on the underwriting procedures that were and will be used to originate the Contracts, see 'World Omni--Lease Contract Underwriting Procedures'. World Omni selected the Initial Contracts, and will select the Subsequent Contracts, based upon criteria specified by the SUBI Trust Agreement. For a description of these criteria, see 'The Contracts--Characteristics of the Contracts--Selection Criteria' and '--Representations, Warranties and Covenants'.

     Although World Omni generally will select Subsequent Contracts in its discretion out of the entire pool of eligible lease contracts owned by the Origination Trust, certain lease contracts booked from March 1, 1998 to May 31, 1999 have been reserved for allocation to the SUBI, so that Subsequent Contracts will be selected first from this pool to the extent available. Also, certain leases have been, and may in the future be, allocated to (or reserved for allocation to) Other SUBIs and therefore not be available for allocation to the SUBI. Further, if World Omni is selecting Subsequent Contracts for the SUBI at the same time as it is allocating additional lease contracts to any previously-established Other SUBIs out of the Origination Trust's general pool of available lease contracts, World Omni will first allocate lease contracts to those Other SUBIs. World Omni will represent and warrant that it employed no other adverse selection procedures in selecting the Contracts and that it is not aware of any selection bias that would cause their delinquencies or losses to be worse than those of the Origination Trust's other retail closed-end automobile and light duty truck lease contracts. However, we cannot assure you that the delinquencies or losses on the Contracts will not be worse. Because World Omni may originate Subsequent Contracts using different underwriting criteria than it used for the Initial Contracts, the characteristics of the Subsequent Contracts may vary from those of the Initial Contracts.


     Each Contract has or will have an original term of no more than 60 months, a 'capitalized cost' (which may exceed the manufacturer's suggested retail price), plus an implicit rate calculated as an approximate annual percentage rate (THE 'LEASE RATE'). The Contracts were or will be written on a constant yield basis and provide for equal monthly payments ('MONTHLY PAYMENTS') so that at the end of the lease term the capitalized cost will be amortized to an amount equal to the residual value of the Leased Vehicle as established when the Contract was originated (AS IT MAY BE ADJUSTED UNDER WORLD OMNI'S EXTENSION PROGRAMS, THE 'RESIDUAL VALUE').


     At the origination of the Contracts, the related Leased Vehicles were or will be new vehicles, dealer demonstrator vehicles driven fewer than 6,000 miles or manufacturers' program vehicles. Manufacturers' program vehicles are vehicles which have been sold directly by manufacturers to rental car companies and returned to the manufacturer for resale, generally after a period of eight to twelve months. These vehicles generally are then resold to dealers through an automobile auction.

     All of the Contracts will be closed-end leases. Under a 'closed-end lease', at the end of its term, if the lessee does not elect to purchase the leased vehicle by exercise of the specified purchase option, the lessee is required to return the leased vehicle to or upon the order of the lessor, and he or she will owe only any unpaid contractual obligations, as well as any specified incidental charges such as excess mileage and excessive wear and use. In contrast, under an 'open-end lease', the lessee also is obligated to pay at the end of the lease term any deficit between the fair market value of the leased vehicle at that time and the residual value established when the lease was originated.

     Each Contract will provide that the lessor may terminate the Contract and repossess the Leased Vehicle if the lessee defaults. Events of default under the Contracts will include failure to make payment when due, certain events of bankruptcy or insolvency, failure to maintain the required insurance coverage, failure to maintain or repair the Leased Vehicle, failure to comply with any other provision of the Contract, and material misrepresentations by the lessee in his or her application.

     Each lessee will be permitted to purchase the Leased Vehicle at the end of the term of his or her Contract. The purchase price will be a fixed dollar amount equal to the Residual Value plus a purchase option fee plus any applicable taxes and other incidental charges due under the Contract. In addition, each Contract will allow the lessee to voluntarily terminate the Contract by paying certain miscellaneous charges and an Early Termination Charge as described below. World Omni expects that many Contracts will not run to their full terms. For further information related to the relationship between payments on the Contracts and the effective yield on the Notes, see 'Risk Factors--You May Be Required to Reinvest Your Principal Earlier Than Expected Because of Earlier Than Expected Payments of the Notes' and 'Maturity, Prepayment and Yield Considerations'.

     Each Contract will provide that when the lessee terminates the Contract early, is not in default and does not exercise his or her option to purchase the Leased Vehicle, he or she must pay an amount (THE 'EARLY TERMINATION CHARGE') equal to:


    (1) The amount of the Monthly Payment times the number of Monthly Payments not yet made; plus

    (2) Any other unpaid amounts under the Contract, other than excess mileage and excessive wear and use charges, that are not prohibited by applicable law, plus

    (3) Any official fees and taxes related to the termination of the Contract; plus

    (4)   The Residual Value; plus

    (5) The disposition fee set forth in the Contract (generally, either $250.00 or $350.00); minus

    (6)   The Realized Value of the Leased Vehicle; minus

    (7) The unearned lease charges calculated in accordance with an actuarial method.

Under the actuarial method of determining unearned lease charges, the Contracts will provide that the monthly lease charges (including those for the month in which the early termination occurs) are earned in advance on the scheduled due dates of the Monthly Payments and that the Monthly Payments are deemed to have been received on their scheduled due dates.

     If the Contract is terminated early and the lessee is in default, he or she will owe the sum of:

    (1)   The Early Termination Charge;

    (2) All collection, repossession, storage, preparation and sale expenses of the Leased Vehicle, to the extent permitted by applicable law;

    (3) Attorneys' fees and disbursements incurred after default, not to exceed 15% of the amount the lessee owes (or any lesser rate required by applicable law); and

    (4) Simple interest at a rate of 15% per year (or any lesser rate required by applicable law) on all of the lessor's expenses and all of the lessee's obligations after termination, other than earned but unpaid Lease Charges.

     The 'REALIZED VALUE' of a Leased Vehicle will be the price the Servicer receives on disposition of the Leased Vehicle. World Omni will sell the Leased Vehicles at wholesale or otherwise determine its wholesale value in a commercially reasonable manner. However, each Contract provides that the lessee has the right to obtain from a qualified independent appraiser acceptable to the lessor a written appraisal of the wholesale value of the Leased Vehicle. This appraised value then would be used as the wholesale value for purposes of calculating the amount the lessee owes.

     If a Contract is terminated early and the lessee is in default, the Servicer ultimately may collect a net amount that is less than the amount to which its capitalized cost has been amortized at that point in time (THE 'OUTSTANDING PRINCIPAL BALANCE'). This shortfall may be due to, among other things, the use of wholesale appraisal of a Leased Vehicle in calculating the amount due from the lessee. If a Contract reaches the due date for its last Monthly Payment, after any extensions (THE 'MATURITY DATE'), the Servicer may not be able to sell or otherwise dispose of the Leased Vehicle for a net amount at least equal to its Residual Value. If any of these shortfalls is not covered by the available sources of extra protection to the Class A Noteholders, you may suffer a loss on your investment. See 'The Trust--Additional Protection for Class A Noteholders' for a summary description of these sources of extra protection.

CHARACTERISTICS OF THE CONTRACTS

  Selection Criteria

     World Omni selected or will select the Contracts by reference to several criteria, including, as of the related Cutoff Date, that each Contract:

    (1) Relates to a Leased Vehicle that was at the time of the origination a new vehicle, a limited mileage dealer demonstrator vehicle, or a manufacturer's program vehicle;

    (2) Was originated in the United States after November 1, 1993 in the case of the Initial Contracts and on or before August 31, 2000 in the case of the Subsequent Contracts;

    (3) Has a Maturity Date on or after May 1, 2000 and no later than February 28, 2004 in the case of the Initial Contracts and no later than August 31, 2005 in the case of the Subsequent Contracts;

    (4) Fully amortizes to an amount equal to the Residual Value of the Leased Vehicle based on a fixed Lease Rate calculated on a constant yield basis and provides for level payments over its term (except for payment of the Residual Value);

    (5)   Was not more than 60 days past due; and

    (6)   Has never been extended for more than five months in the aggregate.


     (SUBI Trust Agreement, Section 10.01).

  General Portfolio Characteristics of Initial Contracts and Leased Vehicles


     There are 49,883 Initial Contracts. As of April 1, 1999 (THE 'INITIAL CUTOFF DATE'), the Lease Rate of the Initial Contracts ranged from 3.00% to 12.98%, with a weighted average Lease Rate of 8.17%. The aggregate of the original principal balances of the Initial Contracts as of their origination dates was $1,269,796,940. As of the Initial Cutoff Date, the aggregate Outstanding Principal Balance of the Initial Contracts was $1,199,262,835, the aggregate Residual Value of the Initial Leased Vehicles was $819,048,502, and the Initial Contracts had a weighted average original term of 39.96 months and a weighted average remaining term to scheduled maturity of 32.99 months. As of the Initial Cutoff Date, the aggregate Discounted Principal Balance of the Initial Contracts and the Aggregate Net Investment Value was $1,160,510,742.


     The 'AGGREGATE NET INVESTMENT VALUE' as of any day will equal the sum of:

    (1) The Discounted Principal Balance of all Contracts other than Charged-off, Liquidated, Matured and Additional Loss Contracts;

    (2) The aggregate Residual Values of all Leased Vehicles under Contracts that reached their Maturity Dates (EACH, A 'MATURED CONTRACT') within the three immediately preceding Collection Periods, but which, as of the last day of the most recent Collection Period, had been unsold and not otherwise disposed of by the Servicer for no more than two full Collection Periods ('MATURED LEASED VEHICLE INVENTORY'); and

    (3) During the Revolving Period, the amount of Principal Collections and Loss Amounts that otherwise would be distributed to the Noteholders, if any, that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles.

     The 'DISCOUNTED PRINCIPAL BALANCE' of any Contract with a Lease Rate of less than 9.70% (A 'DISCOUNTED CONTRACT') will equal the present value of all remaining Monthly Payments on that Contract and the Residual Value of the related Leased Vehicle, calculated using a discount rate of 9.70%, and of any Contract with a Lease Rate greater than 9.70% will equal the Outstanding Principal Balance of that Contract. For a description of how principal payments on Discounted Contracts will be discounted to determine Principal Collections, see 'Description of the Notes--Calculation and Allocation of Collections and Loss Amounts'.

     The following is some additional information regarding the characteristics of the Initial Contracts and the Initial Leased Vehicles:

                               INITIAL CONTRACTS

                                                           AVERAGE           MINIMUM        MAXIMUM
                                                          ----------        ---------      ----------
Original Principal Balance.............................   $25,455.50        $6,864.26      $91,445.23
Outstanding Principal Balance(1).......................   $24,041.51        $6,808.46      $84,339.99
Residual Value.........................................   $16,419.39        $3,014.55      $59,660.85
Lease Rate(1)..........................................         8.17%(2)         3.00%          12.98%
Seasoning (months)(1)..................................         6.97(2)             2              16
Remaining Term (months)(1).............................        32.99(2)            13              58

------------------
(1)  As of the Initial Cutoff Date.
(2)  Weighted by Outstanding Principal Balance as of the Initial Cutoff Date.

  Distribution of the Initial Leased Vehicles by Make

     As of the Initial Cutoff Date, the composition of the Initial Leased Vehicles by make of vehicle was as follows:


                                                                                                PERCENTAGE OF
                                                                             NUMBER OF            NUMBER OF
VEHICLE MAKE                                                             INITIAL CONTRACTS    INITIAL CONTRACTS
------------                                                             -----------------    -----------------
Toyotas...............................................................         22,809                45.73%
United States manufacturers...........................................         24,754                49.62
Other Japanese manufacturers..........................................            544                 1.09
Other foreign manufacturers...........................................          1,776                 3.56
                                                                              -------              -------
  Total...............................................................         49,883               100.00%


  Distribution of the Initial Contracts by Lease Rate

     The distribution of the Initial Contracts as of the Initial Cutoff Date by Lease Rate was as follows:

                                                                             INITIAL         PERCENTAGE OF AGGREGATE
                                                     PERCENTAGE OF         CUTOFF DATE         INITIAL CUTOFF DATE
                                  NUMBER OF            NUMBER OF           OUTSTANDING             OUTSTANDING
LEASE RATE RANGE              INITIAL CONTRACTS    INITIAL CONTRACTS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------              -----------------    -----------------    -----------------    -----------------------
 3.00% to  3.99%...........            885                 1.77%        $   17,176,411.27               1.43%
 4.00% to  4.99%...........          1,982                 3.97             35,047,876.75               2.92
 5.00% to  5.99%...........          1,654                 3.32             27,216,920.74               2.27
 6.00% to  6.99%...........          3,918                 7.85             77,152,493.36               6.43
 7.00% to  7.99%...........         12,331                24.72            310,946,652.68              25.93
 8.00% to  8.99%...........         17,207                34.49            453,570,437.19              37.82
 9.00% to  9.99%...........          8,963                17.97            210,329,676.60              17.54
10.00% to 10.99%...........          2,088                 4.19             49,444,938.57               4.12
11.00% to 11.99%...........            701                 1.41             15,270,622.12               1.28
12.00% to 12.99%...........            154                 0.31              3,106,805.37               0.26
                                    ------               ------         -----------------             ------
  Total....................         49,883               100.00%        $1,199,262,834.65             100.00%

  Distribution of the Initial Contracts by Maturity

     The distribution of the Initial Contracts as of the Initial Cutoff Date by year of maturity was as follows:

                                                                             INITIAL         PERCENTAGE OF AGGREGATE
                                                     PERCENTAGE OF         CUTOFF DATE         INITIAL CUTOFF DATE
                                  NUMBER OF            NUMBER OF           OUTSTANDING             OUTSTANDING
YEAR OF MATURITY              INITIAL CONTRACTS    INITIAL CONTRACTS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------              -----------------    -----------------    -----------------    -----------------------
2000.......................          1,631                 3.27%        $   45,128,456.93               3.76%
2001.......................         23,094                46.30            542,580,780.90              45.24
2002.......................         19,955                40.00            478,684,329.77              39.92
2003.......................          4,372                 8.76            110,051,141.33               9.18
2004.......................            831                 1.67             22,818,125.72               1.90
                                   -------              -------         -----------------            -------
  Total....................         49,883               100.00%        $1,199,262,834.65             100.00%

  Distribution of the Initial Contracts by State

     The distribution of the Initial Contracts as of the Initial Cutoff Date by state of origination, broken out for states representing 5% or more of the number of Initial Contracts, was as follows:


                                                                             INITIAL         PERCENTAGE OF AGGREGATE
                                                     PERCENTAGE OF         CUTOFF DATE         INITIAL CUTOFF DATE
                                  NUMBER OF            NUMBER OF           OUTSTANDING             OUTSTANDING
STATE BALANCE                 INITIAL CONTRACTS    INITIAL CONTRACTS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
-------------                 -----------------    -----------------    -----------------    -----------------------
Florida....................         16,313                32.70%        $  352,367,907.22              29.38%
Georgia....................          6,069                12.17            137,873,271.55              11.50
North Carolina.............          5,401                10.83            117,284,618.27               9.78
Alabama....................          3,612                 7.24             81,582,650.39               6.80
New Jersey.................          3,536                 7.09             96,243,436.84               8.03
New York...................          2,521                 5.05             68,320,586.27               5.70
All other states...........         12,431                24.92            345,590,364.11              28.81
                                   -------              -------         -----------------            -------
  Total....................         49,883               100.00%        $1,199,262,834.65             100.00%


REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Servicer will prepare a schedule describing the Initial Contracts and Initial Leased Vehicles, which will be attached as an exhibit to the SUBI Trust Agreement. The Servicer will amend this schedule from time to time as Subsequent Contracts and Subsequent Leased Vehicles become SUBI Assets during the Revolving Period.

     This schedule will identify each Contract by identification number, will identify each Leased Vehicle by its vehicle identification number and will set forth as to each such Contract, among other things, its:


    (1)    Date of origination;

    (2)    Maturity Date;

    (3)    Monthly Payment;

    (4)    Original Outstanding Principal Balance;

    (5) Outstanding Principal Balance and Discounted Principal Balance as of the related Cutoff Date; and

    (6)    Residual Value.


(Servicing Agreement, Sections 1.01 and 10.01).

     In the Servicing Agreement, World Omni will represent and warrant that each Contract and Leased Vehicle satisfies the applicable selection criteria. See '--Selection Criteria' for a description of these requirements.
World Omni also will represent and warrant as to each Contract and, to the extent applicable, the related Leased Vehicle or lessee, that:


    (1) It was originated by a Dealer located in the United States in the ordinary course of its business and in compliance with World Omni's normal credit and collection policies and practices;

    (2) It is owned by the Origination Trustee, on behalf of the Origination Trust, free of all liens, encumbrances or rights of others (other than the Administrative Lien);

    (3) It was originated in compliance with, and complies with, all material applicable legal requirements;

    (4) All material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the originator of the Contract and the Origination Trustee in connection with the origination of the Contract, the execution, delivery and performance by the originator of the Contract and the acquisition by the Origination Trust of the Contract and Leased Vehicle, have been duly obtained, effected or given and are in full force and effect as of the date of creation or acquisition;

    (5)    It is the legal, valid and binding obligation of the lessee;

    (6) To the knowledge of the Servicer, it is not subject to any right of rescission, setoff, counterclaim or any other defense of the lessee to pay the Outstanding Principal Balance and no such right, defense or counterclaim has been asserted or threatened;

    (7) Each of the Dealer, the Servicer and the Origination Trustee has satisfied all of its obligations;

    (8)    It is payable solely in United States dollars in the United States;

    (9) The lessee is located in the United States and is not ALF LLC (or its predecessor), ALF L.P., WOLS LLC (or its predecessor), the Transferor or any of their respective affiliates, or the United States or any state or local government, or any agency, department or instrumentality of the United States or any state or local government;

    (10) It requires the lessee to maintain insurance against loss or damage to the related Leased Vehicle under an insurance policy that names the Origination Trustee as loss payee, and the Leased Vehicle is covered by the Residual Value Insurance Policy;

    (11) The certificate of title is registered in the name of the Origination Trustee (or a properly completed application has been submitted to the appropriate titling authority);

    (12) It is a closed-end lease that requires equal monthly payments to be made within 60 months of its origination date and requires those payments to be made within 30 days after the billing date;

    (13) It is fully assignable and does not require the consent of the lessee as a condition to any transfer, sale or assignment of the rights of the originator;

    (14) It has a Residual Value that does not exceed the lesser of $60,000 and an amount reasonably established by the Servicer consistent with its policies and practices for setting residual values in closed-end retail automobile and light duty truck leases;

    (15) It has never been extended by more than five months in the aggregate or otherwise modified except in accordance with World Omni's normal credit and collection policies and practices;

    (16) The lessee has not made a claim under the Soldiers' and Sailors' Civil Relief Act of 1940;

    (17)   It is not an Other SUBI Asset;

    (18) The lessee is not bankrupt or currently the subject of a bankruptcy proceeding;

    (19)   It is not more than 60 days past due;

    (20)   It is a finance lease for accounting purposes; and

    (21)   It is a 'true lease' for applicable state law purposes.


(SUBI Trust Agreement, Section 10.01; Servicing Agreement, Sections 8.01 and 9.01).

     The Servicing Agreement will provide that if the Origination Trustee, World Omni, the Owner Trustee, the Indenture Trustee or the Transferor discovers a breach of any of these representations, warranties or covenants that materially and adversely affects the interest of the Trustee, the Indenture Trustee or the Noteholders in a Contract or Leased Vehicle, and World Omni does not cure the breach in all material respects within 60 days after it discovers or receives notice of the breach, World Omni will be required to make a deposit (or cause to be deposited) into the SUBI Collection Account. The amount of the required deposit (THE 'REALLOCATION PAYMENT') will equal the Discounted Principal Balance of the nonconforming Contract on the last day of the Collection Period during which the cure period ended, plus any imputed lease charge on the Contract (at its Lease Rate) that was delinquent as of the end of that Collection Period. World Omni's obligation to make Reallocation Payments will survive its termination as Servicer. (Servicing Agreement, Sections 8.03 and 11.01).

     In addition to these representations, warranties and covenants, the Servicing Agreement also will impose several conditions precedent to the reinvestment of Principal Collections (and an amount equal to Loss Amounts that otherwise would be distributed to the Noteholders) in Subsequent Contracts and Subsequent Leased Vehicles during the Revolving Period. These include the following (unless the Indenture Trustee receives confirmation from each Rating Agency that the use of different criteria will not result in the qualification, reduction or withdrawal of its rating on any Class of Notes):


    (1) Each Subsequent Contract will be allocated as a SUBI Asset based upon its Discounted Principal Balance as of the relevant Cutoff Date;

    (2) The weighted average remaining term of the Contracts (including the Subsequent Contracts) is not greater than 38 months; and

    (3) The weighted average Residual Value of the Leased Vehicles to the Contracts (including the Subsequent Leased Vehicles), as a percentage of the aggregate Outstanding Principal Balance of the Contracts (including the Subsequent Contracts), in each case as of the related origination dates is not greater than 67%.


(Servicing Agreement, Section 8.02).

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     A variety of factors may affect the life of the Class A Notes, including the prepayment experience of the pool of Contracts.

     Absent an Early Amortization Event, the Trust will not begin paying principal to Noteholders until the October 2000 Distribution Date. However, the Origination Trust may not own enough lease contracts and leased vehicles meeting the relevant selection criteria during the Revolving Period to allow for the full reinvestment of Principal Collections (and an amount equal to Loss Amounts that otherwise would be distributed to the Noteholders) in Subsequent Contracts and Subsequent Leased Vehicles. This may result either from greater than expected Principal Collections or Loss Amounts, or if Dealers have not assigned enough lease contracts and leased vehicles meeting the relevant selection criteria to the Origination Trust. Either of these circumstances could result in an Early Amortization Event, in which case the Amortization Period would begin before September 1, 2000 and the Trust would begin paying principal to Noteholders before the October 2000 Distribution Date. See 'Description of the Notes--Early Amortization Events' for a description of Early Amortization Events and their results.

     The retail automobile and light duty truck leasing business in the United States may be affected by a variety of social, economic and geographic factors, including economic factors such as interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions. However, we cannot predict these factors, how they will affect the leasing industry generally, or whether prepayments and losses on the Contracts and Leased Vehicles and the Dealers' ability to originate qualified leases will follow industry trends.

     The Notes will be 'pay though' securities. Therefore, the amount of Principal Collections and Loss Amounts distributed to Noteholders during the Amortization Period will directly reflect the amount of payments and losses on the Contracts and Leased Vehicles. We cannot predict with any certainty the rate or timing of payments or losses on the Contracts or Leased Vehicles, or the rate or timing of principal payments on the Notes or their yield to maturity. A substantial increase in the rate of payments on the Contracts and Leased Vehicles during the Amortization Period or a high level of losses may shorten the final maturity of, and may significantly affect the yields on, the Notes. For a description of distributions on the Notes, see 'Description of the Notes--Distributions on the Notes--Distributions of Interest' and '--Application and Distributions of Principal'.

     Other events may cause an accelerated payment of principal on the Notes. If there are Excess Collections on any Distribution Date relating to the Amortization Period, the Trust will distribute the Accelerated Principal Distribution Amount as principal to the Noteholders. The Trust also may pay principal on the Notes faster if World Omni makes Reallocation Payments to the Origination Trust. The Transferor may purchase all of the Trust's assets when the Note Balance is less than ten percent of the Initial Note Balance, which would trigger a redemption and prepayment of the Notes. See 'Description of the Notes-- Distributions on the Notes--Distributions of Interest' for a description of the Accelerated Principal Distribution Amount, 'The Contracts--Representations, Warranties and Covenants' for a description of

Reallocation Payments and 'Description of the Notes--Termination of the Trust; Redemption of the Notes' for a discussion of the repurchase by the Transferor of the Trust's assets.

     World Omni estimates that over calendar years 1996, 1997 and 1998 an average of approximately 70% of the number of retail automobile and light duty truck lease contracts in its portfolio (including those owned by the Origination Trust and by various special purpose finance subsidiaries of World Omni) with scheduled maturities during that period were terminated prior to maturity. These early terminations primarily were due either to voluntary prepayment (a lessee may prepay his or her lease at any time in return for payment of their remaining lease contract obligations and a processing fee that generally equals $250 or $350) or to repossession of the leased vehicle after the lessee's default under the lease. We cannot predict with any certainty whether the prepayment or default rates for the Contracts and Leased Vehicles will bear any relationship to World Omni's historical rates.


     As a part of its pro-active lease termination programs, World Omni monitors its overall portfolio and encourages lessees with remaining lease terms of less than one year to buy, trade in or refinance their leased vehicles early. These programs may include selectively offered incentives to encourage customer loyalty and to minimize anticipated residual value losses on lease contracts scheduled to reach maturity in the near term. These incentives generally occur during the last year of a lease contract (typically the last six months), and for the years 1996, 1997 and 1998 and the six months ended June 30, 1999 the losses relating to these incentives were $223,303, $1,879,447, $9,427,425 and $428,348, respectively. World Omni may continue the use of these incentive programs in the future. All such losses relating to the Contracts will constitute Residual Value Loss Amounts and, therefore, will be covered by the Residual Value Insurance Policy.


     Early terminations (whether due to prepayment or default) may result in earlier principal payments on the Contracts, and early terminations due to default may result in Loss Amounts. Earlier principal payments on the Contracts, and distributions to Noteholders of Loss Amounts, will result in earlier payment of the principal on Notes. We cannot assure you that the Contracts will experience the same rate of prepayment or default or any greater or lesser rate than World Omni's historical rate, or that the Residual Value experience of Leased Vehicles under Contracts that have reached their Maturity Dates will not differ from World Omni's historical residual value loss experience. For the distribution of the Initial Contracts by year of maturity, see 'The Contracts--Characteristics of the Contracts--Distribution of the Initial Contracts by Maturity', and for World Omni's historical levels of lease contract defaults, leased vehicle repossessions and losses and residual value losses, see 'World Omni--Delinquency, Repossession and Loss Data'.

     Note also that the Trust will invest money on deposit in the Accounts, and Principal Collections (and Loss Amounts that otherwise would be distributed to the Noteholders) that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles during the Revolving Period, in Permitted Investments. Although all gain and other income from those investments will be available for the Trust to make the distributions of interest and related distributions, we cannot assure you as to the rate of return that the Trust will realize on those Permitted Investments. For a description of interest and related distributions, see 'Description of the Notes--Distributions on the Notes--Distributions of Interest'.

     The effective yield on, and average life of, each Class of Class A Notes will depend upon, among other things, the amount of scheduled and unscheduled payments on or in respect of the Contracts and the Leased Vehicles and the rate at which the Trust distributes those payments to the Class A Noteholders. If the Trust pays the Class A Notes faster than you expect for any of the reasons discussed above, you and the other Class A Noteholders will bear the entire risk that you will have to reinvest the principal on your Class A Notes earlier than expected, at an interest rate lower than your Note Rates. The timing of changes in the rate of prepayments on the Contracts and payments in respect of the Leased Vehicles may also affect significantly your actual yield to maturity and the average life of your Class A Notes. A substantial increase in the rate of payments on the Contracts and Leased Vehicles (including prepayments and liquidations) during the Amortization Period may shorten the final maturity of and may significantly affect the yield on your Class A Notes. If you purchase Class A Notes in the secondary market at a price other than par, your yield will vary from the anticipated yield if the rate of prepayment on the Contracts differs from the rate you anticipated when you purchased your Class A Notes.

     In sum, the following factors will affect your expected yield:

    (1)    The price you paid for your Class A Notes;

    (2) The rate of prepayments on the Contracts and Leased Vehicles, and of Loss Amounts; and

    (3)    Your assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on the Contracts and Leased Vehicles or Loss Amounts is slower than you now anticipate, your yield will be lower if then-prevailing interest rates are higher than you now anticipate and higher if then-prevailing interest rates are lower than you now anticipate. Conversely, if the rate of prepayments on the Contracts and Leased Vehicles or Loss Amounts is faster than anticipated, your yield will be higher if interest rates are higher than you anticipated and lower if interest rates are lower than you anticipated.

     In general, during the Amortization Period, the Trust will distribute the Investor Percentage of Principal Collections first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, second to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full, third to the Class A-3 Noteholders until the Class A-3 Notes have been paid in full, and fourth to the Class A-4 and Class B Noteholders pro rata based on the Class A Percentage and the Class B Percentage. The Servicer will calculate the Class A Percentage and the Class B Percentage for purposes of allocating the Investor Percentage of Principal Collections when the Class A-1, Class A-2 and Class A-3 Notes have been paid in full, which may affect the maturity and yield on the Class A-4 Notes. Unless the Note Balance of the Class B Notes has been reduced to zero, the Trust will distribute any Covered Loss Amount first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, second to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full, third to the Class A-3 Noteholders until the Class A-3 Notes have been paid in full, and fourth to the Class A-4 Noteholders until the Class A-4 Notes have been paid in full. In sum, you may not receive any distributions of principal on your Class A Notes until every lower-numbered Class of Class A Notes has been paid in full.

     The Trust will allocate any Uncovered Loss Amount first to the Class B Notes (and will write down the Class B Note Balance correspondingly) until the Class B Note Balance has been reduced to zero, and second to the Class A Notes pro rata (and write down the Class A-1, Class A-1, Class A-3 and Class A-4 Note Balances correspondingly), based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages. Therefore, the Class A-2 Notes may be allocated more Uncovered Loss Amounts than the Class A-1 Notes, the Class A-3 Notes may be allocated more Uncovered Loss Amounts than the Class A-1 or A-2 Notes, and the Class A-4 Notes may be allocated more Uncovered Loss Amounts than the Class A-1, A-2 or A-3 Notes, in each case as a relative percentage of their Initial Note Balances. This is primarily because of the sequential payment of principal on the Class A Notes, and because the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages will be calculated based on the ratio of the then-current Class A-1, Class A-2, Class A-3 and Class A-4 Note Balances. This ratio will increase as the Note Balance of each Class of Class A Notes senior in priority of payment decreases during the Amortization Period.

     We provide the following information solely to illustrate the effect of prepayments of the Contracts on the Class A-1, Class A-2, Class A-3 and Class A-4 Note Balances and the weighted average life of each Class of Class A Notes under the assumptions stated below. We do not purport to predict the prepayment rates that the Contracts might actually experience.

     Prepayments on automobile lease contracts may be measured by a prepayment standard or model. We will use a prepayment model expressed in terms of percentages of 'ABS', which means a prepayment model that assumes a constant percentage of the original number of Contracts in a pool prepay each month. Our base prepayment assumption (THE 'PREPAYMENT ASSUMPTION') assumes that, based on the additional assumptions in the next paragraph, the original Outstanding Principal Balance of a Contract will prepay as follows

    (1)    0.30% ABS for the first six months of the life of the Contract;

    (2) 0.50% ABS for the seventh through twelfth month of the life of the Contract;

    (3) 0.65% ABS for the thirteenth through eighteenth month of the life of the Contract;

    (4) 0.85% ABS for the nineteenth through twenty-fourth month of the life of the Contract;

    (5) 1.10% ABS for the twenty-fifth through thirtieth month of the life of the Contract; and

    (6) 1.60% ABS following the thirtieth month of the life of the Contract until the original Outstanding Principal Balance of the Contract has been paid in full.

Neither ABS nor the Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of lease contracts, including the Contracts. We cannot assure you that the Contracts will prepay at the levels of the Prepayment Assumption or at any other rate.

     We prepared the tables below on the basis of certain additional assumptions, including that:



    (1) All Collections (including Monthly Payments and Net Matured Leased Vehicle Proceeds) are received timely, and no Contracts are ever delinquent;

    (2)    There are no Reallocation Payments or Reallocation Deposit Amounts;

    (3)    There are no Loss Amounts;

    (4) The Transferor exercises its option to purchase the property of the Trust;

    (5) The Trust makes all distributions of principal (including any Accelerated Principal Distribution Amount) and interest on the Class A Notes on the required dates;

    (6)    The annual Servicing Fee is 1% of the Aggregate Net Investment Value;

    (7)    All Contract prepayments are full Prepayments;

    (8)    The Revolving Period ends on September 1, 2000;

    (9) The Initial Contracts have assumed Lease Rates of 9.70%, and were originated 7 months prior to the Initial Cutoff Date;

    (10)   The Closing Date is September 1, 1999;

    (11) All Principal Collections for each Collection Period during the Revolving Period are reinvested, on a Transfer Date that is the 15th day of the following calendar month, in Subsequent Contracts that have stated terms of 3 years, Lease Rates of 9.70% and Residual Values equal to 65% of their original Outstanding Principal Balances, were originated on August 31, 1999 and that otherwise have terms that are substantially similar to those of the Initial Contracts; and

    (12)   One-Month LIBOR remains constant at 5.28%, and the Cap Rate is 6.50%.


     We cannot predict the actual levels of losses and delinquencies on the Contracts. Because we prepared the tables based on these assumptions, there will be discrepancies between the actual characteristics of the Subsequent Contracts and our assumed characteristics of the Subsequent Contracts, as well as other discrepancies between our assumptions and the actual Contract experience. Any such discrepancy may increase or decrease the percentage of the outstanding Class A-1, Class A-2, Class A-3 or Class A-4 Note Balance and the weighted average lives of each Class of Class A Notes as set forth in the tables. In addition, because the Contracts will have characteristics that differ from our assumptions, the Trust may make distributions of principal on the Class A Notes earlier or later than as set forth in the tables. We urge you to make your investment decision on a basis that includes your own determination as to anticipated prepayment rates under a variety of the assumptions we discuss.

     The following tables set forth the percentages of the Initial Note Balance of each Class of Class A Notes that would be outstanding after each of the dates shown, based on rates equal to 0%, 50%, 100%, 150% and 200% of the Prepayment Assumption. '0% Prepayment Assumption' assumes no prepayments on a Contract, '50% Prepayment Assumption' assumes that a Contract will prepay at 50% of the Prepayment Assumption, and so forth.

           PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE REMAINING
                  AND WEIGHTED AVERAGE LIFE OF CLASS A-1 NOTES


                                                                                      PREPAYMENT ASSUMPTIONS
                                                                               ------------------------------------
DISTRIBUTION DATE                                                               0%     50%     100%    150%    200%
-----------------                                                              ----    ----    ----    ----    ----
Initial Percentage..........................................................    100     100    100     100     100
November 1999...............................................................    100     100    100     100     100
February 2000...............................................................    100     100    100     100     100
May 2000....................................................................    100     100    100     100     100
August 2000.................................................................    100     100    100     100     100
November 2000...............................................................     90      86     82      76      68
February 2001...............................................................     76      67     56      41      22
May 2001....................................................................     44      31     12       0       0
August 2001.................................................................      0       0      0       0       0
Weighted Average Life (Years)(1)............................................   1.65    1.58   1.50    1.41    1.34
                                                                               ====    ====   ====    ====    ====


------------------
(1) The weighted average life of the Class A-1 Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-1 Note Balance.

           PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE REMAINING
                  AND WEIGHTED AVERAGE LIFE OF CLASS A-2 NOTES


                                                                                      PREPAYMENT ASSUMPTIONS
                                                                               ------------------------------------
DISTRIBUTION DATE                                                               0%     50%     100%    150%    200%
-----------------                                                              ----    ----    ----    ----    ----
Initial Percentage..........................................................    100     100    100     100     100
November 1999...............................................................    100     100    100     100     100
February 2000...............................................................    100     100    100     100     100
May 2000....................................................................    100     100    100     100     100
August 2000.................................................................    100     100    100     100     100
November 2000...............................................................    100     100    100     100     100
February 2001...............................................................    100     100    100     100     100
May 2001....................................................................    100     100    100      78       0
August 2001.................................................................     94      78     53       6       0
November 2001...............................................................     38      24      0       0       0
February 2002...............................................................     16       0      0       0       0
May 2002....................................................................      0       0      0       0       0
Weighted Average Life (Years)(1)............................................   2.23    2.14   2.02    1.85    1.62
                                                                               ====    ====   ====    ====    ====


------------------
(1) The weighted average life of the Class A-2 Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-2 Note Balance.

           PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE REMAINING
                  AND WEIGHTED AVERAGE LIFE OF CLASS A-3 NOTES


                                                                                        PREPAYMENT ASSUMPTIONS
                                                                              -------------------------------------------
DISTRIBUTION DATE                                                                0%         50%      100%    150%    200%
-----------------                                                             ---------  ---------   ----    ----    ----
Initial Percentage..........................................................        100        100   100     100     100
November 1999...............................................................        100        100   100     100     100
February 2000...............................................................        100        100   100     100     100
May 2000....................................................................        100        100   100     100     100
August 2000.................................................................        100        100   100     100     100
November 2000...............................................................        100        100   100     100     100
February 2001...............................................................        100        100   100     100     100
May 2001....................................................................        100        100   100     100      38
August 2001.................................................................        100        100   100     100      22
November 2001...............................................................        100        100   100      37       1
February 2002...............................................................        100        100    65       0       0
May 2002....................................................................         34         26     5       0       0
August 2002.................................................................          3          0     0       0       0
November 2002...............................................................          0          0     0       0       0
Weighted Average Life (Years)(1)............................................       2.71       2.67  2.54    2.20    1.80
                                                                              =========  =========  ====    ====    ====


------------------
(1) The weighted average life of the Class A-3 Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-3 Note Balance.

           PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE REMAINING
                  AND WEIGHTED AVERAGE LIFE OF CLASS A-4 NOTES


                                                                                      PREPAYMENT ASSUMPTIONS
                                                                               ------------------------------------
DISTRIBUTION DATE                                                               0%     50%     100%    150%    200%
-----------------                                                              ----    ----    ----    ----    ----
Initial Percentage..........................................................    100     100    100     100     100
November 1999...............................................................    100     100    100     100     100
February 2000...............................................................    100     100    100     100     100
May 2000....................................................................    100     100    100     100     100
August 2000.................................................................    100     100    100     100     100
November 2000...............................................................    100     100    100     100     100
February 2001...............................................................    100     100    100     100     100
May 2001....................................................................    100     100    100     100     100
August 2001.................................................................    100     100    100     100     100
November 2001...............................................................    100     100    100     100     100
February 2002...............................................................    100     100    100      91      81
May 2002....................................................................    100     100    100      60       0
August 2002.................................................................    100      97     78       0       0
November 2002...............................................................      0       0      0       0       0
Weighted Average Life (Years)(1)............................................   3.04    3.04   3.00    2.74    2.51
                                                                               ====    ====   ====    ====    ====


------------------
(1) The weighted average life of the Class A-4 Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-4 Note Balance.

                 CLASS A NOTE FACTORS AND TRADING INFORMATION;
                         REPORTS TO CLASS A NOTEHOLDERS

     The 'CLASS A-1 NOTE FACTOR', the 'CLASS A-2 NOTE FACTOR', the 'CLASS A-3 NOTE FACTOR' and the 'CLASS A-4 NOTE FACTOR' each will be a seven-digit decimal that the Servicer will compute each month indicating the Class A-1, Class A-2, Class A-3 or Class A-4 Note Balance, as of the close of business on the Distribution Date in that month, as a fraction of the Initial Note Balance of the related Class of Class A Notes. Each Note Factor initially will be 1.0000000 and will remain unchanged during the Revolving Period, except in certain limited circumstances where there are Uncovered Loss Amounts allocated to the relevant Class of Class A Notes and the related Note Balance is written down correspondingly. During the Amortization Period, each Note Factor will decline to reflect reductions in the related Note Balance resulting from distributions of principal and any Uncovered Loss Amounts. The portion of the Class A Note Balance for a given month allocable to a Class A Noteholder can be determined by multiplying the original denomination of the holder's Class A Note by the related Note Factor for that month.

     Pursuant to the Agreement, the Indenture Trustee will provide to all registered holders of the Class A Notes (i.e., Cede as the nominee of DTC unless the Trust issues Definitive Notes) unaudited monthly reports concerning payments received on the Contracts and the Leased Vehicles, the Aggregate Net Investment Value, the Investor Percentage, the Class A-1, Class A-2, Class A-3 and Class A-4 Note Factors and various other items of information. Note Owners may obtain copies of these reports by writing to the Indenture Trustee. The Indenture Trustee also will furnish to Class A Noteholders tax reporting information for each calendar year no later than the latest date permitted by law. For further details concerning information that will be furnished to Noteholders and Note Owners, see 'Description of the Notes--Statements to Noteholders' and 'Description of the Notes--Book-Entry Registration'.

                            DESCRIPTION OF THE NOTES

THE INDENTURE

     The Trust will issue the Notes pursuant to an Indenture (THE 'INDENTURE'), with Harris Trust and Savings Bank, as indenture trustee (THE 'INDENTURE TRUSTEE'), a form of which (together with forms of the Agreement, the SUBI Trust Agreement and the Servicing Agreement) we have filed as an exhibit to the Registration Statement containing this prospectus. The summaries of the provisions of the those documents contained below and elsewhere in this prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of those documents. Where we refer in a summary to the particular provisions of or terms used in the Indenture, the Agreement, the SUBI Trust Agreement and the Servicing Agreement, we incorporate by reference the actual provisions (including definitions and section references) of those documents.

SUMMARY OF THE TERMS OF THE NOTES

     The Trust will issue $1,073,472,000 in aggregate initial principal amount (THE 'INITIAL NOTE BALANCE') of Floating Rate Automobile Lease Asset Backed Notes (THE 'NOTES'), in several classes (EACH, A 'CLASS'). (The date on which the Trust will issue the Notes is the 'CLOSING DATE'.) We are offering the following senior Classes of Notes under this prospectus:


    (1) Floating Rate Automobile Lease Asset Backed Notes, Class A-1 (THE 'CLASS A-1 NOTES'), in the initial aggregate principal amount of $330,000,000 (THE 'INITIAL CLASS A-1 NOTE BALANCE'), bearing interest
           at an annual percentage rate equal to One-Month LIBOR plus      %
           (THE 'CLASS A-1 NOTE RATE');

    (2) Floating Rate Automobile Lease Asset Backed Notes, Class A-2 (THE 'CLASS A-2 NOTES'), in the initial aggregate principal amount of $310,000,000 (THE 'INITIAL CLASS A-2 NOTE BALANCE'), bearing interest
           at an annual percentage rate equal to One-Month LIBOR plus      %
           (THE 'CLASS A-2 NOTE RATE');

    (3) Floating Rate Automobile Lease Asset Backed Notes, Class A-3 (THE 'CLASS A-3 NOTES'), in the initial aggregate principal amount of $249,000,000 (THE 'INITIAL CLASS A-3 NOTE BALANCE'), bearing interest at an annual percentage rate equal to One-Month LIBOR plus % (THE 'CLASS A-3 NOTE RATE'); and

    (4) Floating Rate Automobile Lease Asset Backed Notes, Class A-4 (THE 'CLASS A-4 NOTES' AND, TOGETHER WITH THE CLASS A-1, CLASS A-2 AND CLASS A-3 NOTES, THE 'CLASS A NOTES'), in the initial aggregate principal amount of $184,472,000 (THE 'INITIAL CLASS A-4 NOTE BALANCE' AND, TOGETHER WITH THE INITIAL CLASS A-1, CLASS A-2 AND CLASS A-3 NOTE BALANCES, THE 'INITIAL CLASS A NOTE BALANCE'), bearing interest at an annual percentage rate equal to One-Month LIBOR plus % (THE 'CLASS A-4 NOTE RATE').

The Trust also will issue Floating Rate Automobile Lease Asset Backed Notes, Class B (THE 'CLASS B NOTES') in the initial aggregate principal amount of $60,927,000 (THE 'INITIAL CLASS B NOTE BALANCE'), bearing interest at a floating rate, which will be subordinate to the Class A Notes. We are not offering the Class B Notes under this prospectus. The Class B Notes initially will be held by an affiliate of the Transferor.


     The Trust will issue the Class A Notes in denominations of $1,000 and integral multiples thereof in book-entry form. (Indenture, Section 2.02). The Class A Notes initially will be represented by notes registered in the name of Cede, the nominee of DTC, and persons acquiring interests in the Class A Notes ('NOTE OWNERS') generally will not be entitled to receive fully registered, certificated notes ('DEFINITIVE NOTES') except in limited circumstances. Unless Class A Notes are issued as Definitive Notes, where we refer to distributions, notices, reports and statements to Class A Noteholders, this will mean those same actions to DTC or Cede for the benefit of Note Owners in accordance with DTC procedures. (Indenture, Section 2.10). For a description of the book-entry registration of the Class A Notes, see 'Description of the Notes--Book-Entry Registration', and for a description of the circumstances under which the Trust will issue Definitive Notes, see 'Description of the Notes--Definitive Notes'.

     The outstanding principal amount of a Class of Notes at any time (THE 'CLASS A-1 NOTE BALANCE', THE 'CLASS A-2 NOTE BALANCE', THE 'CLASS A-3 NOTE BALANCE', THE 'CLASS A-4 NOTE BALANCE' AND THE 'CLASS B NOTE BALANCE', RESPECTIVELY) will be equal to the Initial Note Balance of that Class, less the sum of (i) all payments made on or before that date allocable to principal, (ii) the aggregate amount of Uncovered Loss Amounts allocated to that Class of Notes, and (iii) for the Class B Notes, any Class B Note Principal Carryover Shortfall. (Agreement, Section 1.01). For a description of these distributions and allocations, see 'Description of the Notes--Distributions on the Notes--Distributions of Interest' and '-- Application and Distributions of Principal'. At any time, the 'CLASS A NOTE BALANCE' will equal the sum of the Class A-1, Class A-2, Class A-3 and Class A-4 Note Balances, and the 'NOTE BALANCE' will equal the sum of the Class A and Class B Note Balances.

     The holders of record of each Class of Notes (THE 'CLASS A-1 NOTEHOLDERS', THE 'CLASS A-2 NOTEHOLDERS', THE 'CLASS A-3 NOTEHOLDERS', THE 'CLASS A-4 NOTEHOLDERS' AND THE 'CLASS B NOTEHOLDERS', RESPECTIVELY) will be entitled to receive distributions of interest at the related Note Rate and certain distributions of principal during the Amortization Period, funded from the Investor Percentage of Interest Collections and Principal Collections and certain other sources. The Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders collectively will be the 'CLASS A NOTEHOLDERS', and the Class A and Class B Noteholders collectively will be the 'NOTEHOLDERS'. The right of the Class B Noteholders to receive payments of interest and principal will be subordinated in certain respects to the right of the Class A Noteholders to receive those payments. For a detailed description of the rights of the Noteholders to receive distributions from the Trust, see 'Description of the Notes--Distributions on the Notes'.

     The final maturity date for each Class of Class A Notes (THE 'STATED MATURITY DATE') will be as follows: for the Class A-1 Notes, February 15, 2002; for the Class A-2 Notes, September 15, 2002; for the Class A-3 Notes, March 15, 2003; and for the Class A-4 Notes, October 15, 2005.

     The Transferor will permanently retain the certificate representing the Transferor Interest (THE 'TRANSFEROR CERTIFICATE'), which will represent the entire equity interest in the Trust, including the right to receive the Transferor Percentage of Interest Collections and Principal Collections. See 'Description of the Notes--Calculation and Allocation of Collections and Loss Amounts' for the calculation of these percentages. The Transferor Certificate will be subordinated to the Notes in certain respects. For further information in this regard, see 'Description of the Notes--Certain Payments to the Transferor'.

     During the Revolving Period, the Note Balance will remain constant except where there are Uncovered Loss Amounts, which will result in the write-down of the Note Balances of certain Classes of Notes. During the Amortization Period, the Note Balance will decline as the Trust distributes the Investor Percentage of Principal Collections and Accelerated Principal Distribution Amounts to the Noteholders and if there are Uncovered Loss Amounts. The Aggregate Net Investment Value can change daily as lessees pay principal on the Contracts and Leased Vehicles, as World Omni makes Reallocation Payments and pays Reallocation Deposit Amounts (in the event of an uncured breach of certain representations and warranties or servicing covenants as to the Contracts), as the Origination Trust incurs liquidation and other losses on the Contracts and Leased Vehicles, as the Trust sells or disposes of Leased Vehicles in Matured Leased Vehicle Inventory, and as Leased Vehicles remain unsold for long enough that they no longer are considered part of Mature Leased Vehicle Inventory.

TRANSFER OF THE SUBI IN EXCHANGE FOR THE NOTES

     On the Closing Date, pursuant to the Agreement, the Transferor will transfer the SUBI Certificate to the Owner Trustee and thereby transfer to the Trust, without recourse, its entire interest in the SUBI. At the same time, the Owner Trustee on behalf of the Trust will deliver the Notes and the Transferor Certificate to or upon the order of the Transferor. (Agreement, Sections 2.02 and 4.02).

     Pursuant to the Agreement, the Transferor will represent and warrant that, immediately prior to its transfer of the SUBI Certificate to the Trust, it had good title to, and was the sole legal and beneficial owner of, the SUBI Certificate, free and clear of liens and claims. (Agreement, Section 5.01).

REALLOCATION PAYMENTS AND REALLOCATION DEPOSIT AMOUNTS

     Under certain circumstances World Omni will be required to make Reallocation Payments in respect of certain Contracts (and the related Leased Vehicles) discovered not to be in compliance with World Omni's representations or warranties or Contracts as to which it has not followed certain servicing procedures where the failure materially and adversely affects the Contract. For more information about Reallocation Payments, see 'The Contracts-- Representations, Warranties and Covenants' and 'Additional Document Provisions--The Servicing Agreement-- Collections'. When World Omni makes a Reallocation Payment during the Amortization Period (but not during the Revolving Period), the Aggregate Net Investment Value will decline by an amount equal to the Discounted Principal Balance of the relevant Contract, which will reduce the Transferor Interest by the same amount. The Contract and the related Leased Vehicle will no longer constitute SUBI Assets, because they will be reallocated as UTI Assets. If this reduction would cause the Transferor Interest to become less than zero, World Omni also will be required to deposit an amount equal to that deficit (THE 'REALLOCATION DEPOSIT AMOUNT') into the SUBI Collection Account. If World Omni is required to pay a Reallocation Deposit Amount, reallocation of the related Contract and Leased Vehicle will not occur unless it actually makes that payment. (Servicing Agreement, Section 8.03).

CALCULATION AND ALLOCATION OF COLLECTIONS AND LOSS AMOUNTS

     Pursuant to the Servicing Agreement, the Servicer will allocate all Interest Collections and (during the Amortization Period) Principal Collections received during each calendar month (or, for the initial such period, from the Initial Cutoff Date through August 31, 1999) (A 'COLLECTION PERIOD') between the Notes and the Transferor Certificate, based on the Investor Percentage and the Transferor Percentage. The Servicer also will make similar allocations of all Loss Amounts for each Collection Period. (SUBI Trust Agreement, Sections 10.01 and 12.01; Servicing Agreement, Section 9.02).

     'COLLECTIONS' for any Collection Period will include all net collections received on the Contracts and Leased Vehicles during that Collection Period other than Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, such as:


    (1) Monthly Payments, including amounts collected in previous Collection Periods that represented Monthly Payments not yet due at that time ('PAYMENTS AHEAD'), but which became due during the current Collection Period;

    (2) Early payments of the Outstanding Principal Balance of a Contract ('PREPAYMENTS');

    (3)    Advances by the Servicer;

    (4) Proceeds from the sale or other disposition of Leased Vehicles under Matured Contracts (including payments for excess mileage and excess wear and use, but excluding Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy) ('MATURED LEASED VEHICLE PROCEEDS'), net of expenses ('MATURED LEASED VEHICLE EXPENSES') incurred in connection with the realization of those Matured Leased Vehicle Proceeds ('NET MATURED LEASED VEHICLE PROCEEDS');

    (5) Proceeds received from the sale or other disposition of repossessed Leased Vehicles ('REPOSSESSED VEHICLE PROCEEDS'), net of expenses ('REPOSSESSED VEHICLE EXPENSES') incurred in connection with the realization of those Repossessed Vehicle Proceeds ('NET REPOSSESSED VEHICLE PROCEEDS');

    (6) Other amounts received in connection with the realization of the amounts due under any Contract (TOGETHER WITH MATURED LEASED VEHICLE PROCEEDS AND REPOSSESSED VEHICLE PROCEEDS, 'LIQUIDATION PROCEEDS'), net of other expenses (TOGETHER WITH MATURED LEASED VEHICLE EXPENSES AND REPOSSESSED VEHICLE EXPENSES, 'LIQUIDATION EXPENSES') incurred in connection with the realization of Liquidation Proceeds (TOGETHER WITH NET MATURED LEASED VEHICLE PROCEEDS AND NET REPOSSESSED VEHICLE PROCEEDS, 'NET LIQUIDATION PROCEEDS'); and

    (7) Any Undistributed Transferor Excess Collections for the preceding Collection Period.

For a discussion of required and permitted Advances, see 'Additional Document Provisions--The Servicing Agreement--Advances'. For a description of Undistributed Transferor Excess Collections, see 'Description of the Notes--Distributions on the Notes--Distributions of Interest'.

     However, Collections shall not include, and (as appropriate) shall be net of:

    (1)    Payments Ahead for future Collection Periods;

    (2) Amounts paid to the Servicer to reimburse outstanding Advances, Matured Leased Vehicle Expenses, Repossessed Vehicle Expenses and other Liquidation Expenses;

    (3) Any Insurance Proceeds applied to repair a Leased Vehicle or released to a lessee under the Servicer's normal procedures, and amounts paid to the Servicer to reimburse other related expenses not included in Liquidation Expenses but which are recoverable under the Servicing Agreement ('INSURANCE EXPENSES');

    (4) Late payment charges, payments of insurance premiums, excise taxes or similar items; and

    (5)    Additional Loss Amounts.

     'INTEREST COLLECTIONS' for any Collection Period generally will equal the amount by which Collections exceed Principal Collections. 'PRINCIPAL COLLECTIONS' for any Collection Period will be all Collections allocable to the principal component of any Contract (including any payment in respect of a Leased Vehicle, but excluding any payment as to which a Loss Amount was realized during a previous Collection Period). However, for purposes of determining Principal Collections, the principal component of all payments on a Discounted Contract (or the related Leased Vehicle) will be discounted to present value at a rate of 9.70%, which will effectively reallocate a portion of this principal component to Interest Collections. (SUBI Trust Agreement, Section 10.01; Agreement, Section 1.01). In addition, for any Collection Period during the

Revolving Period, Loss Amounts that otherwise would be distributable to the Noteholders on the related Distribution Date will be treated as if they were Principal Collections for purposes of reinvestment in Subsequent Contracts and Subsequent Leased Vehicles. (Agreement, Section 3.03).

     'LOSS AMOUNTS' for any Collection Period will consist of:


    (1) An amount (THE 'CHARGED-OFF AMOUNT') equal to the Discounted Principal Balances of all Contracts where the Leased Vehicle was repossessed and sold or otherwise disposed of, or which were written off by the Servicer in accordance with its normal policies for writing off lease contracts other than for repossessions ('CHARGED-OFF CONTRACTS'), during that Collection Period;

    (2) An amount generally equal to the aggregate net losses on dispositions of Matured Leased Vehicle Inventory or under World Omni's pro-active lease termination programs (THE 'RESIDUAL VALUE LOSS AMOUNT'), which will equal the sum of:

           (a) The aggregate of the Residual Values of all Leased Vehicles included in Matured Leased Vehicle Inventory but that, as of the end of the Collection Period, had remained unsold and not otherwise disposed of for at least two full Collection Periods;

           (b) Any excess of (1) the aggregate Residual Values of all Leased Vehicles previously included in Matured Leased Vehicle Inventory but that were sold or otherwise disposed of during that Collection Period, over (2) Net Matured Leased Vehicle Proceeds for that Collection Period; and

           (c) Any losses on Contracts (up to their Discounted Principal Balances) terminated on or prior to their Maturity Dates during that Collection Period under World Omni's pro-active lease termination programs, in which less than the Outstanding Principal Balance of the Contract is paid by or on behalf of the lessee; and

    (3) Any losses incurred by the Origination Trust in the event of any uninsured liability to third parties that is borne by the SUBI Assets (including amounts reserved within the SUBI Collection Account against future such losses) ('ADDITIONAL LOSS AMOUNTS'), whether they are incurred:

           (a) With respect to the SUBI Assets and therefore are allocated to the SUBI Assets;

           (b) With respect to the Origination Trust Assets generally and therefore a pro rata portion is allocated to the SUBI Assets; or

           (c) With respect to UTI Assets or Other SUBI Assets if they are insufficient to pay that liability and therefore a portion is allocated to the SUBI Assets.

(SUBI Trust Agreement, Sections 7.01 and 10.01; Agreement, Section 1.01). See 'Maturity, Prepayment and Yield Considerations' for a discussion of World Omni's pro-active lease termination programs. See 'Additional Document Provisions--The Agreement--Allocation of Beneficial Interests and Liabilities' and 'Certain Legal Aspects of the Origination Trust and The SUBI--The SUBI' for more information on Additional Loss Amounts, their creation and allocation.

     The 'INVESTOR PERCENTAGE' for any Collection Period will mean:

     (1) For Loss Amounts and Interest Collections, the percentage equivalent of a fraction (not to exceed 100%), the numerator of which is the Note Balance on the last day of the preceding Collection Period (or, for the first Collection Period, the Initial Note Balance), and the denominator of which is the Aggregate Net Investment Value on the last day of the preceding Collection Period (or, for the first Collection Period, as of the Initial Cutoff Date); and

     (2) For Principal Collections during the Amortization Period, the percentage equivalent of a fraction (not to exceed 100%), the numerator of which is the Note Balance and the denominator of which is the Aggregate Net Investment Value, in each case as of the last day of the last Collection Period before (a) the Amortization Date or
           (b) an Early Amortization Event.

For convenience, this prospectus refers to the Investor Percentage as if it were the same percentage at all times and for all amounts. The Investor Percentage may be a different percentage for each Collection Period, and will vary primarily as a result of changes in the Aggregate Net Investment Value. The 'TRANSFEROR PERCENTAGE' in all cases will equal 100% minus the applicable Investor Percentage. (Agreement, Section 1.01).

     Because of the way the Investor Percentage is calculated, the Servicer will allocate Interest Collections to Noteholders based on the relationship of the Note Balance to the Aggregate Net Investment Value (which may change daily and from Collection Period to Collection Period). However, the Servicer will allocate Principal Collections to the Noteholders during the Amortization Period by reference to a fixed Investor Percentage.

DISTRIBUTIONS TO THE TRANSFEROR

     On each Distribution Date, the Indenture Trustee will make distributions to the Transferor in satisfaction of the Trust's payment obligations, from funds in the Distribution Account in respect of the related Collection Period, in the following amounts (THE 'TRANSFEROR AMOUNTS'):


     (1) If the Distribution Date relates to the Revolving Period, the Transferor Percentage of Interest Collections; and

     (2) If the Distribution Date relates to the Amortization Period, the Transferor Percentage of Interest Collections and (if the Transferor Interest is equal to or greater than zero) the Transferor Percentage of Principal Collections.

     The Indenture Trustee will make these distributions net of the Transferor Percentage of the Servicing Fee, Capped Origination Trust Administrative Expenses, Capped Trust Administrative Expenses, Capped Contingent and Excess Liability Premiums and Uncapped Administrative Expenses for the related Collection Period. For descriptions of these amounts, see 'Description of the Notes--Distributions on the Notes-- Distributions of Interest'. The Indenture Trustee will retain in the Distribution Account for payment to the Noteholders any Principal Collections not paid to the Transferor because the Transferor Interest is less than or equal to zero ('UNALLOCATED PRINCIPAL COLLECTIONS').

     However, the Indenture Trustee will not pay any Transferor Amounts unless it also pays all distributions required to be paid to the Noteholders out of the Investor Percentage of Interest Collections that are senior in priority to Excess Collections, and the amount on deposit in the Reserve Fund (after all withdrawals and deposits on the relevant Distribution Date) is at least equal to the Reserve Fund Cash Requirement. (Agreement, Section 3.03). For further information on distributions out of the Investor Percentage of Interest Collections, see 'Description of the Notes--Distributions on the Notes--Distributions of Interest', and for a discussion of the Reserve Fund and the Reserve Fund Cash Requirement, see 'Security for the Notes--The Reserve Fund'.

     On any Distribution Date, the Transferor may (at its option) instruct the Indenture Trustee and the Servicer not to distribute any or all Transferor Amounts otherwise due to it, but instead to redeposit those amounts (THE 'UNDISTRIBUTED TRANSFEROR AMOUNTS') into the SUBI Collection Account. Undistributed Transferor Amounts will be treated as if they were Collections during the then-current Collection Period. The Transferor will have no claim to any Undistributed Transferor Amounts, except insofar as they become Excess Collections that are payable to the Transferor for a succeeding Collection Period. (Agreement, Section 3.03).

DETERMINATION OF ONE-MONTH LIBOR

     The Servicer will determine One-Month LIBOR for each Distribution Date on the second business day prior to the preceding Distribution Date (or, for the initial Distribution Date, the second business day prior to the Closing Date) (EACH A 'LIBOR DETERMINATION DATE'). For purposes of calculating One-Month LIBOR, a business day is any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

     'ONE-MONTH LIBOR' means the rate for deposits in U.S. Dollars for a period of one month (commencing on the previous Distribution Date) which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined based on the rates quoted by four major banks in the London interbank market selected by the Servicer (THE 'REFERENCE BANKS') at approximately 11:00 a.m., London time, for deposits in U.S. Dollars to prime banks in the London interbank market for a period of one month (commencing on the previous Distribution Date). The Servicer will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two such quotations, the rate for that day will be the arithmetic mean of their quotations. If they provide only one quotation, the rate for that day will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, for loans in U.S. Dollars to leading European banks for a period of one month (commencing on the previous Distribution Date).

     'TELERATE PAGE 3750' means the display page currently so designated on the Dow Jones Telerate Service (or any other page that replaces that page on that service for the purpose of displaying comparable rates or prices).

DISTRIBUTIONS ON THE NOTES

  Servicer Determinations Before Distribution Date

     On the second Business Day before each Distribution Date (A 'DETERMINATION DATE'), the Servicer will inform the Indenture Trustee of, among other things, the amount of Interest Collections and Principal Collections, the Investor Percentage, the Transferor Percentage, the Class A-1, Class A-2, Class A-3 and Class A-4 Note Factors, the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Allocation Percentages, the amount of Advances to be made by the Servicer, the Required Amount, if any, to be withdrawn from the Reserve Fund and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the Collection Period immediately preceding that Determination Date. On or before each Determination Date, the Servicer also will determine the Reserve Fund Cash Requirement, the Class A Cap Receipt, the amounts to be distributed to the Noteholders and to the Transferor in respect of the Transferor Interest and any Reserve Fund Supplemental Requirement. (Servicing Agreement, Sections 9.02 and 10.01).

     Distributions of Interest

     The fifteenth day of each month, or if that day is not a day other than a Saturday or Sunday or other than a day on which banks in New York, New York, Palisades Park, New Jersey, Chicago, Illinois, Wilmington, Delaware, Deerfield Beach, Florida or Mobile, Alabama, are authorized or obligated by law, executive order or government decree to be closed (EACH, A 'BUSINESS DAY'), then the next Business Day, beginning with September 15, 1999, will be a 'DISTRIBUTION DATE'. The Indenture Trustee will use the following sources of funds, in the following priority, to make distributions on each Distribution Date as described in the interest payment waterfall below:



     (1) Interest Collections for the related Collection Period (and any Class A Cap Receipt);

     (2) Transferor Amounts that would otherwise be distributable to the Transferor in respect of the Transferor Interest for that Collection Period (first from the Interest Collections portion and then from the Principal Collections portion);

     (3) Except for distributions required by clause (9) of the payment waterfall, any amounts deposited by the Transferor, in its sole discretion, into the Distribution Account as a capital contribution to the Trust and designated for that purpose;

     (4) Except for distributions required by clause (9) of the payment waterfall, any Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy for that Collection Period;

     (5) Except for distributions required by clause (9) of the payment waterfall, any Required Amount withdrawn from the Reserve Fund; and

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     (6)   To the extent needed to make distributions described in clauses (3),
           (10) and (11) of the interest payment waterfall to the Class A-4 Noteholders during the Amortization Period, amounts that would otherwise be distributable to the Class B Noteholders in respect of the Class B Percentage of the Investor Percentage of Principal Collections for that Collection Period.

(Agreement, Section 3.03).

     On each Distribution Date, the Indenture Trustee will make the following distributions from the Distribution Account in satisfaction of the obligations of the Trust and the Origination Trust, in the following amounts and priority:

     (1) If there is an Indenture Event of Default, to the Indenture Trustee, the Investor Percentage of Capped Indenture Trustee Administrative Expenses, and to the Owner Trustee, the Investor Percentage of Capped Owner Trustee Administrative Expenses;
     (2) First from any Class A Cap Receipt and only then from other available amounts, to each Class of Class A Noteholders, interest at the related Note Rate on the Class A-1, Class A-2, Class A-3 or Class A-4 Note Balance, as applicable, as of the previous Distribution Date (after any reduction in the Note Balance on that Distribution Date) or, for the first Distribution Date, on the Initial Class A-1, Class A-2, Class A-3 or Class A-4 Note Balance, as applicable, together with any unpaid Class A-1, Class A-2, Class A-3 or Class A-4 Interest Carryover Shortfall. Interest will be based on the actual number of days from and including the previous Distribution Date (or for the initial Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date and a 360-day year;
     (3) To each Class of Class A Noteholders, accrued and unpaid interest at the related Note Rate on any unreimbursed Uncovered Loss Amounts from previous Distributions Dates that were allocated to their Notes and resulted in write-downs of their respective Note Balances. If there are not enough funds to make this distribution, the available funds will be allocated pro rata based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages;

     (4) To the Class B Noteholders, interest from the available sources described above at an annual rate not expected to exceed %, and from additional sources of funds reserved to Class B Notes, at a specified floating rate (the 'CLASS B NOTE RATE') on the Class B Note Balance as of the previous Distribution Date (after any reduction in the Class B Note Balance on that Distribution Date) or, for the first Distribution Date, on the Initial Class B Note Balance, together with any unpaid Class B Interest Carryover Shortfall. Again, interest will be based on the actual number of days from and including the previous Distribution Date (or for the initial Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date and a 360-day year;

     (5) To the Servicer, the Investor Percentage of Capped Contingent and Excess Liability Premiums;
     (6) To the Origination Trustee, the Investor Percentage of Capped Origination Trust Administrative Expenses;
     (7) In circumstances other than clause (1), to the Indenture Trustee, the Investor Percentage of Capped Indenture Trustee Administrative Expenses, and to the Owner Trustee, the Investor Percentage of Capped Owner Trustee Administrative Expenses;
     (8) If World Omni is not the Servicer, to the other Servicer, the Investor Percentage of the Servicing Fee and of any unpaid Servicing Fees due to the other Servicer for prior Collection Periods;
     (9) To the Reserve Fund, all available funds until the amount on deposit equals the Reserve Fund Cash Requirement;
    (10)   To the Class A Noteholders:
           (a) If the Note Balance of the Class B Notes has not been reduced to zero, the Covered Loss Amount, sequentially to each Class of Class A Noteholders beginning with the Class A-1 Noteholders until the Note Balance of each such Class has been reduced to zero; or
           (b) If the Note Balance of the Class B Notes has been reduced to zero, the Covered Loss Amount, pro rata based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages;
    (11) To each Class of Class A Noteholders, any Uncovered Loss Amounts from previous Distribution Dates that were allocated to that Class and resulted in the write-down of its Note Balance, that have not already been reimbursed. If there are not enough funds to make this distribution, the available funds will be allocated pro rata based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages;
     (12) To the Class B Noteholders, accrued and unpaid interest at the Class B Note Rate on any unreimbursed Uncovered Loss Amounts from previous Distribution Dates that were allocated to the Class B Notes and resulted in the write-down of the Class B Note Balance, and on any unreimbursed Class B Note Principal Carryover Shortfall;
     (13) To the Class B Noteholders, any unreimbursed Uncovered Loss Amounts from previous Distribution Dates that were allocated to the Class B Notes and resulted in the write-down of the Class B Note Balance, together with any Class B Note Principal Carryover Shortfall;
     (14) If World Omni is the Servicer (and has not elected to waive the Servicing Fee for the related Collection Period), to the Servicer, the Investor Percentage of the Servicing Fee for the related Collection Period and of any unpaid Servicing Fees for prior Collection Periods; and
     (15) To the Indenture Trustee, the Owner Trustee and the Origination Trustee, the Investor Percentage of any Uncapped Administrative Expenses due to it.

Only Class A Noteholders as of the day before a Distribution Date (or, if Definitive Notes are issued, as of the last day of the preceding calendar month) (EACH, A 'RECORD DATE') will be entitled to receive distributions on the Class A Notes. (Agreement, Sections 1.01 and 3.03).

     On any Distribution Date relating to a Collection Period during the Revolving Period, amounts otherwise payable to Noteholders pursuant to clauses
(10), (11) and (13) in this payment waterfall will be treated as if they were Principal Collections for that Collection Period. Therefore, they will be available to be reinvested in Subsequent Contracts and Subsequent Leased Vehicles, rather than being paid to the Noteholders. (Agreement, Section 3.03). For further information on reinvestment of Principal Collections, see 'Description of the Notes--Distributions on the Notes--Application and Distributions of Principal'.

     Any remaining funds will be 'EXCESS COLLECTIONS'. On each Distribution Date related to a Collection Period during the Revolving Period, the Indenture Trustee will distribute all Excess Collections to the Transferor. On each Distribution Date related to a Collection Period during the Amortization Period, the Indenture Trustee will distribute all Excess Collections, up to but not exceeding the product of one-twelfth of 0.25% and the Aggregate Net Investment Value as of the last day of that Collection Period (THE 'ACCELERATED PRINCIPAL DISTRIBUTION AMOUNT'), to Noteholders as an additional payment of principal, and then will distribute any remaining Excess Collections to the Transferor. The Indenture Trustee will distribute any Accelerated Principal Distribution Amount to each of the Class A-1, Class A-2 and Class A-3 Noteholders sequentially, until each such Class of Notes has been paid in full, and then to the Class A-4 and Class B Noteholders pro rata in accordance with the Class A Percentage and the Class B Percentage. On any Distribution Date, the Transferor may (at its option) instruct the Indenture Trustee not to distribute any or all Excess Collections due to it, but instead to redeposit that amount ('UNDISTRIBUTED TRANSFEROR EXCESS COLLECTIONS') into the SUBI Collection Account. Undistributed Transferor Excess Collections will be treated as if they were Collections during the then-current Collection Period. The Transferor will have no claim to any Undistributed Transferor Excess Collections, except insofar as they become Excess Collections that are payable to the Transferor for a succeeding Collection Period. (Agreement, Sections 1.01 and 3.03).

     'CAPPED ORIGINATION TRUST ADMINISTRATIVE EXPENSES' will be specified administrative expenses of the Origination Trust, up to $100,000 in any calendar year. (SUBI Trust Agreement, Section 10.01). 'CAPPED INDENTURE TRUSTEE ADMINISTRATIVE EXPENSES' will be the Indenture Trustee's compensation and other specified administrative expenses, up to $50,000 in any calendar year (or $100,000 in a calendar year in which an Indenture Event of Default occurs). 'CAPPED OWNER TRUSTEE ADMINISTRATIVE EXPENSES' will be the Owner Trustee's compensation and other specified administrative expenses, up to $5,000 in any calendar year. (Agreement, Section 1.01). 'UNCAPPED ADMINISTRATIVE EXPENSES' will be the Indenture Trustee's and Owner Trustee's compensation and specified administrative expenses of the Origination Trust, the Indenture Trustee and the Owner Trustee in excess of the amounts of Capped Origination Trust Administrative Expenses, Capped Indenture Trustee Administrative Expenses and Capped Owner Trustee Administrative Expenses.

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
     'CAPPED CONTINGENT AND EXCESS LIABILITY PREMIUMS' will be the premiums then due on the portion of the Contingent and Excess Liability Insurance Policies allocable to the SUBI, up to $375,000 in any calendar year.

     'COVERED LOSS AMOUNTS' for any Distribution Date will be the lesser of the Investor Percentage of Loss Amounts for the related Collection Period, and the amount actually available for distribution under clause (x) of the payment waterfall. 'UNCOVERED LOSS AMOUNTS' for any Distribution Date will be any excess of the Investor Percentage of Loss Amounts for the related Collection Period over Covered Loss Amounts. Uncovered Loss Amounts will be allocated first to the Class B Notes, and therefore the Class B Note Balance will be written down, until the Class B Note Balance has been reduced to zero. Thereafter, Uncovered Loss Amounts will be allocated to the Class A Notes, and therefore the Class A-1, Class A-2, Class A-3 and Class A-4 Note Balances will be written down, pro rata based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages. (Agreement, Section 1.01). For a description of the calculation of the Note Balances for each Class of Notes, see 'Description of the Notes--Summary of the Terms of the Notes'.

     Uncovered Loss Amounts will arise on any Distribution Date when the Investor Percentage of Interest Collections (and any Class A Cap Receipt), Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, the Required Amount, the Transferor Amounts and, with respect to any Class A-4 Note Principal Loss Amount, principal amounts otherwise payable to the Class B Noteholders are not sufficient to cover the Investor Percentage of all Loss Amounts for the related Collection Period. If Uncovered Loss Amounts for any Distribution Date are allocated to your Class of Notes, the Note Balance of your Notes will be reduced but you will not receive a corresponding payment. If there are insufficient funds available to reimburse those Uncovered Loss Amounts on subsequent Distribution Dates, you will suffer a loss on your Notes.

     On any Distribution Date, the 'CLASS A-1 ALLOCATION PERCENTAGE' will mean the Class A-1 Note Balance as a percentage of the Note Balance, calculated as of the last day of the related Collection Period. The 'CLASS A-2 ALLOCATION PERCENTAGE', the 'CLASS A-3 ALLOCATION PERCENTAGE', the 'CLASS A-4 ALLOCATION PERCENTAGE' and the 'CLASS B ALLOCATION PERCENTAGE' will be calculated in the same manner as the Class A-1 Allocation Percentage, appropriately modified to relate to the Class A-2, Class A-3 or Class A-4 Notes, respectively. However, the 'CLASS A PERCENTAGE' will mean the Class A Note Balance as a percentage of the Note Balance, calculated immediately after the Class A-3 Notes have been paid in full, and the 'CLASS B PERCENTAGE' will mean the Class B Note Balance as a percentage of the Note Balance, calculated immediately after the Class A-3 Notes have been paid in full. Neither the Class A Percentage nor the Class B Percentage will change after it is set.

     On any Distribution Date, the 'CLASS A-1 INTEREST CARRYOVER SHORTFALL' will be any excess of:

    (1)   The sum of:

          (a)   The interest distributable on the Class A-1 Notes;

          (b) Any outstanding Class A-1 Interest Carryover Shortfall from the preceding Distribution Date; and

          (c) Interest at the Class A-1 Note Rate on any outstanding Class A-1 Interest Carryover Shortfall from the preceding Distribution Date through the current Distribution Date; over

    (2) The amount of interest distributed to the Class A-1 Noteholders on that Distribution Date.

     The 'CLASS A-2 INTEREST CARRYOVER SHORTFALL', the 'CLASS A-3 INTEREST CARRYOVER SHORTFALL', the 'CLASS A-4 INTEREST CARRYOVER SHORTFALL' and the 'CLASS B INTEREST CARRYOVER SHORTFALL' will be calculated in the same manner as the Class A-1 Interest Carryover Shortfall, appropriately modified to relate to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, respectively. (Agreement, Section 1.01).

     On any Distribution Date from and after the Distribution Date on which the Class A-3 Notes are paid in full, the 'CLASS B NOTE PRINCIPAL CARRYOVER SHORTFALL' will be any of the Class B Percentage of the

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
Investor Percentage of Principal Collections for the related Collection Period that is instead applied to the distribution of principal to the Class A Noteholders pursuant to clauses (iii), (x) and (xi) in the payment waterfall.

     The 'VOTING INTERESTS' of the Class A Notes will be allocated among the Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders or Note Owners in accordance with the Note Balances of their Class A-1, Class A-2, Class A-3 and Class A-4 Notes, and of the Class B Notes will be allocated among the Class B Noteholders in accordance with their Note Balances of their Class B Notes. However, in certain circumstances, any Notes held or beneficially owned by ALF LLC, ALF L.P., the Transferor, WOLS LLC, World Omni or any of their affiliates will be excluded from this determination. (Agreement, Section 1.01).

     On any Distribution Date, the 'REQUIRED AMOUNT' will be the lesser of:


    (1) The amount on deposit in the Reserve Fund on the related Deposit Date after all required deposits through that Distribution Date (including under clause (9) in the interest payment waterfall); and

    (2)   Any excess of:

          (a) The full amount distributable under clauses (1) through (8) and (10) through (15) of the interest payment waterfall; over

          (b)     The sum of:

                  (i) The Investor Percentage of Interest Collections for the related Collection Period (plus any Class A Cap Receipt);

                  (ii) Any Transferor Amounts applied to cover the distributable amount described in clause (a); and

                  (iii) Any Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy for the related Collection Period.

(Agreement, Sections 1.01, 3.03 and 3.04). For further details regarding the Reserve Fund, see 'Security for the Notes--The Reserve Fund'.

  Application and Distributions of Principal

     Revolving Period. The Indenture Trustee will not pay any principal to the Class A Noteholders until the October 2000 Distribution Date or the Distribution Date in the month after the occurrence of an Early Amortization Event.

     The 'REVOLVING PERIOD' will begin on the Closing Date and end on the earlier of September 1, 2000 (THE 'AMORTIZATION DATE') or the date of an Early Amortization Event. On one or more days selected by the Servicer in any Collection Period during the Revolving Period or in the first Collection Period after the end of the Revolving Period (EACH, A 'TRANSFER DATE'), the Servicer will identify the Origination Trust's lease contracts and the related leased vehicles that are eligible to be allocated to the SUBI. On each Transfer Date, the Servicer, on behalf of the Origination Trustee, will allocate as SUBI Assets additional such lease contracts and related leased vehicles with aggregate Discounted Principal Balances as of the last day of the preceding Collection Period (EACH, A 'SUBSEQUENT CUTOFF DATE' AND, TOGETHER WITH THE INITIAL CUTOFF DATE, THE 'CUTOFF DATES') approximately equal to, but no greater than, all Principal Collections since the Initial Cutoff Date (including Loss Amounts that are treated as if they were Principal Collections for this purpose) that have not yet been reinvested in Subsequent Contracts and Subsequent Leased Vehicles. See 'Description of the Notes--Distributions on the Notes--Distributions of Interest' for a description of Loss Amounts that are treated as if they were Principal Collections for reinvestment purposes. Upon their allocation as SUBI Assets, these lease contracts and leased vehicles will become Subsequent Contracts and Subsequent Leased Vehicles. On each Transfer Date, the Servicer, on behalf of the Indenture Trustee, will transfer the reinvested amount from the SUBI Collection Account to an account maintained by the Origination Trustee to hold collections on Origination Trust Assets that are not SUBI Assets or Other SUBI Assets.

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
     Any Principal Collections (and Loss Amounts that are treated as Principal Collections for reinvestment purposes) that are not so reinvested on any Transfer Date may be reinvested in additional Subsequent Contracts and Subsequent Leased Vehicles on subsequent Transfer Dates. If on the twenty-fifth day of any month (beginning September 1999) during the Revolving Period the amount of such Principal Collections and Loss Amounts as of the last day of the immediately preceding month that has not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles exceeds $1,000,000, an Early Amortization Event will occur, the Revolving Period will terminate prior to the Amortization Date and any unreinvested Principal Collections will be distributed as principal to Noteholders on the next Distribution Date. (Servicing Agreement, Section 8.02; SUBI Trust Agreement, Section 11.02; Agreement, Section 8.01).

     Amortization Period. The 'AMORTIZATION PERIOD' will begin on the earlier of the Amortization Date or the date of an Early Amortization Event, and will end when each Class of Notes has been paid in full and all Uncovered Loss Amounts and Class B Note Principal Carryover Shortfalls have been repaid in full, together with accrued interest thereon, or when the Trust otherwise terminates. On each Distribution Date relating to a Collection Period in the Amortization Period and ending on the Distribution Date on which the Class A-3 Notes are paid in full (and unless the Class B Note Balance has been reduced to zero), the Indenture Trustee, in satisfaction of the Trust's obligations, will distribute the Investor Percentage of all Principal Collections for that Collection Period as principal sequentially to each of the Class A-1, Class A-2 and Class A-3 Noteholders, until each such Class of Notes has been paid in full. Thereafter, the Indenture Trustee will distribute the Class A Percentage and the Class B Percentage of those Principal Collections to the Class A-4 Noteholders and the Class B Noteholders. If the Class B Note Balance has been reduced to zero, the Indenture Trustee will distribute those Principal Collections to the Class A Noteholders pro rata, based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages.

     On the Distribution Date related to the first month in the Amortization Period, the Indenture Trustee also will distribute to the Class A-1 Noteholders the Class A Percentage of the Investor Percentage of any Principal Collections (and Loss Amounts that are treated as Principal Collections for reinvestment purposes) that were not reinvested in Subsequent Contracts and Subsequent Leased Vehicles, and of any Unallocated Principal Collections. The Indenture Trustee will not distribute more principal to any Class of Noteholders than the Initial Note Balance of that Class. (SUBI Trust Agreement, Section 11.02; Indenture,
Section 2.06; Agreement, Section 3.03).

     In general, no principal payments (including Covered Loss Amounts) will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full, on the Class A-3 Notes until the Class A-1 and Class A-2 Notes have been paid in full, or on the Class A-4 or Class B Notes until the Class A-1, Class A-2 and Class A-3 Notes have been paid in full. Principal payments to the Class A-1, Class A-2 and Class A-3 Noteholders will be based on the entire Investor Percentage of all Principal Collections during the relevant Collection Period, while principal payments to the Class A-4 Noteholders will be based on the Class A Percentage of the Investor Percentage of Principal Collections.

     Any Uncovered Loss Amounts will be allocated first to the Class B Notes (and the Class B Note Balance will be written down) until the Class B Note Balance has been reduced to zero, and then to the Class A Notes (and the Class A-1, Class A-2, Class A-3 and Class A-4 Note Balances will be written down) pro rata based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages. Uncovered Loss Amounts will not be allocated or reimbursed to any Noteholder once his or her Notes have been paid in full. For further information regarding the allocation and reimbursement of Uncovered Loss Amounts, see 'Description of the Notes--Distributions of Interest'.

     The Indenture Trustee first will distribute the Investor Percentage of the net proceeds of any sale or other disposition of the SUBI, the SUBI Certificate or other property of the Trust (which may occur in certain Indenture Events of Default) that constitute Principal Collections to the Class A Noteholders (pro rata among them, based on the Class A-1, Class A-2, Class A-3 and Class A-4 Percentages) until the Class A Notes have been paid in full. If any such proceeds remain, the Indenture Trustee will distribute them to the Class B Noteholders. For further details, see 'Additional Document Provisions--The Indenture--Events of Default.'

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
     On any Distribution Date from and after the Distribution Date on which the Class A-3 Notes are paid in full, if the other available amounts are insufficient, the Indenture Trustee will withhold from the Class B Noteholders the Class B Percentage of the Investor Percentage of Principal Collections for the related Collection Period and use it instead to pay the following to the Class A Noteholders, in accordance with the interest payment waterfall:


    (1) Accrued and unpaid interest at the related Note Rates on any unreimbursed Uncovered Loss Amounts from previous Distributions Dates that were allocated to the Class A Notes and resulted in write-downs of their respective Note Balances;

    (2)   The Covered Loss Amount; and

    (3) Any unreimbursed Uncovered Loss Amounts from previous Distribution Dates that were allocated to the Class A Notes and resulted in the write-downs of their respective Note Balances.


See 'Description of the Notes--Distributions on the Notes--Distributions of Interest' for details on this subordination.

THE ACCOUNTS

  The Distribution Account

     The Servicer will establish a trust account with and in the name of the Indenture Trustee for the benefit of the Noteholders and the Transferor, as holder of the Transferor Certificate, from which the Indenture Trustee will make all payments with respect to the Notes (THE 'DISTRIBUTION ACCOUNT'). (Agreement, Section 3.01). Within one Business Day of receipt, the Servicer will deposit all Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy (if they relate to the Amortization Period) into the Distribution Account. On each Deposit Date, the Servicer, on behalf of the Indenture Trustee, will remit (or cause to be remitted) all Collections for the related Collection Period, any Class A Cap Receipt and any Required Amount to the Distribution Account (Agreement, Section 3.02). These deposits will come from, among other sources, the SUBI Collection Account, the Reserve Fund, the Class A Cap Provider and the Transferor (in the case of exercise of its right to purchase the SUBI when the Note Balance is less than or equal to 10% of the Initial Note Balance).

  The SUBI Collection Account

     Establishment of the SUBI Collection Account. The Origination Trustee will establish a trust account with and in the name of the Indenture Trustee for the benefit of the Noteholders and the Transferor, as holder of the Transferor Certificate, into which the Servicer generally will deposit all collections on the Contracts and the Leased Vehicles (THE 'SUBI COLLECTION ACCOUNT' AND, TOGETHER WITH THE DISTRIBUTION ACCOUNT AND THE RESERVE FUND, THE 'ACCOUNTS'). (SUBI Trust Agreement, Section 12.01).

     Deposits into the SUBI Collection Account. Deposits into the SUBI Collection Account will include the following payments relating to the SUBI
Assets:

    (1)   Monthly Payments;

    (2)   Prepayments;

    (3) Matured Leased Vehicle Proceeds, Repossessed Vehicle Proceeds and other Liquidation Proceeds, and Insurance Proceeds;

    (4)   Extension Fees;

    (5)   Payments Ahead;

    (6)   Advances made by the Servicer;

    (7)   Reallocation Payments and Reallocation Deposit Amounts;

    (8)   Undistributed Transferor Excess Collections; and

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

    (9) During the Revolving Period, Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy.

(Servicing Agreement, Sections 2.02, 8.02, 9.02 and 9.04; SUBI Trust Agreement,
Section 12.01).

     'INSURANCE PROCEEDS' will include recoveries pursuant to the Contingent and Excess Liability Insurance Policies and the comprehensive, collision, public liability and property damage insurance policy required to be obtained and maintained by the lessee pursuant to each Contract (or, in certain circumstances, payment by the Servicer in lieu of those proceeds), and amounts paid by any insurer under any other insurance policy relating to the Contracts, the related lessees or the Leased Vehicles, but will not include Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy. (SUBI Trust Agreement, Section 10.01). For a description of the circumstances under which the Servicer will be required to make payments in lieu of lessee insurance proceeds, see 'Additional Document Provisions--The Servicing Agreement--Insurance on Leased Vehicles'.

     Lessees normally will make their Monthly Payments by mail to a lock box maintained by the Servicer, and the Servicer normally will deposit them in the SUBI Collection Account within two Business Days after receipt. The Servicer will remit all other payments on the Contracts or the Leased Vehicles other than Security Deposits and Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, including any Monthly Payments delivered directly to the Servicer or World Omni (if World Omni is no longer the Servicer), Matured Leased Vehicle Proceeds, Repossessed Vehicle Proceeds and other Liquidation Proceeds, Insurance Proceeds, Extension Fees, Payments Ahead and Prepayments (regardless of whether made by lessees or other persons), to the SUBI Collection Account within two Business Days after it receives them. (Servicing Agreement, Sections 2.02 and 9.02).

     However, the Servicer may remit these amounts to the SUBI Collection Account less frequently if it obtains a letter of credit, surety bond or insurance policy to secure timely remittance of monthly collections to the SUBI Collection Account, and each Rating Agency confirms to the Indenture Trustee that the alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then-current rating of any Class of Notes. (Servicing Agreement, Section 9.02).

     Net Deposits. So long as World Omni is the Servicer, it may deposit in the Distribution Account only the net amount distributable to the Indenture Trustee, as pledgee of the SUBI, and the Transferor on each Deposit Date. However, the Servicer will account to the Indenture Trustee, the Origination Trustee, the Noteholders and the Transferor as if all of the required deposits and distributions were made individually. (Agreement, Section 3.05; Servicing Agreement, Section 9.02). This 'net deposit' provision will be for administrative convenience and will not affect the net amounts required to be deposited into the Accounts.

     Withdrawals from the SUBI Collection Account. On each Deposit Date, the Servicer (on behalf of the Indenture Trustee) will transfer from the SUBI Collection Account all Principal Collections and Interest Collections for the related Collection Period (including any portion of Payments Ahead representing Monthly Payments due in that Collection Period) to the Distribution Account. However, during the Revolving Period, it will retain Principal Collections in the SUBI Collection Account for reinvestment in Subsequent Contracts and Subsequent Leased Vehicles. (Agreement, Section 3.02; SUBI Trust Agreement,
Section 12.01; Servicing Agreement, Sections 2.02, 8.02 and 9.02). For details regarding the reinvestment of Principal Collections during the Revolving Period, see 'Description of the Notes--Distributions on the Notes--Application and Distributions of Principal--Revolving Period'.

     If the Servicer supplies the Origination Trustee and the Indenture Trustee with an officer's certificate setting forth the basis for its withdrawal, the Indenture Trustee will remit the following to the Servicer from the SUBI Collection Account, without interest and before any other distribution on that date:

    (1) Unreimbursed Matured Leased Vehicle Expenses, Repossessed Vehicle Expenses and other Liquidation Expenses;

    (2) Delinquent Monthly Payments with respect to which the Servicer has made an unreimbursed Advance; and

    (3) Any unreimbursed Advances that the Servicer has concluded are Nonrecoverable Advances.

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(Servicing Agreement, Section 9.02). For further information regarding
Nonrecoverable Advances, see 'Additional Document Provisions--The Servicing Agreement--Advances'.

  Maintenance of the Accounts

     The Accounts will be maintained with the Indenture Trustee so long as either the short-term unsecured debt obligations of the Indenture Trustee are rated at least P-1 by Moody's and A-1 by Standard & Poor's (and, if those obligations are rated by Fitch, at least F-1 by Fitch), or the Indenture Trustee is a depository institution or trust company with corporate trust powers and a long-term unsecured debt rating from Moody's of at least Baa3, and each Account is a segregated trust account in the Indenture Trustee's corporate trust department. If the Indenture Trustee does not meet either of these criteria, the Servicer (with the Indenture Trustee's assistance) will move the Accounts to a depository institution that meets at least one of them. (Agreement, Sections
3.01 and 3.04; SUBI Trust Agreement, Sections 12.01 and 12.03; Servicing Agreement, Section 9.02).

  Permitted Investments

     At the Servicer's direction, the Indenture Trustee will invest funds in the Accounts in Permitted Investments. Permitted Investments in the SUBI Collection Account and Reserve Fund must mature no later than the Business Day before the next Deposit Date, while Permitted Investments in the Distribution Account must mature no later than the Business Day before the next Distribution Date. However, if the obligor of a Permitted Investment is also the depository of the Account, this investment may mature on the related Deposit Date or Distribution Date itself, as applicable. In addition, Permitted Investments during the Revolving Period of Principal Collections in the SUBI Collection Account may mature on any dates set in the Servicer's discretion to maintain enough cash to acquire Subsequent Contracts and Subsequent Leased Vehicles on the relevant Transfer Dates.

     All income or other gain from these investments generally will be retained in the relevant Account, and such gain in the SUBI Collection Account and Distribution Account generally will be treated as Interest Collections. Any loss resulting from these investments will be charged to the relevant Account. (SUBI Trust Agreement, Section 12.01; Agreement, Sections 3.01 and 3.04; Servicing Agreement, Section 9.02).

     'PERMITTED INVESTMENTS' will be specified in the SUBI Trust Agreement and will be limited to investments that meet the criteria of Moody's and Standard & Poor's (and, if these investments are rated by Fitch, of Fitch) from time to time as consistent with its then-current rating of each Class of Notes. (Agreement, Section 1.01).

EARLY AMORTIZATION EVENTS

     An 'EARLY AMORTIZATION EVENT', which will result in the early termination of the Revolving Period and the early commencement of the Amortization Period, will mean any of the following:


     (1) Failure by the Servicer to make any payment or deposit required with respect to the SUBI or the Notes within five Business Days after its due date, or to deliver the required monthly certificate within ten Business Days after any Determination Date;

     (2) Failure by the Transferor or the Servicer to observe or perform in any material respect any other of its covenants or agreements, which materially and adversely affects the rights of holders of the SUBI or Noteholders and which continues unremedied for 60 days after written notice to the Transferor or the Servicer from the Indenture Trustee or the Origination Trustee, or to the Transferor or the Servicer and to the Indenture Trustee from Noteholders with not less than 25% of the Voting Interests of all Notes (voting together as a single class);

     (3) Failure to cure the inaccuracy of certain representations, warranties and certificates of the Transferor or the Servicer, which materially and adversely affects the rights of holders of the SUBI or Noteholders and which continues uncured for 60 days after notice as described in clause (2). However, this failure will not constitute an Early Amortization Event if it causes a Reallocation Payment to become due and the Servicer pays the Reallocation Payment timely;

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     (4)   Certain bankruptcy and insolvency events relating to the Transferor;

     (5) Any impermissible lien or encumbrance that is not released or bonded over within 60 days;

     (6) The Transferor, the Trust or the Origination Trust becomes subject to registration as an 'investment company' under the Investment Company Act of 1940, as amended;

     (7) If on the 25th day of any month (beginning September 25, 1999) the amount of Principal Collections (and Loss Amounts that are treated as Principal Collections) as of the last day of the previous Collection Period that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles exceeds $1,000,000;

     (8)   An Event of Servicing Termination or an Indenture Event of Default;

     (9) If on any Distribution Date the aggregate amount withdrawn from the Reserve Fund and deposited into the Distribution Account on or before that date exceeds $2,901,276.86 (i.e., 0.25% multiplied by the Aggregate Net Investment Value as of the Initial Cutoff Date);

     (10) Any Leased Vehicle is no longer covered by the Residual Value Insurance Policy or one or more policies with substantially similar coverage and provisions issued by an insurer acceptable to each Rating Agency, or an alternative mechanism to support Residual Values of Leased Vehicles implemented in accordance with the procedures required for amendment of the Agreement;

     (11) The failure of the Class A Cap Provider to make a required payment within five calendar days of its due date; or

     (12) If certain other events occur with regard to the Class A Interest Rate Cap, as described under "The Class A Interest Rate Cap", and the Cap Provider does not timely obtain a replacement cap agreement with substantially the same terms, or establish another arrangement satisfactory to any relevant Rating Agency, in any case such that it will not reduce or withdraw its rating of any Class A Notes.



(Agreement, Section 8.01). See 'Additional Document Provisions--Amendments' for a description of the procedures required to amend the Agreement.

     If there is an Early Amortization Event, the Trust will begin distributing principal to the Noteholders on the Distribution Date in the following month. In this event, Class A-1 Noteholders will begin receiving distributions of principal earlier than they otherwise would have, and Class A-2, Class A-3 and Class A-4 Noteholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the relevant Class of Notes.

STATEMENTS TO NOTEHOLDERS

     On each Distribution Date, the Indenture Trustee will include with each distribution to each Noteholder as of Record Date (which, in the case of the Class A Notes, will be Cede as the nominee of DTC unless Definitive Notes are issued) a statement, setting forth with respect to such Distribution Date or the related Collection Period, among other things, the following:


     (1) The Investor Percentages for Interest Collections and Principal Collections for that Collection Period;

     (2)   The amount being distributed to Noteholders;

     (3) The amount being distributed to Noteholders that is allocable to interest and to principal on each Class of Notes;

     (4) The amount being distributed to Noteholders that is allocable to any Class A-1, Class A-2, Class A-3, Class A-4 or Class B Interest Carryover Shortfall;

     (5) Any unpaid Class A-1, Class A-2, Class A-3, Class A-4 or Class B Interest Carryover Shortfall, after giving effect to distributions on that Distribution Date;


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

     (6) The Note Balance, the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Note Balances, the Class A-1, Class A-2, Class A-3 and Class A-4 Note Factors, each after giving effect to distributions on that Distribution Date;

     (7) The Class A-1, Class A-2, Class A-3, Class A-4 and Class B Allocation Percentages for that Distribution Date;

     (8) Any Covered Loss Amounts and Uncovered Loss Amounts for that Distribution Date;

     (9) Any Uncovered Loss Amounts from previous Distribution Dates that were allocated to any Class of Notes and are being reimbursed on that Distribution Date;

     (10) Any accrued interest on Uncovered Loss Amounts from previous Distribution Dates that is being paid to any Class of Noteholders on that Distribution Date;

     (11) Any unreimbursed Uncovered Loss Amounts, after giving effect to distributions on that Distribution Date, that are allocated to any Class of Notes;

     (12) Any accrued and unpaid Loss Amounts from previous Distribution Dates, after giving effect to distributions on that Distribution Date, that are due to any Class of Noteholders;

     (13)  Any unreimbursed Class B Note Principal Carryover Shortfall;

     (14)  The Investor Percentage of the Servicing Fee;

     (15) Any Required Amount included in the amount being distributed to Noteholders, the balance on deposit in the Reserve Fund on that Distribution Date, the change in that balance from the immediately preceding Distribution Date, the Reserve Fund Cash Requirement and any Reserve Fund Supplemental Requirement, RV Insurer Reserve Fund Supplemental Requirement or Downgrade Reserve Fund Supplemental Requirement;

     (16) Any Transferor Amount included in the amount being distributed to Noteholders;

     (17) The Aggregate Net Investment Value as of the end of the Collection Period;

     (18) The aggregate amount of Payments Ahead on deposit in the SUBI Collection Account and the change in that amount from the immediately preceding Distribution Date;

     (19) The aggregate amount of Advances made for that Collection Period and the aggregate amount of unreimbursed Advances on that Distribution Date;

     (20) Certain information used in determining compliance with the Charge-off Rate Test and the Delinquency Test;

     (21)  Any Insured Residual Value Loss Amount for that Distribution Date;
           and

     (22)  The Class A Cap Receipt for that Distribution Date.

Each amount in clauses (2) through (5) and (8) through (13) will be expressed in the aggregate and as a dollar amount per $1,000 of the Initial Class A, Class A-1, Class A-2, Class A-3, Class A-4 or Class B Note Balance, as applicable. Noteholders and Note Owners may obtain copies of these statements by requesting them in writing from the Indenture Trustee.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Indenture Trustee also will mail to each person who at any time during such calendar year was a Class A or Class B Noteholder or a Note Owner, a statement containing the sum of the amounts described in clauses
(2) through (7) and (9) through (14) above for the purpose of preparing his or her federal income tax return. (Agreement, Section 3.06).

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TERMINATION OF THE TRUST; REDEMPTION OF THE NOTES

     The obligations of the Transferor and the Indenture Trustee under the Agreement will terminate upon the earliest of:

    (1) The disposition, expiration or termination of the SUBI, and the distribution of all proceeds thereof, together with all amounts on deposit in the Accounts and the Reserve Fund, as prescribed in the Agreement;

    (2) The day after the Distribution Date on which the Notes are paid in full and there are no unreimbursed Uncovered Loss Amounts allocated to the Notes and no Class B Note Principal Carryover Shortfall (or unpaid accrued interest on those amounts); or

    (3) The Transferor's purchase of the assets of the Trust and the resulting redemption of the Notes.

     To avoid excessive administrative expenses, the Transferor may purchase all of the assets of the Trust on any Distribution Date (THE 'REDEMPTION DATE') if, either before or after giving effect to any principal payment on that date, the Note Balance is less than or equal to 10% of the Initial Note Balance. The purchase price will be the greater of:


    (1) The Note Balance plus accrued and unpaid interest thereon at the related Note Rates, plus certain other accrued and unpaid amounts that are due to the Noteholders or the Servicer; and

    (2) The Aggregate Net Investment Value as of the last day of the preceding Collection Period.

If the Transferor elects to purchase the assets of the Trust, the Indenture Trustee will furnish a redemption notice to each Noteholder not more than 30 days and not less than 15 days before the Redemption Date. The failure to give this notice, or any defect in the notice, to any Noteholder of any Note selected for redemption will not impair or affect the validity of the redemption. The Notes will become due and payable on, and no interest will accrue after, the Redemption Date. (Agreement, Sections 7.01 and 7.02; Indenture, Section 2.06).

     The Indenture Trustee will make the final distribution to any Noteholder only upon surrender and cancellation of his or her Note at an office or agency of the Indenture Trustee specified in the redemption notice. If the Indenture Trustee has taken certain measures to locate a Noteholder and failed, it will distribute any remaining amounts owed to that Noteholder to the Transferor. (Indenture, Section 2.06).

BOOK-ENTRY REGISTRATION

     Note Owners may hold through The Depository Trust Company ('DTC') in the United States, or through Cedelbank ('CEDEL') or the Euroclear System ('EUROCLEAR') in Europe (which in turn hold through DTC), if they are participants in those systems, or indirectly through organizations that are participants in those systems ('PARTICIPANTS').

     Cede & Co. ('CEDE'), as nominee for DTC, will hold the Class A Notes. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Citibank, N.A. or Morgan Guaranty Trust Company of New York (THE 'DEPOSITARIES'), which in turn will hold those positions in customers' securities accounts in the Depositaries' names on the books of DTC. Unless and until the Trust issues Definitive Notes, we anticipate that the only Class A Noteholder will be Cede, as the nominee of DTC. Note Owners will only be permitted to exercise their rights indirectly through DTC.

     Transfers between Participants in DTC ('DTC PARTICIPANTS') will occur in accordance with DTC rules. Transfers between Participants in Cedel ('CEDEL PARTICIPANTS') and Participants in Euroclear ('EUROCLEAR PARTICIPANTS') will occur in accordance with their respective rules and operating procedures.

     Persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will effect cross-market transfers in DTC in accordance with DTC rules on behalf of Cedel or Euroclear by its Depositary. However, each cross-market transaction will require delivery of instructions to Cedel or Euroclear by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). Cedel or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to

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
take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the relevant Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits and transactions will be reported to the relevant Cedel Participants or Euroclear Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of Class A Notes by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of New York's Uniform Commercial Code (THE 'UCC') and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC Participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among DTC Participants through electronic computerized book-entry changes in accounts of DTC Participants, eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (THE 'INDIRECT DTC PARTICIPANTS'). The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission.

     Note Owners who are not DTC Participants or Indirect DTC Participants but who desire to purchase, sell or otherwise transfer ownership of, or an interest in, Class A Notes under the DTC System may do so only through DTC Participants or Indirect DTC Participants. DTC Participants will receive a credit for the Class A Notes in DTC's records. The ownership interest of each Note Owner in turn will be recorded on the DTC Participants' and Indirect DTC Participants' respective records. Note Owners will not receive written confirmation from DTC of their purchases, but Note Owners should receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Class A Notes will be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners.

     To facilitate subsequent transfers, all Class A Notes deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Class A Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Note Owners and its records will reflect only the identity of the DTC Participants to whose accounts the Class A Notes are credited, who may or may not be the Note Owners. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Note Owners will be governed by arrangements among them, subject to applicable statutory or regulatory requirements.

     The Indenture Trustee will make principal and interest payments on the Class A Notes to DTC. DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Note Owners will be governed by standing instructions and customary practices, as with securities held for the accounts of customers in bearer form or registered in 'street name', and will be the responsibility of the DTC Participant or Indirect DTC Participant and not of DTC, the Indenture Trustee, the Owner Trustee, the Origination Trustee, the Servicer or the Transferor, subject to applicable statutory or regulatory requirements. Payment of principal of and interest on the Class A Notes to DTC will be the responsibility of the Indenture Trustee, disbursement of those payments to DTC Participants will be the responsibility of DTC, and disbursement of those payments to Note Owners will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Note Owners may experience some delay in their receipt of payments.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Note Owner to pledge Class A Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Class A Notes, may be limited due to the lack of a physical Note for such Class A Notes.

     Neither DTC nor Cede will consent or vote with respect to the Class A Notes. Under its usual procedures, DTC mails an 'Omnibus Proxy' to the Indenture Trustee as soon as possible after any applicable record date for a consent or vote. The Omnibus Proxy assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Class A Notes are credited on that record date (identified in a listing attached to the Omnibus Proxy). None of the Transferor, the Servicer, the Origination Trustee, the Owner Trustee or the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Class A Notes held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for Cedel Participants and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 34 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interacts with domestic markets in several countries. As a professional depositary, Cedel is regulated by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in Euroclear in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interacts with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (THE 'EUROCLEAR OPERATOR'), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (THE 'COOPERATIVE'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative's board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules, procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these rules, procedures and laws only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on Class A Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Those distributions will be subject to tax reporting and withholding in accordance with relevant United States tax laws and regulations. For further information in this regard, see 'Material Income Tax Considerations--Federal Taxation--Federal Income Tax Consequences to Foreign Investors' and, in Annex I, 'Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements'. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Class A Noteholder on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to these procedures in order to facilitate transfers of Class A Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and may discontinue them at any time.

DEFINITIVE NOTES

     The Trust will issue Class A Notes as Definitive Notes to Note Owners rather than to DTC only if:


    (1) DTC is no longer willing or able to discharge its responsibilities with respect to the Class A Notes, and neither the Indenture Trustee nor the Transferor is able to locate a qualified successor;

    (2) The Transferor, at its option, elects to terminate the book-entry system through DTC; or

    (3) After an Indenture Event of Default, Note Owners representing in the aggregate more than 50% of the Voting Interests of the Class A Notes (voting together as a single class) advise the Indenture Trustee through DTC or its successor in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of Note Owners.

When any of these events occurs, the Indenture Trustee will notify all Note Owners, through Participants, of the availability through DTC of Definitive Notes. Upon surrender by DTC of the certificates representing the Class A Notes and the receipt of instructions for re-registration, the Indenture Trustee will issue Definitive Notes to Note Owners, who will become Noteholders for all purposes of the Agreement. (Indenture, Section 2.12).

     The Indenture Trustee then will make payments on the Class A Notes directly to their Noteholders in accordance with the procedures set forth in the Indenture. The Indenture Trustee will make interest payments and any principal payments on the Definitive Notes on each Distribution Date to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. The Indenture Trustee will make payments by check mailed to the addresses of the Noteholders on the Note register or, under certain circumstances, by wire transfer to a bank or depository institution located in the United States. (Indenture, Section 2.06). The Indenture Trustee will make the final payment on any Class A Notes (whether Definitive Notes or global certificates registered in the name of Cede representing the Class A Notes) only upon presentation and surrender of those Definitive Notes or global certificates at the office or agency specified in the notice of final distribution. (Indenture, Section 2.06).

     Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or the note registrar set forth in the Agreement. The Indenture Trustee will not impose a service charge for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. (Indenture, Section 2.04).

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THE INDENTURE TRUSTEE

  Appointment, Resignation, Eligibility and Actions

     Harris Trust and Savings Bank will be the Indenture Trustee under the Indenture. The corporate trust office of the Indenture Trustee is located at 311 West Monroe, 12th Floor, Chicago, Illinois 60606. Harris is not affiliated with World Omni, although it does act as a service provider to World Omni.

     The Indenture Trustee may resign at any time, in which event the Trust will be obligated to appoint a successor Indenture Trustee. Noteholders representing more than 50% of the Voting Interests of all Notes (voting together as a single class) may remove the Indenture Trustee by delivering notice to the Indenture Trustee and the Trust. The Trust also may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible under the Indenture, becomes legally unable to act or becomes insolvent. In these circumstances, the Trust will appoint a successor Indenture Trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor. (Indenture, Section 6.10).

     The Indenture Trustee generally must be a corporation organized under the laws of a state, authorized to exercise corporate trust powers under those laws, and subject to supervision or examination under those laws, with a combined capital and surplus of at least $50,000,000 and a long-term deposit rating no lower than Baa3 by Moody's, or must be otherwise acceptable to each Rating Agency. A co-trustee or separate trustee need not meet these eligibility requirements. (Indenture, Sections 6.08 and 6.14 ).

     Noteholders representing more than 50% of the Voting Interests of all Notes (voting together as a single class) generally will have the power to direct any proceeding for any remedy available to the Indenture Trustee under the Agreement, and the exercise of any trust or power conferred on the Indenture Trustee by the Agreement (including actions by the Indenture Trustee in its capacity as a party to, or a third-party beneficiary of, the SUBI Trust Agreement or the Servicing Agreement). However, the Indenture Trustee will not be required to follow such a direction if, after being advised by counsel, it concludes that the action is unlawful, or if it in good faith determines that the proceedings directed would be illegal, would subject it to personal liability or would be unduly prejudicial to the rights of other Noteholders. (Indenture, Section 5.14).

     A Noteholder may institute proceedings under the Indenture, but only if he or she previously has given to the Indenture Trustee written notice of default and if Noteholders representing not less than 25% of the Voting Interests of all Notes (voting together as a single class) have requested in writing that the Indenture Trustee institute such proceedings in its own name as Indenture Trustee and have offered to the Indenture Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. (Indenture, Section 5.09). The Indenture Trustee will not be obligated to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters under the Agreement or to institute, conduct or defend any litigation under or in relation to the Agreement at the request, order or direction of any of the Noteholders, unless those Noteholders have offered it reasonable security or indemnity against the costs, expenses and liabilities which it may incur. (Indenture, Section 6.03). Noteholders will have no express right to institute a proceeding directly under the SUBI Trust Agreement or the Servicing Agreement.

  List of Noteholders

     Upon the Servicer's written request, the Indenture Trustee, as note registrar, will provide within 15 days a list of the names and addresses of all Noteholders. In addition, three or more Noteholders or Noteholders representing not less than 25% of the Voting Interests of any Class of Notes, upon compliance by such Noteholders with certain specified requirements, may request that the Indenture Trustee, as note registrar, afford them access during business hours to the current list of Noteholders for purposes of communicating with respect to their rights under the Indenture. (Indenture, Section 7.02). For further information regarding communications with Noteholders, see 'Description of the Notes--Book-Entry Registration' and '--Definitive Notes'.

     The Indenture will not provide for any annual or other meetings of Noteholders.

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                             SECURITY FOR THE NOTES

PRIMARY SECURITY FOR THE NOTES

     The Notes will be secured by all of the property of the Trust, which will primarily consist of the SUBI as evidenced by the SUBI Certificate. The property of the Trust will also include amounts on deposit in the Reserve Fund and the Distribution Account. The Indenture Trustee also will have a security interest in the Contracts and the related contract rights that may be perfected by filing a financing statement under the UCC. For details, see 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI' and 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Back-up Security Interests'. The Indenture Trustee also will have a security interest in the SUBI Collection Account, the Distribution Account and the Reserve Fund, the Contingent and Excess Liability Insurance Policies and the Residual Value Insurance Policy and will be a third-party beneficiary of the SUBI Trust Agreement and the Servicing Agreement. Neither the Owner Trustee nor the Indenture Trustee will have a perfected security interest in the Leased Vehicles.

THE RESERVE FUND

  Establishment and Purposes of the Reserve Fund

     The Owner Trustee will establish a trust account with and in the name of the Indenture Trustee for the benefit of the Noteholders and the Transferor, as holder of the Transferor Certificate (THE 'RESERVE FUND'). The Servicer, on behalf of the Indenture Trustee, will apply the money in the Reserve Fund on each Distribution Date to pay the Required Amount if Transferor Amounts and Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy are insufficient to cover certain shortfalls in amounts due to the Noteholders. For a description of payments of the Required Amount, see 'Description of the Notes--Distributions on the Notes--Distributions of Interest'. In addition, any remaining money in the Reserve Fund will be available to make payments to the Noteholders if Collections ultimately are insufficient to pay the Class A-1, Class A-2, Class A-3, Class A-4 or Class B Notes in full. (Agreement, Sections 3.03 and 3.04).

  The Reserve Fund Cash Requirement

     The Transferor will deposit $11,605,107.42 (THE 'INITIAL DEPOSIT') into the Reserve Fund on or before the Closing Date. On each Distribution Date, the Reserve Fund will be funded with available funds from the Investor Percentage of Interest Collections and Transferor Amounts that otherwise would be paid to the Transferor, in the priority required by the interest payment waterfall, until the amount on deposit equals the Reserve Fund Cash Requirement. For details on this deposit, see 'Description of the Notes--Distributions on the Notes--Distributions of Interest'. The Reserve Fund also will be supplemented by all income realized on Permitted Investments in the Reserve Fund, net of losses on those investments. So long as all of the Reserve Fund Tests are satisfied and there is no RV Insurer Trigger Event or Downgrade Trigger Event, the 'RESERVE FUND CASH REQUIREMENT' on any Distribution Date will be the lesser of $11,605,107.42 (i.e., 1.0% of the Aggregate Net Investment Value as of the Initial Cutoff Date), and the Note Balance as of that Distribution Date (after any reduction on that date). In these circumstances, we expect that the Reserve Fund Cash Requirement will be $11,605,107.42 on each Distribution Date relating to the Revolving Period. (Agreement, Sections 3.03 and 3.04).

  Other Reserve Fund Requirements

     On each Deposit Date or Distribution Date when the Required Amount or any other amount is to be withdrawn from the Reserve Fund, if the amount on deposit in the Reserve Fund is insufficient to make that withdrawal (A 'RESERVE FUND DEFICIENCY'), the Transferor will be required to deposit into the Reserve Fund the lesser of the Reserve Fund Deficiency and $5,802,553.71 (i.e., 0.5% of the Aggregate Net Investment Value as of the Initial Cutoff Date), less all amounts previously deposited by the Transferor into the Reserve Fund to satisfy a Reserve Fund Deficiency (THE 'RESERVE FUND SUPPLEMENTAL REQUIREMENT').

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     If a conservator, receiver or bankruptcy trustee is appointed by the RV
Insurer, or if certain other bankruptcy or insolvency events occur with respect to the RV Insurer, or if the Residual Value Insurance Policy is declared void or unenforceable in a final judgment after all appeals, and if one or more policies with substantially similar aggregate coverage and provisions have not been issued by an insurer acceptable to each Rating Agency nor has an alternative mechanism been implemented to support the Residual Values of the Leased Vehicles in accordance with the procedures required for amendment of the Agreement, then an 'RV INSURER TRIGGER EVENT' will exist. For a description of the procedures required for amendment of the Agreement, see 'Additional Document Provisions--Amendments'. Within 60 days of notice of an RV Insurer Trigger Event, the Transferor will be required to deposit into the Reserve Fund the difference between the greater of the Initial Deposit and the amount then on deposit in the Reserve Fund, and $40,617,875.97 (i.e., 3.5% of the Aggregate Net Investment Value as of the Initial Cutoff Date) (THE 'RV INSURER RESERVE FUND SUPPLEMENTAL REQUIREMENT'). From that time until one or more policies with substantially similar aggregate coverage and provisions are issued by an insurer acceptable to each Rating Agency, or an alternative mechanism is implemented to support the Residual Values of the Leased Vehicles as described above, the Reserve Fund Cash Requirement will be $40,617,875.97 (i.e., 3.5% of the Aggregate Net Investment Value as of the Initial Cutoff Date).

     If the RV Insurer's financial strength rating is downgraded to 'Aa3' or lower by Moody's, or below 'AAA' by Standard & Poor's (or, if rated by Fitch, below 'AAA' by Fitch), a 'DOWNGRADE TRIGGER EVENT' will exist. Within 60 days of a Downgrade Trigger Event, the Transferor will be required either to cause one or more policies with substantially similar aggregate coverage and provisions to be issued by an insurer acceptable to each Rating Agency, or to cause an alternative mechanism to be implemented to support the Residual Values of the Leased Vehicles as described above, or to deposit into the Reserve Fund any amount that the Rating Agencies may require in order to maintain their then-current ratings on each Class of Notes (THE 'DOWNGRADE RESERVE FUND SUPPLEMENTAL REQUIREMENT'). For so long as the Transferor elects to deposit the Downgrade Reserve Fund Supplemental Requirement rather than obtain an alternate insurance policy or implement an alternate Residual Value support mechanism, the Reserve Fund Cash Requirement will be the amount the Rating Agencies require in order to maintain their then-current ratings on each Class of Notes. In that event, the Rating Agencies may impose additional conditions to the maintenance of their then-current ratings on each Class of Notes, including the addition of further triggers for the application of the Alternate Reserve Fund Formula (which generally would be expected to relate to the Residual Values of the Leased Vehicles). If the Transferor cannot obtain an alternate insurance policy, implement an alternate Residual Value support mechanism or deposit the Downgrade Reserve Fund Supplemental Requirement, or determines in good faith that any of those would not be commercially reasonable, then on each Distribution Date all Excess Collections will be deposited into the Reserve Fund, regardless of the Reserve Fund Cash Requirement, and the Rating Agencies may downgrade their then-current ratings on each Class of Notes. On the Distribution Date after the Transferor obtains an alternate insurance policy, implements an alternate Residual Value support mechanism or deposits the Downgrade Reserve Fund Supplemental Requirement, money in the Reserve Fund in excess of the Reserve Fund Cash Requirement will be distributed to the Transferor (or to the Noteholders to the extent allocable to the Accelerated Principal Distribution Amount). (Agreement, Sections 1.01 and 3.04).

     Payment of the Reserve Fund Supplemental Requirement, the RV Insurer Reserve Fund Supplemental Requirement and the Downgrade Reserve Fund Supplemental Requirement will be obligations of the Transferor. If there is a Reserve Fund Deficiency, an RV Insurer Trigger Event or a Downgrade Trigger Event, the Reserve Fund Supplemental Requirement, the RV Insurer Reserve Fund Supplemental Requirement or the Downgrade Reserve Fund Supplemental Requirement, as the case may be, will supplement the cash available in the Reserve Fund to a limited extent. We cannot assure you that the Transferor will have sufficient cash to fund all or a part of any Reserve Fund Deficiency or to meet its obligation to pay any Reserve Fund Supplemental Requirement, RV Insurer Reserve Fund Supplemental Requirement or Downgrade Reserve Fund Supplemental Requirement. However, pursuant to the Support Agreement, World Omni has agreed under certain circumstances to provide or arrange for financial assistance in order to ensure that the Transferor maintains positive partners' capital. The Support Agreement will not constitute a guarantee by World Omni of any of the Transferor's obligations, including payment of any Reserve Fund Supplemental

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Requirement, RV Insurer Reserve Fund Supplemental Requirement or Downgrade
Reserve Fund Supplemental Requirement. See 'The Transferor' for further information in this regard.

  Reserve Fund Tests

     If any Reserve Fund Test is not satisfied as of any Determination Date and no RV Insurer Trigger Event or Downgrade Trigger Event has occurred and is continuing, the Reserve Fund Cash Requirement for the related Distribution Date (THE 'ALTERNATE RESERVE FUND FORMULA') will be the lesser of two times the Reserve Fund Cash Requirement and the Note Balance as of that Distribution Date (after any reduction on that date). The Alternate Reserve Fund Formula will be used to determine the Reserve Fund Cash Requirement on all future Distribution Dates until all Reserve Fund Tests are satisfied. (Agreement, Section 1.01). However, see 'Additional Document Provisions--The Servicing Agreement--Compliance with ERISA' for an ERISA compliance test that, if not satisfied on any Determination Date, will result in all Excess Collections being deposited in the Reserve Fund until that test has been satisfied.

     The 'RESERVE FUND TESTS' will be the Charge-off Rate Test and the Delinquency Test. The 'CHARGE-OFF RATE TEST' will not be satisfied if, on any Determination Date, the average of the Charge-off Rates for the three preceding calendar months is greater than 2.75%. The 'CHARGE-OFF RATE' for any calendar month will be the Discounted Principal Balance of all Contracts that became Charged-off Contracts during that month, less all Net Repossessed Vehicle Proceeds and other Net Liquidation Proceeds collected during that month on Charged-off Contracts, all divided by the average of the Aggregate Net Investment Value as of the last day of that month and the preceding month. This result will then be multiplied by twelve to produce an annualized rate.

     The 'DELINQUENCY TEST' will not be satisfied if, on any Determination Date, the average of the Delinquency Rates for the three preceding calendar months is greater than 1.75%. The 'DELINQUENCY RATE' for any calendar month will be the number of Current Contracts that are 61 days or more delinquent, whether or not the related Leased Vehicles have been repossessed (or repossession proceedings have been initiated), but which have not yet been sold, divided by the aggregate number of Current Contracts, in each case as of the last day of that month. 'CURRENT CONTRACTS' will be all Contracts other than Charged-off, Liquidated, Matured and Additional Loss Contracts. A 'LIQUIDATED CONTRACT' will be a Contract that has been the subject of a Prepayment or otherwise has been paid in full. An 'ADDITIONAL LOSS CONTRACT' will be a Contract that has been sold to pay an Additional Loss Amount. (Agreement, Section 1.01).

     The Transferor may request each Rating Agency to approve a different formula for determining the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the RV Insurer Reserve Fund Supplemental Requirement or the Downgrade Reserve Fund Supplemental Requirement (including using different Reserve Fund Tests or different cures for failures of those tests) that would result in a decrease in their amounts. The Transferor also may request each Rating Agency to approve a change in the manner by which the Reserve Fund is funded, which could include borrowings by the Transferor to fund all or a portion of the Initial Deposit (payable from assets or cash flow otherwise payable to the Transferor) or to meet the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the RV Insurer Reserve Fund Supplemental Requirement and/or the Downgrade Reserve Fund Supplemental Requirement. If each Rating Agency confirms to the Indenture Trustee to the effect that the use of any the new formula or change will not result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes, and the Transferor's counsel delivers an opinion as required for amendments to the Agreement, then the new formula or change will be implemented and the Agreement will be amended if necessary, without the consent of any Noteholder or Note Owner. (Agreement, Section 9.01). For a discussion of required opinions of counsel for amendments to the Agreement, see 'Additional Document Provisions--Amendments'.

  Withdrawals from the Reserve Fund

     On each Deposit Date, the Indenture Trustee will withdraw any Required Amount from the Reserve Fund, to the extent available, and deposit it in the Distribution Account. Money in the Reserve Fund also will be available to make certain other payments to Noteholders and the Transferor. See 'Security for the Notes-- The Reserve Fund--Establishment and Purposes of the Reserve Fund'. Money in the Reserve Fund on a

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Distribution Date in excess of the Reserve Fund Cash Requirement will be released to the Transferor. Any such amounts received by the Transferor will be free of any claim of the Trust, the Indenture Trustee or the Noteholders and will not be available to the Indenture Trustee or the Trust for the purpose of making deposits to the Reserve Fund or making payments to the Noteholders. In no event will the Transferor be required to refund any amount properly received by it from the Reserve Fund. (Agreement, Sections 3.03 and 3.04).

THE RESIDUAL VALUE INSURANCE POLICY

     American International Specialty Lines Insurance Company (THE 'RV INSURER') will issue a residual value insurance policy (THE 'RESIDUAL VALUE INSURANCE POLICY') to the Indenture Trustee. The Residual Value Insurance Policy will cover the 'INSURED RESIDUAL VALUE LOSS AMOUNT' for any Collection Period, which will be the lesser of the Investor Percentage of the Residual Value Loss Amount and any shortfall in the amount required to make all payments in the interest payment waterfall (other than deposits into the Reserve Fund) for the related Distribution Date, after application of the Investor Percentage of Interest Collections and Transferor Amounts otherwise payable in respect of the Transferor Interest.

     The Residual Value Insurance Policy will cover only the Leased Vehicles and not any UTI Asset or Other SUBI Asset. Insured Residual Value Loss Amounts will be driven primarily by Residual Value Loss Amounts. Residual Value Loss Amounts will only arise in connection with Residual Value losses, which will be generated by the disposition of Leased Vehicles Matured Contracts and losses on Contracts terminated on or prior to their Maturity Dates under World Omni's pro-active termination programs in connection with the payment by or on behalf of the lessee of less than their respective Outstanding Principal Balances.

     The Residual Value Insurance Policy may not be cancelled by the RV Insurer. The Residual Value Insurance Policy will not have any deductibles or provide for co-insurance, but the aggregate maximum amount payable under the Residual Value Insurance Policy with respect to any Leased Vehicle will be the lesser of $60,000 and its residual value. Additionally, the aggregate maximum amount payable under the Residual Value Insurance Policy will not exceed twenty percent of the aggregate residual values of all Leased Vehicles. For these purposes, the residual value of a Leased Vehicle generally will be determined by reference to World Omni's residual value lease policies communicated to its Dealers (which amount generally will be equal to its Residual Value), as adjusted for extensions of the related Contract.


     On or before the fifth calendar day before each Distribution Date, the Servicer will determine whether, on that Distribution Date, there will be any Insured Residual Value Loss Amount for the related Collection Period. If so, the Servicer will make a claim for the Insured Residual Value Loss Amount under the Residual Value Insurance Policy. Pursuant to the Residual Value Insurance Policy, so long as all conditions precedent to liability set forth therein are satisfied and no exclusions apply, the RV Insurer will pay any claim within five calendar days. The Residual Value Insurer will deposit the proceeds of a claim relating to the Revolving Period directly into the SUBI Collection Account so they will be available for reinvestment in Subsequent Contracts and Subsequent Leased Vehicles. The Residual Value Insurer will deposit the proceeds of a claim relating to the Amortization Period directly into the Distribution Account so they will be available on the Distribution Date to make the distributions required by the interest payment waterfall, including Covered Loss Amounts and unreimbursed Uncovered Loss Amounts from previous Distribution Dates.


     The RV Insurer is an insurance company incorporated under the laws of the State of Alaska and is wholly owned by National Union Fire Insurance Company of Pittsburgh, Pa. ('NATIONAL UNION'), The Insuarnce Company of the State of Pennsylvania, and Birmingham Fire Insurance Company of Pennsylvania, all of which are wholly-owned subsidiaries of American International Group, Inc. ('AIG'), a publicly-held holding company incorporated under the laws of the State of Delaware. The Residual Value Insurance Policy is an obligation of the RV Insurer and not of AIG or any other affiliate of the RV Insurer. The RV Insurer is located at American International Specialty Lines Insurance Company, c/o American International Surplus Lines Agency, Inc., Harborside Financial Center, 401 Plaza 3, Jersey City, New Jersey 07311 and its telephone number is
(201) 309-1100.

     For the year ended December 31, 1998, the RV Insurer had Total Admitted Assets of approximately $626 million, Total Liabilities of approximately $386 million and a Capital and Surplus Account of

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approximately $241 million, in each case as reported on a statutory accounting basis (which varies from generally accepted accounting principles in certain respects) in accordance with guidelines established by the National Association of Insurance Commissioners. As of the date of this Prospectus, the RV Insurer was rated 'Aaa' by Moody's and 'AAA' by Standard & Poor's for financial strength.

     The RV Insurer files Annual Statements with the insurance departments of the State of Alaska and other states in which it is eligible to write insurance. Copies of the Annual Statement of the RV Insurer for the year ended December 31, 1998 are available on request from the Indenture Trustee. Audited financial statements of the RV Insurer, prepared in accordance with Alaska insurance regulations, for the two years ended December 31, 1998 and the two years ended December 31, 1997, are included in this Prospectus.

     Under its current overall reinsurance arrangements, the RV Insurer reinsures approximately 80% of its business with National Union. The RV Insurer also has ceded additional reinsurance of its obligations under the Residual Value Insurance Policy to National Union. As a result of these reinsurance arrangements, which do not relieve the RV Insurer from its direct obligations to the insureds under the Residual Value Insurance Policy, 98% of the Insured Residual Value Loss Amounts paid by the RV Insurer under that policy will be reinsured by National Union. The Indenture Trustee on behalf of the Noteholders, the insured under the Residual Value Insurance Policy, will have no rights against National Union as a result of these reinsurance arrangements.


     For the year ended December 31, 1998, National Union had Total Assets of approximately $15 billion. Total Liabilities of approximately $10 billion and a Capital and Surplus Account of approximately $5 billion, in each case as reported on a statutory accounting basis (which varies from generally accepted accounting principles in certain respects) in accordance with the guidelines established by the National Association of Insurance Commissioners. As of the date of this Prospectus, National Union was rated 'Aaa' by Moody's and 'AAA' by Standard & Poor's for financial strength.


     AIG and the RV Insurer have entered into a Support Agreement. Under the Support Agreement, AIG has agreed that AIG will cause the RV Insurer to maintain a policyholders' surplus of not less than $1 million or such greater amount as shall be sufficient to enable the RV Insurer to perform its obligations under any policy issued by it. The Support Agreement also provides that if the RV Insurer needs funds not otherwise available to make timely payment of its obligations under policies issued by it or otherwise, AIG will provide such funds at the request of the RV Insurer. The Support Agreement is not a direct or indirect guarantee by AIG to any person of any obligation of the RV Insurer. AIG may terminate the Support Agreement only under circumstances in which the RV Insurer attains a 'AAA' financial strength rating by Standard & Poor's (or, if Standard & Poor's shall not make such a rating available, an equivalent rating from another nationally recognized statistical rating organization) without the Support Agreement. Policyholders (including the Indenture Trustee on behalf of the Noteholders) may enforce the Support Agreement only if AIG fails to meet its obligations thereunder on demand.

     For the year ended December 31, 1998, AIG had Total Assets of approximately $194 billion, Total Capital Funds of approximately $27 billion and Net Income of approximately $3.8 billion, in each case as reported on a consolidated basis in accordance with generally accepted accounting principles.

     The Servicing Agreement will require that World Omni pay the premiums due on the Residual Value Insurance Policy and will provide that as long as any Notes are outstanding, it will not permit the Indenture Trustee, as the insured party, to terminate or cause the termination of the Residual Value Insurance Policy unless one or more policies are issued with substantially similar aggregate coverage and provisions issued by an insurer acceptable to each Rating Agency, or an alternative mechanism is implemented to support the Residual Values of the Leased Vehicles in accordance with the procedures required for amending the Agreement. For a description of these procedures, see 'Additional Document Provisions--Amendments'. World Omni's obligations will survive any termination of World Omni as Servicer under the Servicing Agreement. (Servicing Agreement, Section 9.10). World Omni will be obligated to reimburse the RV Insurer for a specified percentage of claims paid under the Residual Value Insurance Policy, although World Omni's failure to do so will not affect the RV Insurer's obligation to pay claims under the Residual Value Insurance Policy.

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THE CONTINGENT AND EXCESS LIABILITY INSURANCE POLICIES

     In addition to the liability insurance and the physical damage (comprehensive and collision, covering damage to the Leased Vehicles) insurance required to be obtained and maintained by the lessees pursuant to the Contracts, and as additional protection should any lessee fail to maintain that coverage, World Omni maintains contingent liability insurance with Lexington Insurance Company that provides coverage of up to $2 million per occurrence (with no annual or aggregate cap on the number of claims thereunder) for bodily injury and property damage suffered by third persons caused by any vehicle owned by any insured. World Omni also maintains substantial excess insurance coverage for which the Origination Trustee is an additional named insured (ALL OF THESE POLICIES, THE 'CONTINGENT AND EXCESS LIABILITY INSURANCE POLICIES'). These insurance policies together cover in excess of $10 million per accident, and permit multiple claims in any policy period. If this coverage were exhausted and damages were assessed against the Origination Trust, third parties could impose claims against the Origination Trust Assets. In this event you could incur a loss on your investment. However, the Origination Trustee will be an additional named insured under the Contingent and Excess Liability Insurance Policies and payments under these policies will constitute SUBI Assets. If the insurers make payments to third party claimants against the Origination Trust under the Contingent and Excess Liability Insurance Policies, this will reduce the Additional Loss Amounts that might otherwise be incurred by the SUBI Assets. See 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI' and 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Vicarious Tort Liability' for a discussion of related risks.

     The Servicing Agreement will provide that so long as any Notes are outstanding, neither the Origination Trustee nor World Omni may terminate any Contingent and Excess Liability Insurance Policy unless, among other things, a replacement insurance policy providing at least the same amount of coverage and not providing for any annual or aggregate cap on payments is obtained and each Rating Agency informs the Indenture Trustee that the replacement insurance will not cause its then-current rating of any Class of Notes to be qualified, reduced or withdrawn. These obligations of World Omni will survive any termination of World Omni as Servicer under the Servicing Agreement. (Servicing Agreement,
Section 9.10).

     Under certain limited circumstances where the lessee does not maintain the required insurance, World Omni will be required to pay the amount that otherwise would have been recoverable under that insurance. For information on this obligation, see 'Additional Document Provisions--The Servicing Agreement-- Insurance on Leased Vehicles'. If all of the lessee's insurance, the Contingent and Excess Liability Insurance Policies and World Omni's payment obligations are exhausted and no other source of reimbursement is available, you may incur a loss on your investment.

                         THE CLASS A INTEREST RATE CAP


     The Trust will enter into an interest rate cap for the benefit of the Class A Notes (THE 'CLASS A INTEREST RATE CAP') with Credit Lyonnais New York Branch trading under the Credit Lyonnais Derivatives Program, as cap provider (IN THAT CAPACITY, THE 'CLASS A CAP PROVIDER'). The Class A Cap Provider's obligations under the Class A Interest Rate Cap will be guaranteed by CLFG Corp. ('CLFG') under the Credit Lyonnais Derivatives Program (THE 'PROGRAM'). The Class A Interest Rate Cap will have a notional amount as of any Deposit Date or Distribution Date (THE 'NOTIONAL AMOUNT') equal to the Class A Note Balance as of the close of business on the preceding Distribution Date (after giving effect to distributions on that date). On the first Deposit Date and Distribution Date, the notional amount will equal the Initial Class A Note Balance.


     Under the Class A Interest Rate Cap, the Class A Cap Provider will make a payment to the Trust on the Deposit Date if One-Month LIBOR for that
Distribution Date exceeds      % (THE 'CAP RATE'), in an amount equal to the
following (THE 'CLASS A CAP RECEIPT'):



    (1) One-Month LIBOR for the distribution date minus the Cap Rate; multiplied by


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    (2)   The Notional Amount; multiplied by

    (3) A fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Deposit Date and Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

     The Servicer will deposit any Class A Cap Receipt for a Deposit Date into the Distribution Account, where it will be available for distributions under the interest payment waterfall on the related Distribution Date. (Agreement, Section 3.03).

     The Class A Interest Rate Cap will terminate on the earliest of:

    (1)   The Stated Maturity Date;

    (2) The Distribution Date when the Class A Note Balance is reduced to zero; and

    (3) The date designated by the Indenture Trustee as an early termination date for the Class A Interest Rate Cap following a payment default by the Class A Cap Provider or certain other customary early termination events, including illegality and certain tax events.


     The Class A Cap Provider is the New York licensed branch of Credit Lyonnais S.A., a banking corporation organized and existing under the laws of the Republic of France. The Class A Cap Provider is licensed under the New York State Banking Law and is subject to the supervision of the Superintendent of Banks of the State of New York. The principal place of business of the Class A Cap Provider is located at 1301 Avenue of the Americas, New York, New York 10019. Credit Lyonnais S.A. has long-term credit rating of 'A3' by Moody's and 'BBB+' by Standard & Poor's. It has a short-term credit rating for commercial paper of 'F1' by Fitch, which does not rate its long-term obligations.



     The Program is a special derivatives products program of Credit Lyonnais S.A. Under the Program, derivatives transactions are entered into by the Class A Cap Provider and a counterparty and are guaranteed, as to the Class A Cap Provider's obligations to a counterparty (THE 'CLFG GUARANTEE'), by CLFG, which is a special purpose, bankruptcy-remote corporation wholly owned by Financial Security Assurance Holdings Ltd. The obligations of the Class A Cap Provider with respect to derivative transactions the Class A Cap Provider enters into under the Program, including the Class A Interest Rate Cap, are supported by the Program's resources described below, and are rated 'Aaa' by Moody's and 'AAAt' by Standard & Poor's. Payment of such obligations is not rated by Fitch.



     The obligations of CLFG under the CLFG Guarantee are backed by:



     (1)  The global resources of Credit Lyonnais S.A.;



     (2) A renewable 35-year, irrevocable and unconditional financial guaranty insurance policy in an initial amount of $200,000,000 (which may be increased by the Class A Cap Provider up to $500,000,000) issued to CLFG by its affiliate, Financial Security Insurance, Inc. ("THE CLFG INSURER"), a monoline United States insurer rated 'Aaa' by Moody's, 'AAA' by Standard & Poor's and "AAA" by Fitch;



     (3) Collateral, the required amount of which is determined weekly under Program guidelines, pledged by the Class A Cap Provider to a segregated account held by the Program's collateral trustee (together with the receivables described in (4) below) for the benefit, on a first priority basis, of CLFG to secure the Class A Cap Provider's obligations to reimburse CLFG for payments due to counterparties under the CLFG Guarantee; and



     (4) Pledged receivables from investment grade guaranteed counterparties that have net payable positions with respect to the Class A Cap Provider.



     The collateral described in clause (3) above consists of high quality, liquid investments of a type required by rating agencies to be consistent with a triple-A rating. If the financial strength rating of the CLFG Insurer is placed on Watchlist by Moody's with negative implications or the claims-paying ability rating of the CLFG Insurer is placed on CreditWatch by Standard & Poor's with negative implications or any other such rating is suspended, withdrawn or downgraded below 'Aaa' by Moody's or 'AAA' by Standard


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& Poor's, or any other similar rating of the CLFG Insurer by another rating agency is suspended, withdrawn or downgraded below an equivalent level, or if the CLFG Insurer becomes insolvent, the Class A Cap Provider is required within three days, of that event to post additional collateral. This collateral will have a maximum value (as determined under the Program) at least equal to the policy amount until either (1) the CLFG Insurer's triple-A ratings are reconfirmed or (2) the Class A Cap Provider, as required under the Program, replaces the CLFG Insurer with another triple-A rated insurer that issues a substitute policy.



     In addition, the Trust will have the option to terminate the Class A Interest Rate Cap if Moody's, Standard & Poor's or another rating agency downgrades the Program. Following such a termination, the Trust may be due a termination payment.



     The CLFG Guarantee provides that a counterparty may make an individual claim if the Class A Cap Provider fails to make any payment to that counterparty under the related agreement. Under the Program, if a counterparty (including the Trust) makes a claim under the CLFG Guarantee for a payment the Class A Cap Provider has failed to make, the Class A Cap Provider is required, within two business days of such claim, to deliver additional cash collateral to the collateral trustee for the Program sufficient to enable it to make the payment due, plus accrued interest, to the counterparty. Any failure by the Class A Cap Provider to do so is a failure by the Class A Cap Provider to meet the collateral requirements of the Program, resulting in a Program Event and termination of the Program as described below.



     If the Class A Cap Provider fails to satisfy the collateral requirements of the Program or certain insolvency events occur with regard to the Class A Cap Provider or Credit Lyonnais S.A. (a 'PROGRAM EVENT'), an orderly liquidation of the Program will commence. After notifying the counterparties, the collateral trustee will liquidate any securities held as collateral, and funds available from liquidation of collateral, collected receivables and, if necessary, draws on the insurance policy will be applied by the collateral trustee on behalf of CLFG to pay the amounts due to the counterparties, which shall be calculated to include the full replacement value of the guaranteed transactions. The collateral trustee will use the Program's risk model to value transactions with below investment-grade counterparties and to determine payment of full replacement value at the counterparty's side of the market.



     An Early Amortization Event will occur if:



     (1)  A Program Event occurs;



     (2) The CLFG Insurer is placed on Watchlist by Moody's, CreditWatch by S&P or Rating Alert by Fitch with negative implications and neither (a) the CLFG Insurer's triple-A ratings are reconfirmed nor (b) the Class A Cap Provider replaces the CLFG Insurer with another triple-A rated insurer that issues a substitute policy; or



     (3) Moody's or Standard & Poor's or another rating agency downgrades the Program;


and the Trust or the Class A Cap Provider does not timely obtain a replacement cap with substantially the same terms or establish another arrangement satisfactory to any relevant Rating Agency, in each case such that it will not reduce or withdraw its rating of any Class A Notes.


For further details regarding these Early Amortisation Events and their consequences, see 'Description of the Notes--Early Amortization Events'.

                         ADDITIONAL DOCUMENT PROVISIONS

AMENDMENTS

     The Indenture, the Agreement, the SUBI Trust Agreement, the Servicing Agreement and the other agreements and instruments relating to the transactions discussed in this Prospectus may be amended by their parties, without the consent of the Noteholders, to do the following:

    (1)   To cure any ambiguity;

    (2) To correct or supplement any provision that may be inconsistent with any other provision; or

    (3) To add any other provisions with respect to matters or questions that are not inconsistent or to add or amend any provision in connection with permitting transfers of the Class B Notes.

However, any such action may not, in the parties' good faith judgment, materially and adversely affect any Noteholder's interests, and the Indenture Trustee is entitled to receive an opinion of counsel that the

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amendment will not adversely and materially affect the legal interest of any
Noteholder. (Indenture, Section 9.02; Agreement, Section 9.01).

     Those agreements and instruments also may be amended by their parties to add any provisions, change them in any manner, eliminate any of their provisions or modify in any manner the rights of any Class of Noteholders, if:


    (1) Each Rating Agency confirms to the Indenture Trustee that the amendment would not cause its then-current rating on any Class of Notes to be qualified, reduced or withdrawn; or

    (2) The Indenture Trustee receives the consent of Noteholders with more than 50% of the Voting Interests of all Notes (voting together as a single class).

Permitted changes specifically may include changing the formula for determining the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the RV Insurer Reserve Fund Supplement Requirement or the Downgrade Reserve Fund Supplemental Requirement, changing the remittance schedule for deposits into the Distribution Account, changing the definition of Permitted Investments, or replacing the Residual Value Insurance Policy with an alternative mechanism. However, any amendment eliminating the Reserve Fund or the Residual Value Insurance Policy, reducing the Reserve Fund Cash Requirement to less than the lesser of $11,605,107.42 and the Note Balance as of the related Distribution Date (after giving effect to any reduction on that date), or eliminating or reducing the RV Insurer Reserve Fund Supplement Requirement also will require an opinion of the Transferor's counsel that, after the amendment, for federal income tax purposes the Trust will not be treated as an association taxable as a corporation, and the Class A Notes will, and the Class B Notes should, properly be characterized as indebtedness that is secured by the assets of the Trust.

     No amendment may increase, reduce, accelerate or delay collections of payments on the SUBI or the SUBI Certificate, any distributions required to be made on any Class of Notes or any Note Rate, without the consent of all Noteholders and Note Owners. Further, no amendment may reduce the percentage of the Voting Interests of the Notes of any Class required to consent to any amendment, without the consent of all Noteholders and Note Owners. (Indenture, Section 9.02; Agreement, Section 9.01).

THE INDENTURE

  Events of Default

     The following will be 'INDENTURE EVENTS OF DEFAULT':


    (1) If the Trust fails to make any interest payment on any Class A Note due to the lack of available funds to make that payment, within five Business Days after the payment would have been due had those funds been available;

    (2) After all Class A Notes have been paid in full, if the Trust fails to make any interest payment on any Class B Note due to the lack of available funds to make that payment, within five Business Days after the payment would have been due had those funds been available;

    (3) If the Trust defaults in any interest or principal payment on any Note for five Business Days after its due date;

    (4) If the Trust defaults in the observance or performance in any material respect of any other covenant or agreement, or any representation or warranty of the Trust was incorrect in any material respect, the default materially and adversely affects the Noteholders' rights and the default continues uncured for a period of 60 days after written notice to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the Noteholders representing at least 25% of the Note Balance; and

    (5)   Certain bankruptcy and insolvency events with respect to the Trust.

(Indenture, Section 5.01). You should be aware that the amount of principal required to be paid to Class A Noteholders before the Stated Maturity Date generally will be limited to amounts available in the Distribution

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Account for payment to Noteholders. Therefore, the failure to pay principal on any Class A Notes generally will not result in an Indenture Event of Default until the Stated Maturity Date. (Indenture, Section 2.06).

     If there is an Indenture Event of Default, then the Indenture Trustee or Noteholders representing not less than 25% of the Voting Interests of all Notes (voting together as a single class) may declare the Notes to be immediately due and payable, by notifying the Trust (and the Indenture Trustee if notice is given by the Noteholders). The Notes will become immediately due and payable upon any such declaration. However, if the Indenture Event of Default results from a specified bankruptcy or insolvency event with respect to the Trust, the Notes will become immediately due and payable automatically without any notice.

     Under certain circumstances, after the Notes have been accelerated and before the Indenture Trustee has obtained a judgment for payment, Noteholders representing more than 50% of the Voting Interests of all Notes (voting together as a single class) may rescind and annul the acceleration. (Indenture, Section 5.02).

     After acceleration of the Notes, the Indenture Trustee may institute a proceeding to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell or otherwise dispose of the SUBI (in accordance with the procedures described below) or elect to have the Trust maintain possession of the SUBI and continue to apply Collections as if there were no acceleration. (Indenture, Section 5.04 and 5.05).

     The Indenture Trustee will not be obligated to exercise any of its rights or powers under the Indenture at the request of any Noteholders unless those Noteholders have offered reasonable security or indemnity against the costs, expenses and liabilities which the Indenture Trustee might incur in complying with that request. Subject to the provisions for indemnification in the Indenture and certain limitations, Noteholders representing more than 50% of the Voting Interests of all Notes (voting together as a single class) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee. Noteholders representing more than 50% of the Voting Interests of all Notes (voting together as a single class) also may, in certain cases, waive any default, other than a default in the payment of principal or interest or a default under a provision that cannot be modified without the waiver or consent of all Noteholders. (Indenture, Section
5.14 and 5.15).

     No Noteholder may institute any proceeding under the Indenture, unless:


    (1) He or she has notified the Indenture Trustee of an Indenture Event of Default;

    (2) Noteholders representing at least 25% of the Voting Interests of all Notes (voting together as a single class) have requested the Indenture Trustee to institute proceedings in its own name as Indenture Trustee;

    (3) The requesting Noteholders have offered the Indenture Trustee reasonable indemnity;

    (4) The Indenture Trustee has failed to institute a proceeding for 60 days; and

    (5) The Indenture Trustee has not received any inconsistent direction during that 60-day period from Noteholders with at least 50% of the Voting Interests of all Notes (voting together as a single class).

(Indenture, Section 5.09).

     If there is an Indenture Event of Default, the Indenture Trustee may, and upon receipt of written instructions from Noteholders representing Voting Interests of at least 50% of the Class A Notes (voting together as a single class) or more than 50% of the Voting Interests of all Notes (voting together as a single class), will, publish a notice stating that it intends to sell or dispose of the SUBI and the SUBI Certificate and the other property of the Trust in a commercially reasonable manner (unless it elects to retain the SUBI as described above). Following publication, unless otherwise prohibited by applicable law, the Indenture Trustee will sell or dispose of the SUBI, the SUBI Certificate and such other property in a commercially reasonable manner and on commercially reasonable terms. However, it shall not sell or dispose of the SUBI without the consent of all the Noteholders if the proceeds would not be sufficient to pay the Notes in full.

     The Indenture Trustee will distribute the net disposition proceeds of the SUBI, the SUBI Certificate and other Trust property to the Noteholders in the normal priority for Interest Collections and Principal

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Collections during the Amortization Period, except that it will distribute the
Investor Percentage of Principal Collections arising from those proceeds:

    (1) First, to the Class A Noteholders, pro rata based on the Class A-1, Class A-2, Class A-3 and Class A-4 Note Balances, until all Class A Notes have been paid in full; and

    (2) Second, to the Class B Noteholders, until the Class B Notes have been paid in full.

If these proceeds, together with all other sources of funds that ordinarily are available to make principal and interest payments on the Class A Notes, are insufficient to pay the Class A Note Balance, any unreimbursed Uncovered Loss Amounts allocated to the Class A Notes and any accrued and unpaid interest on those Uncovered Loss Amounts, you may suffer a loss on your Notes. (Indenture, Section 5.08 and 5.17).

  Annual Compliance Statement

     The Trust will file with the Indenture Trustee an annual written statement as to the fulfillment of its obligations under the Indenture. (Indenture, Section 3.09).

  Annual Report

     The Indenture Trustee will mail to all Noteholders a brief annual report relating to its eligibility and qualification to continue as Indenture Trustee, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness the Trust may owe to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee in that capacity, and any action it has taken that materially affects the Notes and that it has not reported previously. (Indenture, Section 7.03).

  Satisfaction and Discharge

     The Indenture will be discharged upon delivery of all Notes to the Indenture Trustee for cancellation or, with certain limitations, upon deposit with the Indenture Trustee of enough funds to pay all Notes in full. (Indenture, Section 4.01).

  No Petition

     The Indenture Trustee (and any co-trustee or separate trustee) will not institute or join in any bankruptcy or similar proceeding against the Trust until one year and one day after the Notes are paid in full. (Indenture, Section 6.17).

THE AGREEMENT

  No Petition

     Each of the Indenture Trustee and the Owner Trustee will not institute or join in any bankruptcy or similar proceeding against the Transferor, WOLS LLC, ALF L.P., ALF LLC, the Origination Trust or the Origination Trustee until one year and one day after the later of payment in full of the Notes, and final payment of all other financings involving Origination Trust interests (including and all transactions involving the UTI and each Other SUBI). (Agreement, Section 6.16).

  The Owner Trustee

     Chase Manhattan Bank Delaware will be the Owner Trustee under the Agreement. The corporate trust office of the Owner Trustee currently is located at 1201 N. Market Street, 8th Floor, Wilmington, Delaware 19801. The Owner Trustee is not affiliated with World Omni, although it does act as a service provider to World Omni.

     The Owner Trustee may resign at any time. The Transferor may remove the Owner Trustee if it ceases to meet certain specified eligibility requirements, becomes legally unable to act or becomes insolvent. In these circumstances, the Transferor will be obligated to appoint a successor Owner Trustee. Any resignation

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or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until a successor Owner Trustee accepts its appointment. (Agreement, Section 6.10). Any corporation into which the Owner Trustee is merged or with which it is consolidated, any corporation resulting from any merger or consolidation with the Owner Trustee, or any corporation to which the Owner Trustee transfers all or substantially all of its corporate trust business, shall automatically succeed to the Owner Trustee's rights under the Agreement if it satisfies the specified eligibility requirements. (Agreement, Section 6.06).

THE SUBI TRUST AGREEMENT

  Creation of Beneficial Interests and Allocation of Rights and Liabilities

     ALF L.P. is the grantor and (as holder of the UTI) a beneficiary of the Origination Trust. In its capacity as grantor, ALF L.P. will from time to time convey (or cause to be conveyed) the Origination Trust Assets to the Origination Trustee, in trust for the holders of beneficial interests in the Origination Trust (i.e., the SUBI, any Other SUBIs and the UTI). (SUBI Trust Agreement,
Section 2.01). ALF L.P. will hold the UTI, which represents a beneficial interest in all Origination Trust Assets other than the SUBI Assets and any Other SUBI Assets. (SUBI Trust Agreement, Section 4.01). ALF L.P. has pledged (and may in the future pledge) the UTI as security for obligations to third-party lenders, and has created and sold or pledged (and may in the future create and sell or pledge) Other SUBIs in connection with financings similar to the transaction described in this prospectus.

     Each Other SUBI will be created pursuant to a supplement to the Origination Trust Agreement which will amend the Origination Trust Agreement only with respect to that Other SUBI, just as the provisions of the SUBI Supplement amend the Origination Trust Agreement only as it relates to the SUBI. (SUBI Trust Agreement, Section 4.02).

     The Origination Trustee will own all Origination Trust Assets, including the SUBI Assets, on behalf of the beneficiaries of the Origination Trust. Each portfolio of Origination Trust Assets, including the SUBI Assets, any Other SUBI Assets and the UTI Assets, will be segregated from all other Origination Trust Assets on the books and records of the Origination Trustee and the Servicer. The holders and pledgees of any beneficial interest in the Origination Trust will have no rights to any Origination Trust Assets other than those allocated to their beneficial interest. Further, each holder or pledgee of any beneficial interest in the Origination Trust will be required to expressly disclaim any interest in the Origination Trust Assets other than those allocated to its beneficial interest, and to fully subordinate any claims to those other Origination Trust Assets in the event that this disclaimer is not given effect. (SUBI Trust Agreement, Sections 7.01 and 7.02; Servicing Agreement, Section 2.02).

     Liabilities of the Origination Trust generally will be allocated to the portfolio of Origination Trust Assets with respect to which they were incurred. Therefore, the SUBI Assets generally will not be available to make payments on (or pay expenses relating to) the UTI or any Other SUBIs, any Other SUBI Assets generally will not be available to make payments on (or pay expenses relating to) the SUBI, the UTI or any other Other SUBI, and the UTI Assets generally will not be available to make payments on (or pay expenses related to) the SUBI or any Other SUBI. However, Origination Trust liabilities that are incurred with respect to all Origination Trust Assets (or do not relate to any Origination Trust Assets) will be allocated pro rata among all Origination Trust Assets, including the SUBI Assets. If a third party claim is satisfied out of Origination Trust Assets in other proportions, then the Origination Trustee will reallocate all remaining Origination Trust Assets among the various portfolios so that each bears the expense as nearly as possible as if it had been satisfied out of the proper portfolios. If the Origination Trust incurs any liability related to a portfolio of Origination Trust Assets whose assets are insufficient to cover it, the remaining amount may be incurred by the remaining portfolios of Origination Trust Assets. Therefore, if any such liability arises with respect to the UTI Assets or Other SUBI Assets, the SUBI Assets may be charged with a portion of it. (SUBI Trust Agreement, Sections 7.01 and 7.05). See 'Certain Legal Aspects of the Origination Trust and The SUBI--The SUBI' for a discussion of related risks.

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  Special Obligations of ALF L.P. as Beneficiary and Grantor

     ALF L.P., as grantor, generally will be liable for all debts and obligations arising from the Origination Trust Assets or the operation of the Origination Trust. However, its liability to any pledgee or assignee of the beneficial interest (including the UTI, the SUBI and any Other SUBIs) will be limited to that set forth in the related financing documents. ALF LLC, as the general partner of ALF L.P., is required at all times to maintain a minimum net worth of $10 million. The Origination Trust will indemnify ALF L.P. out of the Origination Trust Assets for any liability or expense it suffers arising from the Origination Trust Assets or the operation of the Origination Trust. (SUBI Trust Agreement, Sections 4.03 and 11.10).

  Origination Trustee Duties and Powers; Fees and Expenses

     The SUBI Trust Agreement will require the Origination Trustee to apply for and maintain all licenses, permits and authorizations necessary and appropriate to accept assignments of the Contracts and the Leased Vehicles and to carry out its duties as Origination Trustee, including motor vehicle dealer licenses. It also will require the Origination Trustee to file applications for certificates of title resulting in the Origination Trustee being the holder of legal title of record to the Leased Vehicles. (SUBI Trust Agreement, Section 5.01). In carrying out these duties, the Origination Trustee will be required to exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. (SUBI Trust Agreement, Section 5.02).

     ALF L.P. may replace the Origination Trustee only if it ceases to be meet certain specified requirements. Its removal will be mandatory if certain representations and warranties made by the Origination Trustee prove to have been materially incorrect when made, or in certain events of bankruptcy or insolvency. (SUBI Trust Agreement, Section 6.03). The Indenture Trustee, as pledgee of the SUBI Certificate on behalf of the Noteholders, may, or at the direction of Noteholders representing more than 50% of the Voting Interests of all Notes (voting together as a single class) will, cause the Origination Trustee to remove or replace the Trust Agent for a material breach of its obligations. (SUBI Trust Agreement, Sections 5.03 and 10.02).

     The Origination Trustee will make no representations as to the validity or sufficiency of the SUBI, the SUBI Certificate (other than its execution and authentication), or of any Contract, Leased Vehicle or related document. The Origination Trustee will not be responsible for performing any of the duties of ALF L.P. or the Servicer. The Origination Trustee will not be accountable for the use or application by any owners of beneficial interests in the Origination Trust of any funds paid to them in respect of their interest in Origination Trust Assets, or the investment of any of funds relating to Origination Trust Assets before they are deposited into the Origination Trustee's accounts. The Origination Trustee will not independently verify the Contracts or the Leased Vehicles. (SUBI Trust Agreement, Section 5.04). The duties of the Origination Trustee generally will be limited to the acceptance of assignments of lease contracts, the titling of the related leased vehicles in the name of the Origination Trustee, the creation of beneficial interests in the Origination Trust, the maintenance of the accounts relating to those interests and the receipt of the various certificates, reports and other instruments required to be furnished to it (which it will only be required to examine to determine whether they conform to the requirements of the SUBI Trust Agreement). (SUBI Trust Agreement, Section 5.01).

     The Origination Trustee will not be obligated to exercise any of the rights or powers vested in it by the SUBI Trust Agreement, to investigate any matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement, at the request of ALF L.P., the Servicer or the holders of a majority in interest in the SUBI, unless the requesting parties have offered it reasonable security or indemnity against the costs, expenses and liabilities that it may incur. The requesting parties will pay the Origination Trustee's reasonable expenses of every requested such exercise, investigation or other action. If paid by the Origination Trustee, those expenses will be reimbursed from the Origination Trust Assets. (SUBI Trust Agreement, Sections 5.03 and 6.08).

     The Origination Trustee may enter from time to time into one or more agency agreements (AN 'AGENCY AGREEMENT') with anyone (including any affiliate of the Origination Trustee) that is by experience and expertise qualified to act in a trustee capacity and is otherwise acceptable to ALF LLC. The Origination Trustee has engaged U.S. Bank as the Trust Agent. The Agency Agreement (which currently is a part of the

                                       72
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SUBI Trust Agreement) requires the Trust Agent to perform all of the Origination
Trustee' obligations under the SUBI Trust Agreement. (SUBI Trust Agreement,
Section 5.03).

     The Origination Trustee will be paid out of Origination Trust Assets reasonable compensation and reimbursement of all reasonable expenses. (SUBI Trust Agreement, Section 6.08). However, with regard to the SUBI Assets, these expenses will be paid as set forth in the interest payment waterfall. For that waterfall, see 'Description of the Notes--Distributions on the Notes--Distributions of Interest'.

  Indemnity of Origination Trustee and Trust Agents

     The Origination Trustee and each Trust Agent will be indemnified out of the Origination Trust Assets for any loss, liability, expense or other claim arising from any of the Origination Trust Assets or the Origination Trustee's or the Trust Agent's acceptance or performance of the trusts and duties contained in the SUBI Trust Agreement or any Agency Agreement. However, neither the Origination Trustee nor any Trust Agent will be indemnified for any claim for which World Omni is liable under the Servicing Agreement, which was incurred because of the Origination Trustee's or the Trust Agent's willful misfeasance, bad faith or negligence, or which was incurred because the Origination Trustee or Trust Agent breached its representations and warranties in the SUBI Trust Agreement or the Servicing Agreement. These indemnities may result in Additional Loss Amounts if the related claims arise from the SUBI Assets or they are otherwise allocated to the SUBI. (SUBI Trust Agreement, Section 5.05).

  Termination

     The Origination Trust and the obligations of ALF L.P. and the Origination Trustee will terminate upon the later of:


    (1) The payment to ALF L.P. and each other permitted holder of any beneficial interest in the Origination Trust of all amounts they are due and the termination all financings secured by the Origination Trust Assets; and

    (2) The maturity or liquidation and disposition of all Origination Trust Assets and the disposition to or upon the order of each ALF L.P. and each other permitted holder of any beneficial interest in the Origination Trust of all net proceeds.

(SUBI Trust Agreement, Section 8.01).

  No Petition

     The Origination Trustee and the Trust Agent will not institute or join in any bankruptcy or similar proceeding against the Transferor, WOLS LLC, ALF L.P. or ALF LLC until one year and one day after final payment of all financings involving Origination Trust interests. (SUBI Trust Agreement, Section 6.09). Each pledgee or assignee of any Origination Trust interest must give a similar non-petition covenant. (SUBI Trust Agreement, Sections 4.01 and 4.02).

  Owner Trustee and Indenture Trustee as Third-Party Beneficiaries

     The Trust (as the holder of the SUBI) and the Indenture Trustee (as the pledgee of the SUBI) will be third-party beneficiaries of the SUBI Trust Agreement. Therefore, the Owner Trustee may, with the consent of the Indenture Trustee, or will, upon the instruction of the Indenture Trustee, exercise any right conferred by the SUBI Trust Agreement upon a holder or pledgee of any interest in the SUBI. The Indenture Trustee may give such a consent or instruction at its own instigation and will give such a consent or instruction upon the instruction of Noteholders representing more than 50% of the Voting Interests of all Notes (voting together as a single class). (SUBI Trust Agreement, Section 10.02).

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THE SERVICING AGREEMENT

  Primary Servicer Duties

     Pursuant to the Servicing Agreement, the Servicer will perform on behalf of the Origination Trustee all of the obligations of the lessor under the Contracts. These obligations will include collecting and posting payments, responding to lessee inquiries, investigating delinquencies, sending payment statements and reporting tax information to the lessees, paying the disposition costs of Leased Vehicles related to Charged-off Contracts, Matured Contracts and Additional Loss Contracts and policing the Contracts, commencing legal proceedings to enforce Contracts, administering the Contracts (including accounting for collections and furnishing monthly and annual statements to the Origination Trustee with respect to distributions) and generating federal income tax information. The Origination Trustee will furnish the Servicer with all powers of attorney and other documents necessary or appropriate to enable it to carry out its duties under the Servicing Agreement. The Indenture Trustee and the Owner Trustee will be third-party beneficiaries of the Servicing Agreement. (Servicing Agreement, Sections 2.01 and 12.12).

  Custody of Contract Documents and Certificates of Title

     To assure uniform quality in servicing the Contracts and World Omni's own portfolio of automobile and light duty truck lease contracts and to reduce administrative costs, the Origination Trustee will appoint World Omni, as Servicer, to be its agent, bailee and custodian of the Contracts, the certificates of title for the Leased Vehicles and the insurance policies and other documents relating to the Contracts, the lessees and the Leased Vehicles. World Omni will not physically segregate those documents from other similar documents relating to its own lease contracts and leased vehicles or those which it services for others (including lease contracts and leased vehicles that are Origination Trust Assets but not SUBI Assets). World Omni's accounting records and computer systems will reflect the interests of the holders of interests in the SUBI in all Contracts, Leased Vehicles and related contract rights, and UCC financing statements reflecting certain interests in the Contracts and the related contract rights will be filed. For more information on these UCC filings, see 'Certain Legal Aspects of the Contracts and Leased Vehicles--Back-up Security Interests'. The Servicer will be responsible for filing all periodic sales and use tax and property tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a trust and a business trust and other periodic governmental filings, registrations or approvals related to the Origination Trustee and the Origination Trust. (Servicing Agreement, Sections 2.01 and 2.07).

  Collections

     The Servicer will service, administer and collect all amounts due on the Contracts, and will make reasonable efforts to collect those amounts. It will be obligated to service the Contracts generally in accordance with customary and usual procedures of institutions that service closed-end automobile and light duty truck lease contracts and, to the extent more exacting, the procedures it uses for lease contracts it services for its own account. (Servicing Agreement, Sections 2.01 and 2.02).


     Consistent with its usual procedures, the Servicer may extend the Maturity Date of any Contract by up to five months in the aggregate, although it may not extend any Contract more than five times and the new Maturity Date must be no later than the last day of May 2006, the second month before the final maturity date for the Class B Notes. The Servicer will deposit any Extension Fee into the SUBI Collection Account. If the Servicer extends a Contract improperly, the Servicing Agreement will require it to deposit the Reallocation Payment for that Contract into the SUBI Collection Account on the Deposit Date for the Collection Period in which it granted the extension. At that time, the improperly extended Contracts and the related Leased Vehicle will be reallocated as UTI Assets and will no longer be SUBI Assets. (Servicing Agreement, Sections
2.02 and 9.02). See 'World Omni--Collection, Repossession and Disposition Procedures' for further details regarding collection procedures.


     The Servicer generally will deposit all payments received on the Contracts and the Leased Vehicles (other than Security Deposits) into the SUBI Collection Account within two Business Days after receipt. For a fuller description, see 'Description of the Notes--The Accounts--The SUBI Collection Account'.

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  Notification of Liens and Claims

     The Servicer will be required to notify the Origination Trustee, the Indenture Trustee and the Owner Trustee as soon as practicable of all liens or claims made with respect to any Origination Trust Asset by a third party that would have a material adverse impact on, among others, the Transferor, the Origination Trust, the Trust or any SUBI Asset. (Servicing Agreement, Sections
2.08 and 9.09). See 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI' and 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Back-up Security Interests' for a discussion of the risk of liens on certain SUBI Assets and other Origination Trust Assets.

  Advances

     On each Deposit Date, the Servicer will deposit into the SUBI Collection Account an advance equal to the aggregate Monthly Payments due but not received during the related Collection Period on Contracts that were 31 days or more past due as of the end of that Collection Period. The Servicer also may (but will not be required to) make such an advance for Contracts that were less than 31 days past due as of that date. The aggregate such advance on any Distribution Date will be an 'ADVANCE'. However, the Servicer will not be required to make an Advance to the extent that, in its reasonable judgment of the Servicer, the Advance may not be ultimately recoverable from Net Liquidation Proceeds or otherwise (A 'NONRECOVERABLE ADVANCE'). (Servicing Agreement, Sections 6.01 and 9.04).

     In making Advances, the Servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the Contracts, rather than guarantee or insure against losses. Accordingly, the Origination Trust will reimburse all Advances, without interest, when it receives a payment on a Contract on which the Servicer made an Advance. The Origination Trust also will reimburse the Servicer for all Nonrecoverable Advances from Collections in general. (Servicing Agreement, Section 9.02).

  Security Deposits

     The Origination Trustee's rights to the Contracts will include all rights to any security deposit paid by a lessee when his or her Contract was originated (A 'SECURITY DEPOSIT'). As part of its servicing obligations, the Servicer will retain each Security Deposit as an agent for the Origination Trust and will apply the proceeds of each Security Deposits in accordance with the terms of the related Contract, its customary and usual servicing procedures and applicable law. However, if any Contract becomes a Charged-off Contract or the related Leased Vehicle is repossessed, the related Security Deposit will, to the extent provided by applicable law and that Contract, constitute Liquidation Proceeds. (Servicing Agreement, Section 2.04). The Origination Trustee's interest in the Security Deposits may not be enforceable against third parties until they are deposited into the SUBI Collection Account. The Servicer will not be required to segregate the Security Deposits from its own funds, and any income earned from investment of the Security Deposits will belong to the Servicer as additional servicing compensation.

  Insurance on Leased Vehicles

     Each lessee is required to maintain in full force and effect during his or her Contract term a comprehensive and collision physical damage insurance policy covering the actual cash value of the related Leased Vehicle and naming the Origination Trustee, on behalf of the Origination Trust, as loss payee. Each lessee also is required to maintain bodily injury and property damage liability insurance in amounts equal to the greater of the amount prescribed by applicable state law or industry standards as set forth in the Contract and naming the Origination Trustee, on behalf of the Origination Trust, as an additional insured. (Servicing Agreement, Section 2.11). Since lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies will vary. If a lessee fails to obtain or maintain the required insurance, his or her Contract will be in default. It is World Omni's practice not to obtain insurance on behalf of and at the expense of a defaulting related lessee, but instead to repossess his or her Leased Vehicle. If a required insurance policy lapses, is not maintained in full force and effect or the Servicer fails to maintain the right to receive proceeds of claims for damage to or destruction of a Leased Vehicle, the Servicing Agreement will require World Omni to pay promptly into the SUBI Collection Account all

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amounts that otherwise would have been recoverable as Insurance Proceeds. This obligation will survive any termination of World Omni as Servicer under the Servicing Agreement. (Servicing Agreement, Section 2.11).

     World Omni does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for Contract payments if the lessee is disabled or dies. If the lessee obtains such coverage, the lessee's beneficiary may choose to apply its proceeds to payments on his or her Contract.

  Realization on Charged-off Contracts

     The Servicer will use commercially reasonable efforts to repossess and liquidate each Leased Vehicle under a Contract that is in default and for which it cannot make satisfactory arrangements for collection of delinquent payments. The Servicer may liquidate such Leased Vehicles through repossession and disposition at a public or private sale, or it may take any other action permitted by applicable law. The Servicer may enforce all rights under any such Contract, sell or otherwise dispose of the Leased Vehicle in accordance with the Contract and begin and prosecute any proceedings in connection with the Contract. The Servicer will follow repossession practices and procedures that it deems necessary or advisable and that are normal and usual for responsible holders of closed-end automobile and light duty truck lease contracts and, to the extent more exacting, the practices and procedures it uses for defaulted lease contracts it services for its own account. In any event, the Servicer will comply with all applicable laws. The Servicer will be required to repair the Leased Vehicle if it reasonably determines that repairs will increase the Net Repossessed Vehicle Proceeds. The Servicer will be responsible for all costs and expenses of the sale or other disposition of Leased Vehicles related to Charged-off Contracts, other defaulted Contracts and the related Leased Vehicles, but will be entitled to reimbursement of those costs that constitute Repossessed Vehicle Expenses, other Liquidation Expenses or expenses recoverable under an applicable insurance policy. The Servicer will deposit all Repossessed Vehicle Proceeds into the SUBI Collection Account, and will be entitled to reimbursement of all Repossessed Vehicle Expenses from the SUBI Collection Account when it presents an officer's certificate to the Indenture Trustee. Principal Collections for a Collection Period will include all Net Repossessed Vehicle Proceeds collected during that Collection Period. (Servicing Agreement, Sections 2.06 and 9.02).

  Matured Leased Vehicle Inventory

     On a Contract's Maturity Date, the lessee has the option to acquire his or her Leased Vehicle for its Residual Value plus any applicable taxes and all other incidental charges due under the Contract. If the lessee chooses not to exercise this option but instead returns the Leased Vehicle to the Servicer, the Leased Vehicle will be placed in Matured Leased Vehicle Inventory, and the Servicer, acting on behalf of the Origination Trust, will sell or otherwise dispose of the Leased Vehicle in a manner similar to that for other off-lease Leased Vehicles. (Servicing Agreement, Section 2.06).

     The Servicer will deposit all Matured Leased Vehicle Proceeds into the SUBI Collection Account, and will be entitled to reimbursement of Matured Leased Vehicle Expenses from the SUBI Collection Account when it presents an officer's certificate to the Indenture Trustee. Principal Collections for a Collection Period will include all Net Matured Leased Vehicle Proceeds collected during that Collection Period. (SUBI Trust Agreement, Section 10.01; Servicing Agreement, Section 9.02).

  Records, Servicer Determinations and Reports

     The Servicer will retain all data relating to the servicing of the Contracts. Upon an Event of Servicing Termination and termination of the Servicer's obligations under the Servicing Agreement, the Servicer will use commercially reasonable efforts to transfer the servicing of the Contracts to a successor servicer in an orderly and efficient manner. (Servicing Agreement, Sections 2.03 and 9.03). The Servicer will perform certain monitoring and reporting functions on behalf of the Transferor, the Indenture Trustee, the Owner Trustee, the Origination Trustee and the Noteholders. These will include the preparation and delivery to the Indenture Trustee, the Origination Trustee and each Rating Agency of a monthly certificate, on or before each Determination Date, setting forth all information necessary to make all distributions required for the related Collection Period, as well as the preparation and delivery of monthly statements containing a variety

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of data about the Notes, the SUBI, the Contracts and the Leased Vehicles, and an
annual officer's certificate specifying the occurrence and status of any Event of Servicing Termination. (Servicing Agreement, Sections 3.03, 10.01 and 10.03). For details regarding the Servicer's monthly statement, see 'Description of the Notes--Statements to Noteholders'.

  Evidence as to Compliance

     The Servicing Agreement will require that a firm of nationally recognized independent accountants furnish to the Indenture Trustee on or before April 30 of each year, beginning April 30, 2000, a statement of the Servicer's compliance during the preceding calendar year (or since the Closing Date for the first such statement) with certain standards relating to the servicing of the Contracts, the Servicer's accounting records and computer files and certain other matters. (Servicing Agreement, Sections 3.02 and 10.02).

     The Servicing Agreement also will require the Servicer to deliver to the Indenture Trustee on or before April 30 of each year, beginning April 30, 2000, a certificate signed by an officer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year (or since the Closing Date for the first such certificate) or describing each default in those obligations. (Servicing Agreement, Sections 3.03 and 10.03).

     Note Owners and Class A Noteholders may obtain copies of these statements and certificates by requesting them in writing from the Indenture Trustee at its corporate trust office. (Agreement, Section 3.06).

  Compliance with ERISA

     On or before each Determination Date, the Servicer will provide the Indenture Trustee and each Rating Agency with an officer's certificate stating that none of SET, JMFE, World Omni or any of their affiliates for purposes of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), does any of the following:

    (1) Maintains an ERISA plan that had unfunded current liability as of its last valuation date;

    (2) Anticipates that the value of the assets of any ERISA plan it maintains would not be sufficient to cover any current liability; or

    (3) Is contemplating benefit improvements with respect to any plans then maintained or the establishment of any new ERISA plans, either of which would cause it to maintain an ERISA plan with unfunded current liability.

If the Servicer does not timely make these certifications or any of them is incorrect, the Indenture Trustee will deposit into the Reserve Fund all Excess Collections for the related Distribution Date, regardless of the Reserve Fund Cash Requirement. On the Distribution Date after the next Determination Date on which the Servicer has made these certifications correctly, the Indenture Trustee will release all money in the Reserve Fund in excess of the Reserve Fund Cash Requirement to the Transferor (or to the Noteholders to the extent allocable to the Accelerated Principal Distribution Amount). (Servicing Agreement, Section 10.03; Agreement, Sections 1.01, 3.03 and 3.04). See 'Security for the Notes--The Reserve Fund--The Reserve Fund Cash Requirement' for a description of the Reserve Fund Cash Requirement.

  Servicing Compensation

     The Servicer will be entitled to compensation for the performance of its servicing obligations under the Servicing Agreement. The monthly fee for servicing the SUBI Assets (THE 'SERVICING FEE') will be payable on each Distribution Date out of Interest Collections, and will equal one-twelfth of the product of 1.00% and the Aggregate Net Investment Value as of the first day of the preceding month (or, on the first Distribution Date, as of the Initial Cutoff Date). The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. The Investor Percentage of the Servicing Fee will be paid out of the Investor Percentage of Interest Collections in the priority set forth in the interest payment waterfall. So long as World Omni is the Servicer, it may elect to waive the Servicing Fee for the related Collection Period, so long as it believes that sufficient Interest Collections will be available on future Distribution Dates to pay the

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waived Servicing Fee, without interest. If World Omni waives the Servicing Fee for any Collection Period, it will be deemed to equal zero for all purposes of the Agreement and the Servicing Agreement.

     The Servicer will also be entitled to additional servicing compensation in the form of late fees and other administrative fees or similar charges paid with respect to the Contracts, and earnings from the investment of Security Deposits. For further information regarding Security Deposits, see 'Additional Document Provisions--The Servicing Agreement--Security Deposits'. However, the Servicer will not be entitled to any Extension Fees, which will be required to be deposited into the SUBI Collection Account. The Servicer will pay all expenses it incurs in connection with its servicing activities under the Servicing Agreement (including the payment of Uncapped Administrative Expenses), and will not be entitled to reimbursement for expenses other than Liquidation Expenses or Insurance Expenses or Uncapped Administrative Expenses that are reimbursed out of Interest Collections in the priority required by the interest payment waterfall. (Servicing Agreement, Sections 2.05 and 9.06).

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the Contracts as an agent for the Origination Trustee under the Servicing Agreement, including collecting and posting payments, responding to inquiries of lessees on the Contracts, investigating delinquencies, sending payment statements and reporting tax information to lessees, paying the costs of sale or other disposition of Leased Vehicles relating to defaulted Contracts and Leased Vehicles included in Matured Leased Vehicle Inventory, policing the SUBI Assets, administering the Contracts (including making Advances), accounting for collections, furnishing monthly and annual statements to the Indenture Trustee with respect to distributions and generating federal income tax information. (Servicing Agreement, Section 2.05).

  Servicer Resignation and Termination

     The Servicer may not resign under the Servicing Agreement unless it determines that its duties are no longer permissible because of a change in applicable law or regulations. No resignation will become effective until a successor servicer has assumed the Servicer's obligations. The Servicer may not assign the Servicing Agreement or any of its related rights, powers, duties or obligations except after a permitted resignation or in connection with a consolidation, merger, conveyance, transfer or lease under the terms required by the Servicing Agreement. (Servicing Agreement, Sections 2.10 and 9.11).

     The rights and obligations of the Servicer under the Servicing Agreement may be terminated following an Event of Servicing Termination. (Servicing Agreement, Sections 4.01 and 11.01). For details, see 'Additional Document Provisions--The Servicing Agreement--Rights Upon Event of Servicing Termination'.

  Indemnification by the Servicer

     The Servicer will indemnify the Origination Trustee and its agents for any and all liabilities, losses, damages and expenses that they incur as a result of any act or omission by the Servicer in performing its servicing duties. (Servicing Agreement, Section 9.08).

  Events of Servicing Termination

     'EVENTS OF SERVICING TERMINATION' with respect to the SUBI Assets will consist of, among other things:


    (1) Failure by the Servicer to deliver to the Indenture Trustee for distribution to Noteholders any required payment, which continues unremedied for five Business Days after discovery by an officer of the Servicer or the Servicer's receipt of notice from the Indenture Trustee, the Origination Trustee or Noteholders with at least 25% of the Voting Interests of all Notes (voting together as a single class);

    (2) Failure by the Servicer to perform in any material respect any other obligation under the Servicing Agreement, which materially and adversely affects the rights of holders of interests in the SUBI or the Noteholders and which is not remedied for 60 days after notice as described in clause (1);


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    (3)   Failure by the Servicer to deliver to the Origination Trustee or the
          Indenture Trustee any required report within ten Business Days after its due date;

    (4) Any representation, warranty, statement, certificate, report or other writing of the Servicer proves to be incorrect in any material respect when it was made, and is not remedied for 30 days after notice as described in clause (1);

    (5) Failure by the Servicer to maintain or pay when due any premium on any Contingent and Excess Liability Insurance Policy or the Residual Value Insurance Policy;

    (6) Failure by the Transferor to timely deposit any required RV Insurer Reserve Fund Supplemental Requirement into the Reserve Fund after an RV Insurer Trigger Event; and

    (7)   Certain bankruptcy and insolvency events relating to the Servicer.


However, a default under clause (1) for a period of ten Business Days, under clause (2) for a period of 90 days, under clause (3) for a period of 20 Business Days or under clause (4) for a period of 60 days, will not be an Event of Servicing Termination if caused by act of God or other similar occurrence. If such an event occurs, the Servicer still must use all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the Servicing Agreement, and the Servicer must provide to the Indenture Trustee, the Origination Trustee, the Transferor and the Noteholders prompt notice of the event, together with a description of its efforts to perform its obligations. (Servicing Agreement, Sections 4.01 and 11.01).

  Rights Upon Event of Servicing Termination

     As long as an Event of Servicing Termination remains unremedied, the Origination Trustee, upon the direction of the Indenture Trustee or Noteholders representing more than 50% of the Voting Interests of all Notes (voting together as a single class), may terminate all of the Servicer's rights and obligations under the Servicing Agreement with respect to the SUBI Assets. After such a termination, the Trust Agent generally will succeed to the rights, powers, responsibilities, duties and liabilities of the Servicer under the Servicing Agreement with respect to the SUBI Assets (excluding certain specified obligations) or provide for a new Servicer to be approved by each Rating Agency. The Trust Agent or other new Servicer will receive substantially the same servicing compensation to which the Servicer otherwise would have been entitled. However, if a bankruptcy trustee or similar official is appointed for the Servicer and no other Event of Servicing Termination has occurred, the trustee or official may have the power to prevent the Origination Trustee, the Indenture Trustee or such Noteholders from effecting a transfer of servicing. In any event, the Servicer will remain obligated to perform certain specified obligations and to reimburse the Trust Agent for any losses incurred in performing certain such obligations, and will be entitled to payment of certain amounts for services rendered before termination. (Servicing Agreement, Sections
4.01 and 11.01).

     Noteholders representing more than 50% of the Voting Interests of all Notes (voting together as a single class), with the consent of the Origination Trustee and the Indenture Trustee (not to be unreasonably withheld), may waive any default by the Servicer under the Servicing Agreement and its consequences with respect to the SUBI Assets, other than a default in making any required deposits to or payments from an Account or under a provision that cannot be modified or amended without the consent of each Noteholder (in which event a waiver will require the approval of all Noteholders). No such waiver will impair the rights of the Noteholders with respect to subsequent defaults. (Servicing Agreement, Section 4.01).

  No Petition

     The Servicer will not institute, or join in, any bankruptcy or similar proceeding against the Transferor, WOLS LLC, ALF L.P., ALF LLC, the Origination Trustee or the Origination Trust until one year and one day after final payment of all financings involving Origination Trust interests. (Servicing Agreement, Section 5.14).

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  Termination

     The Servicing Agreement will terminate upon the earlier of the termination of the Origination Trust, the discharge of the Servicer under the Servicing Agreement or the termination of the Agreement. (Servicing Agreement, Section 5.01).

  Indenture Trustee and Owner Trustee as Third-Party Beneficiaries

     As the holder of the SUBI, the Owner Trustee, and as the pledgee of the SUBI, the Indenture Trustee, will be third-party beneficiaries of the Servicing Agreement. (Servicing Agreement, Section 12.12).

                 CERTAIN LEGAL ASPECTS OF THE ORIGINATION TRUST
                                  AND THE SUBI

THE ORIGINATION TRUST

     The Origination Trust may be deemed to be a business trust under Alabama law. In an Alabama business trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common 'asset preservation' trust, in which the trustee is charged with the mere maintenance of trust property. The principal requirement for the formation of a business trust in Alabama is the filing of the trust instrument with the appropriate state authority. The Origination Trust Agreement has been, and the SUBI Trust Agreement will be, so filed. The Origination Trust also has been qualified as a business trust authorized to transact business in certain other states where it is required to be qualified.

     Because the Origination Trust has been registered as a business trust for Alabama and other state law purposes, like a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code. For details of the related risks, see 'Certain Legal Aspects of the Origination Trust and the SUBI--Insolvency Related Matters'.

QUALIFICATION OF VT INC. AS FIDUCIARY

     State laws, including the laws in the Five State Area, differ as to whether a corporate trustee that leases vehicles in that state, such as VT Inc., must qualify as a fiduciary. The consequences of the failure to be qualified as a fiduciary in a jurisdiction where such qualification is required differ by state, and could include penalties against VT Inc. and its directors and officers ranging from fines to the inability of VT Inc. to maintain an action in the courts of that jurisdiction.

     World Omni believes that VT Inc. does not exercise sufficient discretion in the performance of its duties under the SUBI Trust Agreement or take such other discretionary actions that it should be considered to be exercising fiduciary powers within the meaning of any applicable state law. However, we cannot assure you that World Omni will prevail in this view. Because no jurisdiction in which this issue is uncertain, VT Inc. has not qualified as a fiduciary and the consequences of failure to be qualified would be material, represents a significant percentage of the value of the SUBI Assets, World Omni believes that the failure to be qualified as a fiduciary in any jurisdiction where it may be required will not materially and adversely affect the Noteholders. However, we cannot assure you in this regard. World Omni, as Servicer, will indemnify VT Inc., as Origination Trustee, for all losses suffered by the Origination Trustee because of the Servicer's acts and omissions in connection with its undertakings to identify all of the Origination Trustee's and the Origination Trust's required periodic governmental filings, registrations and approvals.

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THE SUBI

     The Origination Trust will issue the SUBI pursuant to the SUBI Trust Agreement. The SUBI will evidence a beneficial interest, rather than a direct interest, in the SUBI Assets, and it will not represent an interest in any Origination Trust Assets other than the SUBI Assets. Under the required allocation of Origination Trust liabilities, payments on other Origination Trust Assets will not be available to make payments on the Notes or to cover expenses of the Origination Trust allocable to the SUBI Assets. Any liability to third parties arising from a Contract or Leased Vehicle generally will be borne by the holders of interests in the SUBI (including the Trust). If any third party liability arises from a contract or leased vehicle that is an Other SUBI Asset or a UTI Asset, the other portfolios of Origination Trust Assets (including the SUBI Assets) generally will not be subject to that liability. To the extent that such a third party liability is satisfied out of the SUBI Assets, the Origination Trustee will reallocate the various portfolios of Origination Trust Assets (including the SUBI Assets) so that each portfolio will bear the expense of the claim as nearly as possible as if the claim had been allocated in the required manner. If there are not enough Origination Trust Assets in a portfolio of Other SUBI Assets or UTI Assets to pay a related third party liability, the other Origination Trust Assets (including the SUBI Assets) will be available to do so. Under these circumstances, you may incur a loss on your investment. For further details regarding the required allocation of Origination Trust liabilities, see 'Additional Document Provisions--The Agreement--Creation of Beneficial Interests and Allocation of Rights and Liabilities'.

     Similarly, if a third-party claim that otherwise would be allocable to an Other SUBI or the UTI is satisfied out of the SUBI Assets rather than the related portfolio, and the claim exceeds the value of that portfolio, the Origination Trustee will not be able to reallocate the remaining Origination Trust Assets so that each portfolio will bear the expense of the claim as nearly as possible if the claim has been properly allocated. In such circumstances, you could incur a loss on your investment.

     The Trust and the Indenture Trustee will not own directly or have a direct security interest in the Leased Vehicles and certain other SUBI Assets, but they generally will have only an indirect beneficial ownership interest in those assets and a security interest in that indirect beneficial ownership interest, respectively. Therefore, perfected liens of third-party creditors of the Origination Trust in any SUBI Assets will take priority over the interests of the Trust and the Indenture Trustee. A general creditor of the Origination Trust may obtain a lien on SUBI Assets regardless of whether its claim would be allocated to such SUBI Assets under the terms of the Origination Trust Agreement. Potentially material examples of such liens could include tax liens arising against the Transferor or the Trust, liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation, judgment liens arising from successful claims arising under federal and state consumer protection laws and Lemon Laws and relating to leases and leased vehicles that are Origination Trust Assets, and judgment liens arising from successful claims against the Origination Trust arising from the operation of the leased vehicles that are Origination Trust Assets. See 'Risk Factors--The Failure to Comply with Consumer Protection Laws Could Lead to Losses for the Origination Trust and Losses on the Notes', '--Liens to Satisfy ERISA Liabilities Could Lead to Losses for the Origination Trust and Losses on the Notes' and '--Vicarious Tort Liability of the Origination Trust Could Result Losses on the Notes' and 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Vicarious Tort Liability' and '--Consumer Protection Laws' for a further discussion of these risks.

INSOLVENCY RELATED MATTERS

     Each holder or pledgee of the UTI and any Other SUBI will be required to expressly disclaim any interest in the SUBI Assets, and to fully subordinate any claims to the SUBI Assets in the event that this disclaimer is not given effect. For a description of these requirements, see 'The Origination Trust--Creation of Beneficial Interests and Allocation of Rights and Liabilities'. Although we can make no assurances, in the unlikely event of a bankruptcy of ALF L.P., the Transferor believes that the SUBI Assets would not be treated as part of ALF L.P.'s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI and Other SUBIs should be enforceable.

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     In addition, the Transferor has taken steps in structuring the transactions contemplated by this prospectus that are intended to make it unlikely that the voluntary or involuntary application for relief by World Omni under any Insolvency Laws will result in consolidation of the assets and liabilities of ALF LLC, ALF L.P., WOLS LLC, the Transferor, the Origination Trust or the Trust with those of World Omni. With respect to WOLS LLC and ALF LLC, these steps include their creation as separate, special purpose finance subsidiaries of World Omni pursuant to limited liability company agreements containing certain limitations (including the requirement that each must have a board of managers, known as a 'board of directors', including at all times at least two
'independent directors' and restrictions on the nature of their respective businesses and on their ability to commence a voluntary case or proceeding under any federal bankruptcy or state insolvency law without the affirmative vote of a majority of their respective directors, including each independent director). With respect to the Transferor and ALF L.P., these steps include their creation as separate, special purpose limited partnerships of which WOLS LLC and ALF LLC, respectively, are the sole general partners, pursuant to limited partnership agreements containing certain limitations (including restrictions on the nature of their respective businesses and on their ability to commence a voluntary case or proceeding under federal bankruptcy or state insolvency law without the affirmative vote of all of the directors of their respective general partners, including each independent director).

     However, delays in payments on the Notes and possible losses on the Notes could result if a court concluded that the assets and liabilities of ALF LLC, ALF L.P., the Transferor, WOLS LLC, the Origination Trust or the Trust should be consolidated with those of World Omni under federal bankruptcy or state insolvency laws, if a filing were made under any such bankruptcy or insolvency law by or against ALF LLC, ALF L.P., the Transferor, WOLS LLC, the Origination Trust or the Trust, or if an attempt were made to litigate any of these issues. For more information on these and related risks, see 'Risk Factors--Possible Effects of Insolvency or Bankruptcy of World Omni, the Transferor, Auto Lease Finance L.P. or Their General Partners, the Origination Trust or the Trust'.

LEGAL PROCEEDINGS

     None of ALF LLC, ALF L.P., the Transferor or WOLS LLC is a party to any legal proceeding. World Omni is a party to, and is vigorously defending, numerous legal proceedings, all of which it believes constitute ordinary routine litigation incidental to the business and activities conducted by World Omni. The Origination Trustee, on behalf of the Origination Trust, has been named as a defendant in various cases which it believes constitute ordinary routine litigation incidental to the business and activities conducted by the Origination Trustee as an assignee of lease contracts and leased vehicles. For a description of a pending IRS review, see 'World Omni--Certain Administrative and Legal Proceedings Involving World Omni' and 'Material Federal Income Tax Considerations--Federal Taxation--Possible Alternative Treatment of the Class A Notes'.

                            CERTAIN LEGAL ASPECTS OF
                     THE CONTRACTS AND THE LEASED VEHICLES

BACK-UP SECURITY INTERESTS

     Absent prior perfection of a security interest by the Trust or the Indenture Trustee in the SUBI Assets, the holder of a perfected lien in any SUBI Assets would have priority over the interests of the Indenture Trustee and the Trust. Therefore, the Transferor has taken certain actions to ensure that the Indenture Trustee will be deemed to have a perfected security interest in the SUBI Certificate (and the SUBI evidenced thereby) and in the Contracts and the related rights in which a security interest can be perfected by filing a financing statement under the UCCs of Alabama, Illinois, Florida and New York. In particular, UCC-1 financing statements will be filed in Alabama, Florida, Illinois and New York to effect this perfection. By virtue of its possession of the SUBI Certificate, the Indenture Trustee also will have a perfected security interest in that instrument and the SUBI it evidences. However, no action will be taken to perfect any lien that the Indenture Trustee may be deemed to have in the Leased Vehicles. Therefore, if a third party imposes a valid lien against a Leased Vehicle, its interest will be superior to the unperfected beneficial interest of the Indenture Trustee. Although the Servicer intends to contest and endeavor to remove any such liens, if it is

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unsuccessful, you could incur a loss on your investment. For further information relating to potential liens on the SUBI Assets, see 'Additional Document Provisions--The Servicing Agreement--Notification of Liens and Claims' and 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI'.

     The Indenture Trustee's back-up security interest in a Contract could be subordinate to the interest of a purchaser who takes possession of a Contract without knowledge or actual notice of the Indenture Trustee's security interest, before completion of the filing described above. The Contracts will not be stamped to reflect the Indenture Trustee's security interest.

     A variety of liens could be imposed on the SUBI Assets that, by operation of law, would take priority over the Indenture Trustee's interest. For a description of these liens, see 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI'. Any perfected security interest of the Indenture Trustee in any Trust property could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession if the Transferor goes bankrupt before the transfer of the Trust property from the Transferor to the Trust under the Agreement.

VICARIOUS TORT LIABILITY

     Although the Origination Trust will own the Leased Vehicles, they will be operated by the lessees under the Contracts and their invitees. State laws differ as to whether someone injured in an accident involving a leased vehicle may sue the vehicle's owner merely because it owns the vehicle. If applicable state law permits such an action, as it does in New York against titling trusts like the Origination Trust, the Origination Trust and the Origination Trust Assets may be subject to liability. However, the laws of many states, including each of the states in the Five State Area, either do not permit such suits or recognize such actions, or the lessor's liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain.

     In Alabama and Georgia, a victim of such an accident involving a leased vehicle has no cause of action against the vehicle's owner arising from its negligent operation unless the owner has negligently entrusted or negligently continues to entrust the vehicle to an inappropriate lessee.

     Florida statute provides that the owner of a vehicle under a lease with an initial term of at least one year is exempt from liability arising from such an accident if the lease requires the lessee to maintain certain specified levels of insurance and that insurance is in effect. In 1991, in a case involving finance leases, the Florida Supreme Court ruled that this statute is constitutional and that a Florida lessor that complies with the statute will not be financially responsible for liability or tort claims arising from the negligent operation of the leased vehicle or the negligent acts of the operator. In 1992, the Florida Supreme Court held that this statute is applicable to true leases as well as finance leases. In March 1996, the Florida Supreme Court strictly interpreted the requirements of this statute, ruling a lessor's blanket contingent liability insurance policy did not satisfy the statutory requirement that the lessee have insurance in effect at the time of the accident. However, effective with respect to actions brought on or after June 1, 1996, the statute was amended to provide that a lessor's blanket contingent liability insurance policy with certain required policy limits will satisfy the statute's requirements. The Origination Trust's insurance coverage meets these requirements.

     In North Carolina, a lessor of a motor vehicle generally is not responsible to injured parties for a lessee's negligent use of the leased vehicle when all control has been relinquished to the lessee, unless the lessor knew or in the exercise of reasonable care should have known that the leased vehicle was defective or unsafe at the time of delivery to the lessee and the defect or unsafe condition caused injury, or if the lessor negligently entrusted the vehicle to an incompetent lessee.

     In contrast to the states in the Five-State Area and many other states, New York law provides that the holder of title of a motor vehicle (including a titling trust as lessor) may be considered an 'owner'. Therefore, it may be jointly and severally liable with the lessee for the negligent use or operation of a motor vehicle. In New York, there is no limit on an owner's liability. Recently, the Supreme Court of New York ruled that a finance company acting as an agent for a titling trust may be considered an 'owner' of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the

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leased motor vehicle for the duration of a lease. The court's ruling was in the context of the denial of a summary judgment motion brought by the defendant to dismiss the case. As a result of the rulings in New York, losses could arise if lawsuits are brought against either the Origination Trust or World Omni, as agent of the Origination Trust, in connection with the negligent use or operation of leased vehicles that are Origination Trust Assets.

     Third parties also might sue the Origination Trust, as owner of the Leased Vehicles, based on other legal theories, such as a product defect or improper vehicle preparation prior to the origination of the related lease contract.

     All of the Contracts will require the lessees to maintain insurance satisfying applicable state law. In addition, if this insurance lapses or is not properly maintained, the Servicer will be required to pay the amounts that would have been recoverable under this insurance. The Origination Trust also will be the beneficiary of World Omni's Contingent and Excess Liability Insurance Policies, which provide coverage in excess of $10 million per claim, with an allowance for multiple claims in any policy period. Although the Origination Trust's insurance coverage is substantial, if all applicable insurance coverage were exhausted and damages were assessed against the Origination Trust, parties injured in accidents involving leased vehicles could impose claims against the SUBI Assets. However, those claims would not take priority over any SUBI Assets in which the Indenture Trustee has a prior perfected security interest, such as the Contracts. For more information about this security interest, see 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Back-up Security Interests'. If any third party were to successfully impose such a claim against the SUBI Assets, you could incur a loss on your investment.

REPOSSESSION OF LEASED VEHICLES

     If a lessee does not cure a default within a certain period of time after notice, the Servicer ordinarily will retake possession of his or her Leased Vehicle. Some jurisdictions require that a lessee of a vehicle be notified of a default and be given a specific time period to cure the default before repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the lessee objects or raises a defense to repossession, the lessor must obtain an order from the appropriate state court, and must then repossess the vehicle in accordance with that order. Other jurisdictions permit repossession without notice (although in Florida, Georgia and North Carolina a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the lessor can accomplish it peacefully. If the lessor cannot avoid a breach of the peace, judicial action is required.

     In Georgia or North Carolina, a lessor may repossess a leased vehicle without notice, but only if it can accomplish the repossession without a breach of the peace. If the lessor cannot avoid a breach of the peace, it must seek a writ of possession in a state court action or pursue other judicial action to repossess the leased vehicle.

     After the Servicer has repossessed a Leased Vehicle, it may provide the lessee with a period of time to cure his or her default under the Contract. If by the end of that period the lessee has not cured the default, the Servicer will attempt to sell or otherwise dispose of the Leased Vehicle. The Net Repossessed Vehicle Proceeds from that sale or disposition may be less than the remaining amounts due under the Contract at the time of the lessee's default.

DEFICIENCY JUDGMENTS

     The Servicer generally will apply the proceeds of sale of a Leased Vehicle first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the Contract. While some states prohibit or limit deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the lease, the lessor can seek a deficiency judgment in those states that do not prohibit directly or limit such judgments (including each of the States in the Five State Area). However, in some states (including Florida), a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and it is unlikely that a defaulting lessee

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would have substantial capital or sources of income. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if the Servicer obtains a deficiency judgment, it may be settled at a significant discount.

     In Georgia or North Carolina, amounts recoverable by the lessor from a lessee upon default or early termination are not considered to be 'deficiency judgments', but damages for breach or early termination of the lease. The only limitation or prohibition on such damages is that they be reasonable in light of the anticipated harm caused by the default. Georgia and North Carolina law do not require a lessor to refund to a lessee any excess proceeds from disposition of a leased vehicle. However, in Georgia, where a lessor or lessee has exercised its rights against the manufacturer and obtained a replacement vehicle and the lessor realizes a gain from disposition of the replacement vehicle, the lessor must refund to the lessee the lesser of any offset for use paid by the lessee to the manufacturer or the gain realized by the lessor.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require a number of disclosures when a vehicle is leased, including the amount of any down payment, a description of the lessee's liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term, the capitalized cost of the vehicle and a warning regarding possible charges for early termination. These consumer protection laws apply to the Origination Trustee as a 'co-lessor' of the Contracts and may also apply to the Trust as holder of a beneficial interest in the Contracts. The failure to comply with these consumer protection laws may result in liabilities of the Servicer, the Origination Trust and the Origination Trustee, including liabilities for statutory damages and attorneys' fees. In addition, claims by the Servicer, the Origination Trust and the Origination Trustee may be subject to set-off as a result of noncompliance with these laws.

     Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

     Many states, including each State in the Five State Area, have adopted laws ('LEMON LAWS') providing redress to consumers who purchase or lease a vehicle that remains out of conformity with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Leased Vehicle become subject to a Lemon Law, a lessee could compel the Origination Trust to terminate the related Contract and refund all or a portion of payments that the lessee already has paid. Although the Origination Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, we cannot assure you that any such claim would be successful.

     Historically, less than one-half of one percent of all automobiles and light duty trucks leased by World Omni (including lease contracts owned by the Origination Trust and by various special purpose subsidiaries of World Omni) have become the subject of an action under any Lemon Law. World Omni will represent and warrant to the Owner Trustee and the Indenture Trustee as of the relevant Cutoff Date that no Leased Vehicles is out of compliance with any law, including any Lemon Law. Nevertheless, we cannot assure you that no Leased Vehicles will become subject to return (and the related Contract terminated) in the future under a Lemon Law.

     The Servicer will represent and warrant that each Contract complies with all requirements of law in all material respects. If any such representation and warranty proves incorrect as to any Contract and is not timely cured, World Omni will be required to deposit a Reallocation Payment (together with, in certain circumstances during the Amortization Period, a Reallocation Deposit Amount) for that Contract into the

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SUBI Collection Account unless the breach is cured. See 'The
Contracts--Characteristics of the Contracts-- Selection Criteria' and '--Representations, Warranties and Covenants' for further information regarding these representations and warranties.

OTHER LIMITATIONS

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy and state insolvency laws, may interfere with or affect the ability of a lessor to enforce its rights under an automobile or light duty truck lease contract. For example, if a lessee commences bankruptcy proceedings, the lessor's receipt of rental payments due under the lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease contract to another party even though the lease prohibits assignment.

                       MATERIAL INCOME TAX CONSIDERATIONS

FEDERAL TAXATION

  General

     The following discussion represents the opinion of Cadwalader, Wickersham & Taft, special federal income tax counsel to the Trust, as to material federal income tax consequences to holders of the Class A Notes who are original owners and who hold the Class A Notes as capital assets under the Internal Revenue Code of 1986, as amended (THE 'CODE'). We do not intend this discussion to be complete or to deal with all aspects of federal income taxation or any aspects of state or local taxation that may be relevant to Class A Noteholders or Note Owners in light of their particular circumstances. Neither do we intend this discussion to cover certain types of Class A Noteholders or Note Owners subject to special treatment under the federal income tax laws (for example, banks and life insurance companies). We have based this discussion on present provisions of the Code, the regulations under the Code and judicial and ruling authorities, all of which are subject to change (which may be retroactive). We do not intend to seek a ruling from the IRS on any of these issues. Moreover, we cannot assure you that if we sought such a ruling, the IRS would rule favorably. You and your income tax return preparer should be aware that, under applicable Treasury Regulations, one who provides advice on specific issues of law is not considered an income tax return preparer unless the advice is given on events that have occurred when the advice is rendered and not on the consequences of contemplated actions, and the advice is directly relevant to the determination of an entry on a tax return. Accordingly, you should consult your tax advisors and tax return preparers regarding the preparation of any item on your tax returns, even where we have discussed the anticipated tax treatment. In fact, you should consult your tax advisors as to all tax consequences of the purchase, ownership or disposition of the Class A Notes, including under federal income tax laws and regulations and the laws and regulations of any state, foreign country or other taxing jurisdiction.

  Characterization of the Class A Notes as Indebtedness

     The Transferor, the Owner Trustee, each Noteholder, and each Note Owner (by acquiring a beneficial interest in a Class A Note) will express in the Agreement and in the Indenture their intent that, for federal, state and local income and franchise tax purposes, the Class A Notes will be indebtedness, secured by the assets of the Trust. The Transferor and the Owner Trustee, by entering into the Agreement and the Indenture, and each Noteholder and each Note Owner, by acquiring a beneficial interest in a Class A Note, will agree to treat the Class A Notes as indebtedness for federal, state and local income and franchise tax purposes.

     In general, the characterization of a transaction for federal income tax purposes is based upon economic substance, and the substance of the transaction in which the Class A Notes will be issued is consistent with their treatment as debt for federal income tax purposes. Whether the economic substance of a property transfer is a sale or a loan secured by the transferred property depends upon numerous factors, which are designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors are whether the transferee has the opportunity to

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gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of these factors, Cadwalader, Wickersham & Taft is of the opinion that, for federal income tax purposes, the characterization of the Class A Notes should be governed by the substance of the transaction and accordingly, the Trust will be treated as a mere security device and not as an association taxable as a corporation, and the Class A Notes will properly be characterized as indebtedness that is secured by the Trust assets.

  Taxation of Interest and Discount Income

     Assuming that the Note Owners are owners of debt obligations for federal income tax purposes, interest generally will be taxable as ordinary income for those purposes when received by the Note Owners using the cash method of accounting and when accrued by Note Owners using the accrual method of accounting. Interest on the Class A Notes may also constitute 'investment income' for purposes of certain Code limitations on the deductibility of investment interest expense.

     Original Issue Discount. Under the original issue discount ('OID') provisions of the Code and the related regulations, the Class A Notes may be deemed to have been issued with OID. The OID will equal the excess, if any, of the 'stated redemption price at maturity' of the relevant Class (generally equal to its Initial Note Balance plus all interest other than 'qualified stated interest' payable before or at maturity), over its original issue price (in this case, the initial offering price at which a substantial amount of the Class is sold to the public). The issue price of a Class A Note is the first price at which a substantial amount of its Class is sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class is sold for cash on or before the Closing Date, the issue price of the Class will be treated as the fair market value of the Class on the Closing Date. The Trust will treat the issue price of a Class A Note as including the amount paid by its Noteholder for accrued interest prior to the Note's issue date. However, a Class A Noteholder may elect to treat that accrued interest as a separate asset received on the first Distribution Date. The stated redemption price at maturity of a Class A Note includes its Initial Note Balance, but generally will not include distributions of interest if they constitute 'qualified stated interest'. Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, if the interest payments are unconditionally payable at intervals of one year or less during the entire term of the relevant Class. Therefore, interest paid on the Class A Notes should be treated by the IRS as qualified stated interest. A Class A Noteholder must include any OID income under a Class A Note over its term as it accrues under a constant yield method. In general, a Noteholder must include OID in income before it receives cash representing that income, regardless of its method of accounting.

     The amount of OID on a Class A Note will be considered to be zero if it is less than a de minimis amount determined under the Code. Under the de minimis rule, OID on a Class A Note will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of that Note multiplied by the Note's weighted average maturity. Class A Noteholders generally must report de minimis OID pro rata as they receive principal payments, and this income will be capital gain if the Noteholder holds its Note as a capital asset. However, accrual method Class A Noteholders may elect to accrue both de minimis OID and market discount under a constant interest method.

     If a Class A Note is issued with OID, its Noteholder must include in gross income, for all days during its taxable year in which it holds the Note, the sum of the 'daily portions' of that OID. The amount of OID includible in income by a Noteholder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period, assuming no change in the initial Note Rate. The Noteholder would make adjustments for each accrual period if the current Note Rate was greater or less than the initial Note Rate.

     If a Noteholder purchases a Class A Note issued with OID at an 'acquisition premium' (i.e., at a price in excess of the adjusted issue price of the Class A Note, but less than or equal to its 'stated redemption price at maturity'), his or her OID includible in income in each taxable year will be reduced by the portion of the premium properly allocable to that year.

     Market Discount. You should be aware that the resale of a Class A Note may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a

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Noteholder acquires a Class A Note at a market discount (i.e., at a price below its 'adjusted issue price') and later recognizes gain on its disposition, the lesser of that gain or the portion of the market discount that accrued while he or she held the Class A Note will be treated as ordinary interest income realized at the time of the disposition. A Class A Noteholder may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual or a yield to maturity method. A Class A Noteholder who does not make this election may be required to defer a portion of the deduction for interest on indebtedness incurred to purchase or carry the Class A Note.

     Premium. A Note Owner who purchases a Class A Note for more than its stated redemption price at maturity will be subject to the premium amortization rules of the Code, if the Note Owner held the Class A Note as a capital asset. Under those rules, the Note Owner may elect to amortize that premium on a constant yield method. Amortizable premium reduces interest income on the Class A Note. If the Note Owner does not make this election, the premium paid for the Class A Note generally will be included in the tax basis of the Class A Note in determining the gain or loss on its disposition or upon receipt of a principal payment.

     You should consult your own tax advisor as to the impact of the original issue discount, market discount, and premium amortization rules.

  Sales of Class A Notes

     In general, a Note Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Class A Note measured by the difference between:


    (1) The amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued stated interest); and

    (2) The Note Owner's tax basis in the Class A Note, as increased by any OID or market discount previously included in income by the Noteholder and decreased by any deductions previously allowed for amortizable bond premium and by any payments, other than qualified stated interest payments, received on the Class A Note.

Subject to the market discount rules discussed above and to the more than one-year holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, if the Note Owner held the Class A Note as a capital asset. The federal income tax rates applicable to capital gains for taxpayers other than individuals, estates and trusts are currently the same as those applicable to ordinary income. However, the maximum ordinary income rate for individuals, estates and trusts is generally 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 20% for capital assets held for more than one year. Moreover, capital losses generally may be used only to offset capital gains.

  Federal Income Tax Consequences to Foreign Investors

     This section describes the United States federal income tax treatment of Foreign Investors if the Class A Notes are treated as debt. A 'FOREIGN INVESTOR' is any person other than a U.S. Person. A 'U.S. PERSON' is:

    (1)   A citizen or resident of the United States;

    (2) A corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision (other than a partnership that is not treated as a United States person under any applicable Treasury regulations);

    (3) An estate whose income is subject to United States federal income tax, regardless of its source; or

    (4) A trust whose administration is subject to the primary supervision of a United States court and where one or more United States persons have authority to control all substantial decisions of the trust.

However, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also are U.S. Persons.

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     The Code and Treasury regulations generally subject interest paid to a
Foreign Investor to a withholding tax at a rate of 30% (unless the rate is changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain 'portfolio debt investments' issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Class A Notes will be issued in registered form. Therefore, if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Class A Notes.

     For the Class A Notes to constitute portfolio debt investments exempt from United States withholding tax, the withholding agent must receive from the Note Owner an executed IRS Form W-8 signed under penalty of perjury by the Note Owner stating that the Note Owner is a Foreign Investor and providing his or her name and address. The withholding agent must receive the statement in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A Note Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of a Class A Note, if:

    (1) The gain is not effectively connected with a trade or business carried on by the Note Owner in the United States;

    (2) In the case of an individual Note Owner, he or she is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs; and

    (3) In the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

  Backup Withholding

     A Note Owner may be subject to a backup withholding at the rate of 31% with respect to interest paid on the Class A Notes if he or she, upon issuance, fails to supply the Indenture Trustee or his or her broker with his or her taxpayer identification number, fails to report interest, dividends or other 'reportable payments' (as defined in the Code) properly, or under certain circumstances, fails to provide the Trustee or his or her broker with a certified statement, under penalty of perjury, that he or she is not subject to backup withholding. The Indenture Trustee will send annual information returns to the IRS and to each Note Owner setting forth the amount of interest paid on the Class A Notes and the amount of tax withheld. A Foreign Investor who meets the exemption for 'portfolio debt investments' described above will not be subject to backup withholding or information reporting.

  New Withholding Regulations

     On October 6, 1997, the Treasury Department issued new regulations that make certain modifications to the withholding, backup withholding and information reporting rules described above. These new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. We urge you to consult your own tax advisor regarding the these new regulations.

  Possible Alternative Treatment of the Class A Notes

     Although it is the opinion of Cadwalader, Wickersham & Taft that the Class A Notes will properly be characterized as debt for federal income tax purposes, their opinion will not be binding on the IRS and we cannot assure you that this characterization shall prevail. If the IRS were to contend successfully that the Class A Notes did not represent debt for federal income tax purposes, certain adverse tax consequences to the Class A Noteholders could result. For example, income to certain tax-exempt entities (including pension funds) generally would be 'unrelated business taxable income', and income to foreign holders generally would be subject to U.S. withholding tax and reporting requirements. As part of its regular examination process of the consolidated federal income tax returns of JMFE and its subsidiaries (which include World Omni) for certain prior years, the IRS currently is reviewing, among other things, certain transactions similar to the proposed issuance of the Notes. For more information about these proceedings, see 'World Omni-- Administrative and Legal Proceedings Involving World Omni'. The IRS has proposed treating those transactions as sales rather than financings for federal income tax purposes, which would affect World Omni's depreciation deductions. It also has proposed treating the Origination Trust and each securitization trust created for those transactions as an association taxable as corporation, rather than a trust for federal income tax purposes. In connection with each transaction, World Omni received an opinion of tax counsel that the transaction was properly treated as a financing and that neither the Origination Trust nor the relevant securitization trust would be treated as an association taxable as corporation for federal income tax purposes. While management believes that a challenge by the IRS would be unsuccessful, we cannot assure you of this result. We advise you to consult with your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the Class A Notes.

FLORIDA INCOME TAXATION

     A rule under the Florida Income Tax Code (THE 'LOAN RULE') provides that a 'financial organization' earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the Class A Notes, then a financial organization investing in the Class A Notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.5%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. English, McCaughan & O'Bryan, P.A., special Florida counsel to the Transferor, is of the opinion that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court would hold the Loan Rule not to apply to an investment in the Class A Notes or the receipt of interest on those Notes by a financial organization with no other Florida contacts. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in Class A Notes and your ability to offset any such Florida tax against any other state tax liabilities.

                              ERISA CONSIDERATIONS

     In general, the Class A Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as an individual retirement accounts and Keogh plans (EACH, A 'BENEFIT PLAN'). ERISA and the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Code with respect to such Benefit Plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons or the fiduciaries of the Benefit Plan. In addition, ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Certain transactions involving the Trust might constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Class A Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an 'equity interest' in the Trust and none of the exceptions to plan assets contained in the regulation was applicable. An equity interest is an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Transferor believes that, at the time of their issuance, the Class A Notes should be treated as indebtedness of the Trust without substantial equity features for purposes of this regulation. This determination is based in part upon the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Class A Notes for ERISA purposes could change if the Trust incurred losses.

     However, whether or not the Class A Notes are treated as an equity interest for purposes of this regulation, the acquisition or holding of Class A Notes by or on behalf of a Benefit Plan could give rise to a prohibited transaction if the Trust, the Indenture Trustee, the Owner Trustee, the Origination Trustee, the Transferor or World Omni is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to a Benefit Plan's purchase and holding of Class A Notes, depending on the type and circumstances of the plan fiduciary making the acquisition decision. Included among these are exemptions regarding transactions effected by 'in-house asset managers'; investments by insurance company general accounts; investments by bank collective investment funds; investments by insurance company pooled separate accounts; and transactions effected by 'qualified professional asset managers'. By acquiring an interest in a Note, each Note Owner will be deemed to represent that either it is not acquiring the Class A Notes with the assets of a Benefit Plan, or its acquisition and holding of the Class A Notes will not give rise to a nonexempt prohibited transaction under ERISA or the Code.

     Due to the complexities of these rules and the penalties imposed upon those involved in prohibited transactions, if you are the fiduciary of a Benefit Plan, you should consult with your counsel regarding whether the assets of the Trust would be considered plan assets, and the applicability of the prohibited transaction provisions of ERISA and the Code to that investment. You also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Notes is appropriate for your Benefit Plan, taking into account its overall investment policy and the composition of its investment portfolio.

                                  UNDERWRITING

     Under the Underwriting Agreement dated               , 1999 (THE
'UNDERWRITING AGREEMENT'), the Underwriters named below (THE 'UNDERWRITERS'), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (THE 'REPRESENTATIVE'), have severally (but not jointly) agreed to purchase from the Transferor Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes:


                                            PRINCIPAL AMOUNT     PRINCIPAL AMOUNT     PRINCIPAL AMOUNT     PRINCIPAL AMOUNT
UNDERWRITER                                OF CLASS A-1 NOTES   OF CLASS A-2 NOTES   OF CLASS A-3 NOTES   OF CLASS A-4 NOTES
-----------                                ------------------   ------------------   ------------------   ------------------
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated..................
Banc of America Securities LLC...........
Chase Securities Inc. ...................
Credit Suisse First Boston Corporation...
First Union Capital Markets..............
                                           ------------------   ------------------   ------------------   ------------------
    Total................................      330,000,000          310,000,000          249,000,000          184,472,000


     The Underwriting Agreement provides that, subject to certain conditions precedent, the Underwriters will be obligated to purchase all the Class A Notes if any are purchased. The Underwriting Agreement provides that if an Underwriter defaults, in certain circumstances the non-defaulting Underwriters' purchase commitments may be increased or the Underwriting Agreement may be terminated. The Underwriters have agreed to reimburse the Transferor for certain expenses incurred in offering the Class A Notes.

     The Representative has advised the Transferor that:


    (i) The Underwriters propose to offer the Class A Notes to the public initially at the public offering prices set forth on the cover page of this prospectus;

    (ii) The Underwriters propose to offer those Notes to certain dealers at the public offering prices set forth on the cover page of this prospectus, less a concession of %, %, % and % of the Initial Note Balance of each Class A-1, Class A-2, Class A-3 and Class A-4 Note; and

    (iii) The Underwriters and the dealers described in clause (ii) may allow a discount of %, %, and % of the Initial Note Balance of each Class A-1, Class A-2, Class A-3 and Class A-4 Note on sales to certain other dealers.

After the initial public offering, the Underwriters may change the public offering price and concessions and discounts to dealers.

     The Transferor and World Omni have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, as amended, or contribute to any payments the Underwriters are required to make in respect of those liabilities.

     We expect that we will deliver the Class A Notes in return for payment on or about the date specified in the last paragraph of the cover page of this
prospectus, which is the       business day after the date of this prospectus.
Applicable regulations under the Exchange Act generally require that secondary market transactions settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, because the Class A Notes
initially will settle     business days after the date of this prospectus,
purchasers who wish to trade them on the date of this prospectus must specify an alternate settlement cycle at the time of the trade to prevent a failed settlement. If you wish to trade Class A Notes on the date of this prospectus, please consult your own advisor.

     If an Underwriter delivers an electronic prospectus to you, then it will promptly deliver to you, without charge, a paper copy of this prospectus if you (or your representative) request it while the Underwriters are required to deliver a prospectus.

     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class A Notes originally sold by such syndicate member are purchased in a syndicate covering transactions and penalty bids may cause the prices of the Class A Notes to be higher than they would otherwise be in the absence of such transactions. If the Underwriters begin these transactions, they may discontinue them at any time.

     Neither we nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the prices of the Class A Notes. In addition, neither we nor any Underwriter makes any representation that the Underwriters will engage in these transactions or that if they begin these transactions, they will not discontinue them without notice.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     We are distributing the Class A Notes in Canada only on a private placement basis exempt from the requirement that the Transferor prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Class A Notes are effected. Therefore, you must resell Class A Notes in Canada in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. We advise you to seek legal advice before reselling any Class A Notes.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of Class A Notes in Canada who receives a purchase confirmation will be deemed to represent to the Transferor and the dealer who provides the purchase confirmation that:

    (1) The purchaser is entitled under applicable provincial securities laws to purchase Class A Notes without the benefit of a prospectus qualified under those securities laws;

    (2) Where required by law, that the purchaser is purchasing as principal and not as agent; and

    (3) The purchaser has reviewed the text above under 'Notice to Canadian Residents--Resale Restrictions'.


RIGHTS OF ACTION AND ENFORCEMENT

     The securities being offered are those of foreign issuers and Ontario purchasers will not receive the contractual right of action prescribed by
Section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liabilities provisions of the U.S. federal securities laws.

     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada. Following a recent decision of the U.S. Supreme Court, it is possible that Ontario purchasers will not be able to rely upon the remedies set out in Section 12(2) of the Securities Act if the securities are being offered under a U.S. private placement memorandum.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of Class A Notes to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Class A Notes acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Transferor. Only one such report must be filed in respect of Class A Notes acquired on the same date and under the same prospectus exemption.

                          RATINGS OF THE CLASS A NOTES

     We will not issue and sell the Notes unless each of Moody's Investors Service, Inc. ('MOODY'S'), Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ('STANDARD & POOR'S') and Fitch IBCA, Inc. ('FITCH' AND, TOGETHER WITH MOODY'S AND STANDARD & POOR'S, THE 'RATING AGENCIES') rates each Class of Class A Notes in its highest rating category. The Rating Agencies will base their ratings of the Class A Notes primarily on the value of the Initial Contracts, the Residual Value Insurance Policy, the Reserve Fund, the Class A Interest Rate Cap, the Class A Cap Provider, and the terms of the Transferor Interest and the Class B Notes. See 'Security for the Notes--The Reserve Fund--Other Reserve Fund Requirements' for information regarding the effect of a downgrade by a Rating Agency of the credit rating of the RV Insurer. See 'Description of the Notes--Early Amortization Events' and 'The Interest Rate Cap' for information regarding the effect of a downgrade by a Rating Agency of the credit rating of the Class A Cap Provider or a payment default by the Class A Cap Provider. We cannot assure you that any Rating Agency will not lower or withdraw its rating of any Class of Class A Notes if, in its judgment, future circumstances so warrant. If a Rating Agency qualifies, reduces or withdraws its rating of any Class of Class A Notes, no person or entity will be obligated to provide any additional credit enhancement for that Class. Any reduction in the rating assigned to the Class A Cap Provider or the RV Insurer may result in a reduction in the rating of the Class A Notes.

     The ratings of the Class A Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the related Class A Notes, because it does not comment on market price or suitability for a particular investor. The ratings of each Class of Class A Notes address the likelihood of the payment of principal of and interest on those Notes pursuant to their terms.

     We cannot assure you whether any rating agency other than Moody's, Standard & Poor's and Fitch will rate the Class A Notes, or, if one does, what rating it will assign. A rating on any Class of Class A Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to that Class by Moody's, Standard & Poor's and Fitch.

                                 LEGAL MATTERS

     Williams & Connolly, Washington, D.C, will pass on certain legal matters for the Transferor. McDermott, Will & Emery, New York, New York and Chicago, Illinois, will pass on certain other legal matters under New York and Illinois law, Hand Arendall, L.L.C., Birmingham, Alabama, will pass on certain other legal matters under Alabama law, and English, McCaughan & O'Bryan, P.A., Fort Lauderdale, Florida, will pass on certain other legal matters under Florida law. Cadwalader, Wickersham & Taft, New York, New York will act as special federal income tax counsel to the Transferor. Stroock & Stroock & Lavan LLP, New York, New York will act as counsel for the Underwriters.

                                    EXPERTS


     American International Specialty Lines Insurance Company's Statement of Admitted Assets, Liabilities, Capital and Surplus (Statutory Basis) as of December 31, 1998 and 1997, the Statement of Income and Capital and Surplus Account (Statutory Basis) for the Years Ended December 31, 1998, 1997 and 1996, and the Statement of Cash Flows (Statutory Basis) for the Years Ended December 31, 1998, 1997 and 1996, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants (which report expresses an adverse opinion under generally accepted accounting principles and an unqualified opinion as to the statutory basis of accounting), given on the authority of said firm as experts in auditing and accounting.

                           INDEX OF CAPITALIZED TERMS

     The following is a list of the capitalized terms used in this prospectus and the pages on which their definitions appear.


ABS.............................................     34
Accelerated Principal Distribution Amount.......     46
Accounts........................................     50
Additional Loss Amounts.........................     42
Additional Loss Contract........................     62
Administrative Lien.............................     18
Advance.........................................     75
Agency Agreement................................     72
Aggregate Net Investment Value..................     28
Agreement.......................................     14
AIG.............................................     63
ALF L.P.........................................     17
ALF LLC.........................................     17
Alternate Reserve Fund Formula..................     62
Amortization Date...............................     48
Amortization Period.............................     49
Benefit Plan....................................     90
Business Day....................................     44
Cap Rate........................................     65
Capped Contingent and Excess Liability
  Premiums......................................     47
Capped Indenture Trustee Administrative
  Expenses......................................     46
Capped Origination Trust Administrative
  Expenses......................................     46
Capped Owner Trustee Administrative Expenses....     46
Cede............................................     55
Cedel...........................................     55
Cedel Participants..............................     55
Charge-off Rate.................................     62
Charge-off Rate Test............................     62
Charged-off Amount..............................     42
Charged-off Contracts...........................     42
Class...........................................     38
Class A Cap Provider............................     65
Class A Cap Receipt.............................     67
Class A Interest Rate Cap.......................     65
Class A Note Balance............................     39
Class A Noteholders.............................     39
Class A Notes...................................     39
Class A Percentage..............................     47
Class A-1 Allocation Percentage.................     47
Class A-1 Interest Carryover Shortfall..........     47
Class A-1 Note Balance..........................     39
Class A-1 Note Factor...........................     38
Class A-1 Noteholders...........................     39
Class A-1 Note Rate.............................     38
Class A-1 Notes.................................     38
Class A-2 Allocation Percentage.................     47
Class A-2 Interest Carryover Shortfall..........     47
Class A-2 Note Balance..........................     39
Class A-2 Note Factor...........................     38
Class A-2 Note Rate.............................     38
Class A-2 Noteholders...........................     39
Class A-2 Notes.................................     39
Class A-3 Allocation Percentage.................     47
Class A-3 Interest Carryover Shortfall..........     47
Class A-3 Note Balance..........................     39
Class A-3 Note Factor...........................     38
Class A-3 Note Rate.............................     39
Class A-3 Noteholders...........................     39
Class A-3 Notes.................................     39
Class A-4 Allocation Percentage.................     47
Class A-4 Interest Carryover Shortfall..........     47
Class A-4 Note Balance..........................     39
Class A-4 Note Factor...........................     38
Class A-4 Note Rate.............................     39
Class A-4 Noteholders...........................     39
Class A-4 Notes.................................     39
Class B Allocation Percentage...................     47
Class B Interest Carryover Shortfall............     47
Class B Note Balance............................     45
Class B Note Principal Carryover Shortfall......     47
Class B Note Rate...............................     39
Class B Noteholders.............................     39
Class B Notes...................................     39
Class B Percentage..............................     47
CLFG............................................     65
CLFG Guarantee..................................     66
CLFG Insurer....................................     66
Closing Date....................................     38
Code............................................     86
Collection Period...............................     40
Collections.....................................     41
Contingent and Excess Liability Insurance
  Policies......................................     65
Contracts.......................................     25
Cooperative.....................................     57
Covered Loss Amounts............................     47
Current Contracts...............................     62
Cutoff Dates....................................     48
Dealers.........................................     19
Definitive Notes................................     39
Delinquency Rate................................     62
Delinquency Test................................     62
Depositaries....................................     55
Determination Date..............................     44
Discounted Contract.............................     28
Discounted Principal Balance....................     28
Distribution Account............................     50
Distribution Date...............................     44
Downgrade Reserve Fund Supplemental
  Requirement...................................     61
Downgrade Trigger Event.........................     61
DTC.............................................     55
DTC Participants................................     55
Early Amortization Event........................     52

Early Termination Charge........................     26
ERISA...........................................     77
Euroclear.......................................     55
Euroclear Operator..............................     57
Euroclear Participants..........................     55
Events of Servicing Termination.................     78
Excess Collections..............................     46
Exchange Act....................................     23
Extension Fee...................................     22
Fair, Isaac.....................................     20
Fitch...........................................     93
Five State Area.................................     19
Foreign Investor................................     88
Global Securities...............................     98
Indenture.......................................     38
Indenture Events of Default.....................     68
Indenture Trustee...............................     38
Indirect DTC Participants.......................     56
Initial Class A Note Balance....................     39
Initial Class A-1 Note Balance..................     38
Initial Class A-2 Note Balance..................     38
Initial Class A-3 Note Balance..................     39
Initial Class A-4 Note Balance..................     39
Initial Class B Note Balance....................     39
Initial Contracts...............................     25
Initial Cutoff Date.............................     28
Initial Deposit.................................     60
Initial Leased Vehicles.........................     25
Initial Note Balance............................     38
Insurance Expenses..............................     41
Insurance Proceeds..............................     57
Insured Residual Value Loss Amount..............     63
Interest Collections............................     41
Investor Percentage.............................     42
IRS.............................................     20
JMFE............................................     19
Lease Rate......................................     26
Leased Vehicles.................................     25
Lemon Laws......................................     85
LIBOR Determination Date........................     43
Liquidated Contract.............................     62
Liquidation Expenses............................     41
Liquidation Proceeds............................     41
Loan Rule.......................................     90
Loss Amounts....................................     42
Matured Contract................................     28
Matured Leased Vehicle Expenses.................     41
Matured Leased Vehicle Inventory................     28
Matured Leased Vehicle Proceeds.................     41
Maturity Date...................................     27
Monthly Payments................................     26
Moody's.........................................     93
National Union..................................     63
Net Liquidation Proceeds........................     41
Net Matured Leased Vehicle Proceeds.............     41
Net Repossessed Vehicle Proceeds................     41
New Regulations.................................    100
Nonrecoverable Advance..........................     75
Note Balance....................................     39
Note Owners.....................................     39
Noteholders.....................................     39
Notes...........................................     38
Notional Amount.................................     65
OID.............................................     87
One-Month LIBOR.................................     44
Origination Trust...............................     15
Origination Trust Agreement.....................     15
Origination Trust Assets........................     17
Origination Trustee.............................     17
Other SUBI Assets...............................     16
Other SUBI Certificates.........................     16
Other SUBIs.....................................     16
Outstanding Principal Balance...................     27
Owner Trustee...................................     14
Participants....................................     55
Payments Ahead..................................     41
Permitted Investments...........................     52
Prepayment Assumption...........................     34
Prepayments.....................................     41
Principal Collections...........................     41
Program.........................................     65
Program Event...................................     67
Rating Agencies.................................     93
Realized Value..................................     27
Reallocation Deposit Amount.....................     40
Reallocation Payment............................     31
Record Date.....................................     46
Redemption Date.................................     55
Reference Banks.................................     44
Repossessed Vehicle Expenses....................     41
Repossessed Vehicle Proceeds....................     41
Representative..................................     91
Required Amount.................................     48
Reserve Fund....................................     60
Reserve Fund Cash Requirement...................     60
Reserve Fund Deficiency.........................     60
Reserve Fund Supplemental Requirement...........     60
Reserve Fund Tests..............................     62
Residual Value..................................     26
Residual Value Insurance Policy.................     63
Residual Value Loss Amount......................     42
Revolving Period................................     48
RV Insurer......................................     63
RV Insurer Reserve Fund Supplemental
  Requirement...................................     61
RV Insurer Trigger Event........................     61
Securities Act..................................     23
Security Deposit................................     75
Servicer........................................     17
Servicing Agreement.............................     18
Servicing Fee...................................     77
SET.............................................     19
Standard & Poor's...............................     93
Stated Maturity Date............................     39
SUBI............................................     15
SUBI Assets.....................................     15

SUBI Certificate................................     15
SUBI Collection Account.........................     50
SUBI Supplement.................................     15
SUBI Trust Agreement............................     15
Subsequent Contracts............................     25
Subsequent Cutoff Date..........................     48
Subsequent Leased Vehicles......................     25
Support Agreement...............................     18
Telerate Page 3750..............................     44
Transfer Date...................................     48
Transferor......................................     18
Transferor Amounts..............................     43
Transferor Certificate..........................     39
Transferor Interest.............................     14
Transferor Percentage...........................     43
Trust...........................................     14
Trust Agent.....................................     15
U.S. Bank.......................................     15
U.S. Person.....................................     88
UCC.............................................     56
Unallocated Principal Collections...............     43
Uncapped Administrative Expenses................     46
Uncovered Loss Amounts..........................     47
Underwriters....................................     91
Underwriting Agreement..........................     91
Undistributed Transferor Amounts................     43
Undistributed Transferor Excess Collections.....     46
UTI.............................................     16
UTI Assets......................................     16
UTI Certificates................................     16
Voting Interests................................     48
WOLS LLC........................................     18
World Omni......................................     19

                                                                         ANNEX 1

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Class A Notes (THE 'GLOBAL SECURITIES') will be available only in book-entry form. Investors in the Global Securities may hold their Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the Depositaries of Cedel and Euroclear (in that capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless they meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

  Initial Settlement

     DTC will hold all Global Securities in book-entry form in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold those positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

  Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading Between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Cedel or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or

Euroclear Participant at least one business day before settlement. Cedel or Euroclear will instruct the relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. The relevant Depositary then will make payment to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the relevant clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (i.e., the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the relevant clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since settlement will take place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the relevant Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through the respective Depositaries, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be value as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (1) Borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (2) Borrowing the Global Securities in the U.S. from a DTC Participant no later than one day before settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (3) Staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day before the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and the such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    (1) Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change;

    (2) Exemption for non-U.S. Person with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States);

    (3) Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owner or his agent;

    (4) Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification); or

    (5) U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Except as provided below, Form W-8 and form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.


     Final withholding regulations (THE 'NEW REGULATIONS') effective January 1, 2001 affect the documentation required from non-U.S. Persons having validly existing IRS Forms, such as IRS Forms W-8, 1001 or 4224. The New Regulations replace a number of current tax certification forms (including IRS

Forms W-8, 1001 and 4224, as discussed above) with a new series of IRS Forms W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change). Existing forms and statements will remain valid until the earlier of their expiration or December 31, 2000.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. We urge you to consult your own tax advisor for specific tax advice concerning your holding and disposing of the Global Securities.

                         INDEX TO FINANCIAL STATEMENTS
                                       OF
            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY


Report of PricewaterhouseCoopers LLP.......................................................................    F-2
Statement of Admitted Assets, Liabilities, Capital and Surplus (Statutory Basis) of American International
  Specialty Lines Insurance Company as of December 31, 1998 and 1997.......................................    F-3
Statement of Income and Capital and Surplus Account (Statutory Basis) of American International Specialty
  Lines Insurance Company for the Years Ended December 31, 1998, 1997 and 1996.............................    F-4
Statement of Cash Flows (Statutory Basis) of American International Specialty Lines Insurance Company for
  the Years Ended December 31, 1998, 1997 and 1996.........................................................    F-5
Notes to Financial Statements (Statutory Basis) of American International Specialty Lines Insurance Company
  as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998...    F-6
Condensed Statement of Admitted Assets, Liabilities, Capital and Surplus (Statutory Basis) of American
  International Surplus Lines Insurance Company as of June 30, 1999 and December 31, 1998 (Unaudited)......   F-13
Condensed Statement of Income and Capital and Surplus Account (Statutory Basis) of American International
  Surplus Lines Insurance Company for the Six Months Ended June 30, 1999 and
  1998 (Unaudited).........................................................................................   F-14
Condensed Statement of Cash Flows (Statutory Basis) of American International Surplus Lines Insurance
  Company for the Six Months Ended June 30, 1999 and 1998 (Unaudited)......................................   F-15


     THE FINANCIAL STATEMENTS OF AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY ('AISLIC') INCLUDED IN THIS PROSPECTUS HAVE BEEN PREPARED ON A STATUTORY BASIS RATHER THAN IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, BECAUSE STATE INSURANCE DEPARTMENTS RESPONSIBLE FOR OVERSIGHT OF AISLIC'S FINANCIAL CONDITION REQUIRE FINANCIAL STATEMENTS TO BE PRESENTED ON A STATUTORY BASIS. AS A RESULT, AISLIC DOES NOT PREPARE FINANCIAL STATEMENTS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of American International Specialty Lines Insurance Company:

We have audited the accompanying statements of admitted assets, liabilities, capital and surplus (statutory basis) of American International Specialty Lines Insurance Company (the Company) as of December 31, 1998 and 1997, and related statements of income and capital and surplus account, and cash flow (statutory basis) for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of the accompanying statutory basis financial statements in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described more fully in Note 1 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Alaska, which practices differ from generally accepted accounting principles. The effects on the financial statements of the variances between the statutory basis of accounting and generally accepted accounting principles, although not reasonably determinable, are presumed to be material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of American International Specialty Lines Insurance Company as of December 31, 1998 and 1997, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 1998.


In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, capital and surplus of American International Specialty Lines Insurance Company as of December 31, 1998 and 1997, and the results of its operations and its cash flow for each of the three years in the period ended December 31, 1998, on the basis of accounting described in Note 1.


                                          PRICEWATERHOUSECOOPERS LLP

May 26, 1999

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
         STATEMENT OF ADMITTED ASSETS, LIABILITIES, CAPITAL AND SURPLUS
                               (STATUTORY BASIS)
                               AS OF DECEMBER 31,


                                                                                        1998            1997
                                                                                    ------------    ------------
                                 ADMITTED ASSETS

Bonds, principally at amortized cost (market value: 1998-$457,460,832;
  1997-$419,043,081).............................................................   $425,547,936    $392,530,810
Short-term investments, at amortized cost (approximates market value)............        730,631         313,070
Other invested assets, at market value (cost: 1998-$39,377,985; 1997-$25,027)....     39,376,538          25,024
Cash.............................................................................      3,622,642       4,898,363
                                                                                    ------------    ------------
  Total invested assets and cash.................................................    469,277,747     397,767,267
Agents' balances or uncollected premiums:
  Premiums in course of collection (including ceded reinsurance balances payable
     of, 1998-$121,410,080; 1997-$21,204,794)....................................     48,788,446      32,387,301
  Premiums and installments booked but deferred and not yet due (including ceded
     reinsurance balances payable of, 1998-$100,379,896; 1997-$84,599,368).......     38,185,589      60,761,718
Reinsurance recoverable on loss payments.........................................     47,014,930      21,205,325
Interest and dividends due and accrued...........................................      7,293,968       7,121,738
Federal income tax recoverable...................................................      3,294,852         890,035
Receivable from parent, subsidiaries and affiliates..............................      6,911,531               0
Loss funds on deposit............................................................      5,622,057      46,864,930
                                                                                    ------------    ------------
  Total admitted assets..........................................................   $626,389,120    $566,998,314
                                                                                    ============    ============

                                   LIABILITIES

Unpaid losses....................................................................   $186,943,712    $175,842,655
Unpaid loss adjustment expenses..................................................     35,010,432      42,835,882
Reinsurance payable on paid loss and loss adjustment expenses....................     28,464,421      22,150,694
Unearned premiums................................................................    104,710,777      87,330,606
Funds held under reinsurance treaties............................................          4,231           4,231
Provision for reinsurance........................................................      9,639,712       8,078,091
Drafts outstanding...............................................................     18,161,275               0
Payable to affiliates............................................................              0      15,811,276
Other liabilities................................................................      2,574,715       2,744,026
                                                                                    ------------    ------------
  Total liabilities..............................................................    385,509,275     354,797,461
                                                                                    ------------    ------------

                               CAPITAL AND SURPLUS

Common capital stock, $33.35 par value, 150,000 shares authorized, issued and
  outstanding....................................................................      5,002,500       5,002,500
Capital in excess of par value...................................................     98,377,500      98,377,500
Unassigned surplus...............................................................    137,499,845     108,820,853
                                                                                    ------------    ------------
  Total capital and surplus......................................................    240,879,845     212,200,853
                                                                                    ------------    ------------
  Total liabilities, capital and surplus.........................................   $626,389,120    $566,998,314
                                                                                    ============    ============


                       See Notes to Financial Statements

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
              STATEMENT OF INCOME AND CAPITAL AND SURPLUS ACCOUNT
                               (STATUTORY BASIS)
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                       1998            1997            1996
                                                                  --------------  --------------  --------------
Underwriting income:
  Premiums earned...............................................  $  101,205,883  $   92,589,846  $   97,505,461
                                                                  --------------  --------------  --------------

Deductions:
  Losses incurred...............................................      75,094,310      65,849,794      60,951,620
  Loss adjustment expenses incurred.............................       8,460,105      11,326,894      21,162,771
  Other underwriting expenses incurred..........................      12,342,886      14,177,114      11,741,435
                                                                  --------------  --------------  --------------

     Total underwriting deductions..............................      95,897,301      91,353,802      93,855,826
                                                                  --------------  --------------  --------------

     Net underwriting gain......................................       5,308,582       1,236,044       3,649,635
                                                                  --------------  --------------  --------------

Investment income:
  Net investment income earned..................................      23,980,761      23,736,924      24,101,919
  Net realized capital (losses) gains...........................         310,286       3,423,103        (298,241)
                                                                  --------------  --------------  --------------

  Net investment gain...........................................      24,291,047      27,160,027      23,803,678
                                                                  --------------  --------------  --------------

  Income before federal income taxes............................      29,599,629      28,396,071      27,453,313
  Federal income tax provision..................................       3,108,856       4,098,713       5,295,642
                                                                  --------------  --------------  --------------

  Net income....................................................  $   26,490,773  $   24,297,358  $   22,157,671
                                                                  ==============  ==============  ==============

                  CAPITAL AND SURPLUS ACCOUNT

     Total capital and surplus, December 31,
       previous year............................................  $  212,200,853  $  192,349,335  $  170,437,802
                                                                  --------------  --------------  --------------

Gains and (losses) in surplus:
  Net income....................................................      26,490,773      24,297,358      22,157,671
  Change in non-admitted assets.................................       3,749,840      (4,689,758)        337,748
  Change in provision for reinsurance...........................      (1,561,621)        243,918        (583,886)

  Change in surplus as regards policyholders
     for the year...............................................      28,678,992      19,851,518      21,911,533
                                                                  --------------  --------------  --------------

     Total capital and surplus, December 31,
       current year.............................................  $  240,879,845  $  212,200,853  $  192,349,335
                                                                  ==============  ==============  ==============


                       See Notes to Financial Statements

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
                            STATEMENT OF CASH FLOWS
                               (STATUTORY BASIS)
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                       1998            1997            1996
                                                                  --------------  --------------  --------------
Premiums collected (net of reinsurance).........................  $  128,512,329  $   75,172,363  $  105,998,970
Loss and loss adjustment expenses paid
  (net of salvage, subrogation and reinsurance).................      81,613,422      75,092,150      54,443,038
Underwriting expenses paid......................................      11,524,883      12,928,861      12,154,628
                                                                  --------------  --------------  --------------
Net cash flows from underwriting................................      35,374,024     (12,848,648)     39,401,304
                                                                  --------------  --------------  --------------

Investment income collected (net of investment expenses paid)...      23,702,715      24,030,469      23,600,054
Other income (expenses).........................................               0      (1,266,850)      1,263,766
Federal income taxes paid.......................................      (5,513,673)     (5,035,160)     (7,320,317)
                                                                  --------------  --------------  --------------
Net cash flows from operations..................................      53,563,066       4,879,811      56,944,807
                                                                  --------------  --------------  --------------

Proceeds from investments sold, matured or repaid:
  Bonds.........................................................      12,022,873      79,455,746      54,626,495
  Other invested assets.........................................      42,770,000      81,574,000     172,166,000
                                                                  --------------  --------------  --------------
Total investment proceeds.......................................      54,792,873     161,029,746     226,792,495

Cost of investments acquired (long-term only):
  Bonds.........................................................      44,686,991      59,405,759     120,713,170
  Other invested assets.........................................      82,059,866      80,925,718     160,118,547
                                                                  --------------  --------------  --------------
Total investments acquired......................................     126,746,857     140,331,477     280,831,717
                                                                  --------------  --------------  --------------
Net cash from investments.......................................     (71,953,984)     20,698,269     (54,039,222)

Other cash provided:
  Net transfers from affiliates.................................               0      15,868,276               0
  Other cash provided...........................................      41,242,873         588,761               0
                                                                  --------------  --------------  --------------
Total other cash provided.......................................      41,242,873      16,457,037               0
                                                                  --------------  --------------  --------------

Other cash applied:
  Net transfers to affiliates...................................      22,722,799               0       2,012,313
  Other applications............................................         987,316      43,461,704       3,165,556
                                                                  --------------  --------------  --------------
Total other cash applied........................................      23,710,115      43,461,704       5,177,869
                                                                  --------------  --------------  --------------
Net cash from financing and miscellaneous sources...............      17,532,758     (27,004,667)     (5,177,869)
                                                                  --------------  --------------  --------------

Net change in cash and short-term investments...................        (858,160)     (1,426,587)     (2,272,284)

                         RECONCILIATION

Cash and short-term investments:
  Beginning of year.............................................       5,211,433       6,638,020       8,910,304
                                                                  --------------  --------------  --------------
  End of year...................................................  $    4,353,273  $    5,211,433  $    6,638,020
                                                                  ==============  ==============  ==============


                       See Notes to Financial Statements

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
                          NOTES TO FINANCIAL STATEMENT

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  (A) Organization

     American International Specialty Lines Insurance Company (the 'Company') is owned by the following wholly owned subsidiaries of American International Group, Inc. (the 'Parent'): National Union Fire Insurance Company of Pittsburgh, PA. (70%); The Insurance Company of the State of Pennsylvania (20%); and Birmingham Fire Insurance Company of Pennsylvania (10%). The Company has significant transactions with the Parent and affiliates (see Notes 3 and 4). The Company is predominantly a writer of property and casualty excess and surplus lines.

  (B) Basis of Presentation

     The accompanying financial statements were prepared in conformity with the statutory accounting practices (SAP) of the National Association of Insurance Commissioners (NAIC) and as prescribed or permitted by the State of Alaska Department of Commerce and Economic Development, Division of Insurance, which is a comprehensive basis of accounting other than generally accepted accounting principles (GAAP). SAP varies in certain respects from GAAP. Under GAAP: (1) costs incidental to acquiring business related to premiums written and costs allowed by assuming reinsurers related to premiums ceded are deferred and amortized over the periods covered by the underlying policies or reinsurance agreements; (2) provision is made for deferred income taxes relating to temporary differences between financial reporting and taxable income; (3) provision is made for deferred income taxes relating to unrealized appreciation on investments; (4) adjustments relating to the difference between the amount recorded for financial statement purposes and the amount subsequently filed on the tax return are charged or credited directly to income as opposed to unassigned surplus; (5) non-admitted assets and statutory basis reserves are restored to surplus; (6) the reserve for losses and loss expenses and reserve for unearned premiums are presented gross of ceded reinsurance by establishing a reinsurance asset; and (7) debt securities deemed to be available for sale are reported at fair value, and the difference betweeen cost and fair value is reflected net of related deferred income taxes, as a separate component of accumulated other comprehensive income in shareholders' equity.

     Significant statutory accounting practices are as follows:

          A. The preparation of financial statements in conformity with the accounting practices prescribed or permitted by the State of Alaska Department of Commerce and Economic Development, Division of Insurance, requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the period. Actual results could differ from those estimates.

          B. Investments are carried at values designated by the NAIC. Bonds are carried at amortized cost, except those bonds not in good standing, which are carried at NAIC-designated values. Investment income is recorded as earned. Realized gains or losses on the disposition of investments are determined on the basis of specific identification.

          C. Premiums written are primarily earned on a daily pro-rata basis over the terms of the policies to which they relate. Accordingly, unearned premiums represent the portion of premiums written which is applicable to the unexpired terms of policies in force. Premium estimates for retrospectively rated policies are recognized within the periods in which the related losses are incurred. The cost of reinsurance is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

          D. Certain assets, principally furniture, equipment, and leasehold improvements and certain overdue agents' balances, are designated 'non-admitted assets' and are directly charged to unassigned surplus.

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENT--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
          E. The liabilities for unpaid losses and loss adjustment expenses, including incurred but not reported losses, are determined on the basis of claims adjustors' evaluations and other estimates, including historical loss experience. The methods of making such estimates and for establishing the resulting reserves are continually reviewed and updated, and any resulting adjustments are recorded in the current period. Accordingly, losses and loss adjustment expenses are charged to income as incurred. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy.

          F. Certain required statutory basis reserves, principally the provision for reinsurance, are charged to surplus and reflected as a liability of the Company.

          G. Commissions, premium taxes, and certain other underwriting expenses related to premiums written are charged to income at the time the premiums are written and are included in 'Other underwriting expenses incurred.'

          H. Unpaid losses and loss adjustment expenses have been reduced by anticipated salvage and subrogation in the amount of approximately $1,596,000 and $1,158,000 at December 31, 1998 and December 31, 1997,
     respectively.

          I. The Company considers all highly liquid debt securities with maturities of twelve months or less to be short-term investments. Such investments are deemed to be cash equivalents for purposes of the statement of cash flows.

          J. Other invested assets consist primarily of shares of an intermediate bond mutual fund. The intermediate bond mutual fund is carried principally at market value.

2. FEDERAL INCOME TAXES:

     The Company files a consolidated U.S. federal income tax return with the Parent pursuant to a consolidated tax sharing agreement. The agreement provides that the Parent will not charge the Company a greater portion of the consolidated tax liability than would have been paid by the Company if it had filed a separate federal income tax return. In addition, the agreement provides that the Company will be reimbursed by the Parent for tax benefits relating to any net losses of the Company utilized in filing the consolidated return. The 'Federal income tax recoverable' in the accompanying statement of admitted assets, liabilities, capital and surplus are due to/from the Parent.

     The U.S. federal income tax rate applicable to ordinary income is 35% for 1998, 1997 and 1996. Actual tax expense on income from operations differs from the 'expected' amount principally as a result of tax-exempt investment income, unearned premiums and the discounting of unpaid losses and loss adjustment expenses.

3. MANAGEMENT AGREEMENT:

     The Company is managed and operated by American International Surplus Lines Agency, Inc. ('Agency'), a wholly owned subsidiary of the Parent. The management agreement provides the Agency with the authority to conduct a significant portion of the business affairs of the Company. As compensation for these services, the management agreement provides that the Company pay the Agency an annual management fee of $100,000 plus actual expenses incurred on behalf of managing the Company. The management fee and expense reimbursement paid to the Agency was approximately $5,767,000, $4,783,000 and $2,961,000 in 1998, 1997 and
1996 respectively.

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENT--(CONTINUED)

4. RELATED PARTY TRANSACTIONS:

     The Company cedes all agency business written in the State of Alaska to the New Hampshire Insurance Company (a wholly owned subsidiary of the Parent). The Company cedes 80% of its surplus lines insurance to National Union Fire Insurance Company of Pittsburgh, PA. (a wholly owned subsidiary of the Parent) through a reinsurance quota share agreement. The Company also assumes reinsurance from Lexington Insurance Company, an affiliate. In 1998 and 1997 the Company also had entered into accident year aggregate loss ratio and excess agreements with National Union Fire Insurance Company of Pittsburgh, PA.

5. INVESTMENTS:

     The amortized cost and NAIC market values of investments in fixed maturities carried at December 31, 1998 and December 31, 1997, were as follows:

                                                                                   GROSS         GROSS         NAIC
                                                                    AMORTIZED    UNREALIZED    UNREALIZED     MARKET
1998                                                                  COST         GAINS         LOSSES       VALUE
-----                                                               ---------    ----------    ----------    --------
                                                                                     (IN THOUSANDS)
Fixed maturities:

States, municipalities and political subdivisions................   $ 425,548     $ 31,977        $ 64       $457,461
                                                                    ---------    ---------        ----       --------
Total bonds......................................................   $ 425,548     $ 31,977        $ 64       $457,461
                                                                    =========    =========        ====       ========


                                                                                   GROSS         GROSS         NAIC
                                                                    AMORTIZED    UNREALIZED    UNREALIZED     MARKET
1997                                                                  COST         GAINS         LOSSES       VALUE
----                                                                ---------    ----------    ----------    --------
                                                                                     (IN THOUSANDS)
Fixed maturities:

States, municipalities and political subdivisions................   $ 392,531     $ 26,512        $  0       $419,043
                                                                    ---------    ---------        ----       --------
Total bonds......................................................   $ 392,531     $ 26,512        $  0       $419,043
                                                                    =========    =========        ====       ========

     The amortized cost and NAIC market values of fixed maturities at December 31, 1998, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay certain obligations with or without call or prepayment penalties.

                                                                      AMORTIZED        NAIC
                                                                        COST       MARKET VALUE
                                                                      ---------    ------------
                                                                           (IN THOUSANDS)
Due in one year or less............................................   $   5,029      $  5,406
Due after one year through five years..............................      32,762        35,219
Due after five years through ten years.............................      66,923        71,942
Due after ten years................................................     320,834       344,894
                                                                      ---------    ----------
Total..............................................................   $ 425,548      $457,461
                                                                      =========    ==========

     Proceeds from sales of investments in fixed maturities during 1998, 1997 and 1996 were $40,033,470, $71,565,746, and $40,033,470 respectively. Gross gains of $247,107, $3,529,895 and $364,892 and gross losses of $213, $0 and
$402,706 were realized on those sales in 1998, 1997, and 1996, respectively.

     Securities carried at amortized cost of $10,687,625 and $10,678,785 were deposited with regulatory authorities as required by law, at December 31, 1998, and December 31, 1997, respectively.

     Included in 'Net investment income earned' are investment expenses of $217,663, $282,957 and $229,672 for 1998, 1997 and 1996, respectively.

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENT--(CONTINUED)

6. REINSURANCE:

     In the ordinary course of business, the Company reinsures certain risks with affiliates and other companies. Such arrangements serve to limit the Company's maximum loss on catastrophes, large and unusually hazardous risks. To the extent that any reinsuring company might be unable to meet its obligations, the Company would be liable for its respective participation in such defaulted amounts.

     Reserves for unearned premiums and paid and unpaid losses and loss adjustment expenses, including those incurred but not reported to the Company, have been reduced for reinsurance ceded as follows:

                                                             UNEARNED    PAID AND UNPAID LOSSES
                                                             PREMIUM      AND LOSS ADJUSTMENT
1998                                                         RESERVES           EXPENSES
----                                                         --------    ----------------------
                                                                       (IN THOUSANDS)
Affiliates................................................   $589,427          $1,914,582
Non-Affiliates............................................     49,186             137,120
                                                             --------          ----------
Total.....................................................   $638,613          $2,051,702
                                                             ========          ==========



1997
----
Affiliates................................................   $490,124          $1,652,567
Non-Affiliates............................................     31,157             131,834
                                                             --------          ----------
Total.....................................................   $521,281          $1,784,401
                                                             ========          ==========

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENT--(CONTINUED)

6. REINSURANCE--(CONTINUED)
     Net premiums written and earned comprise the following:

1998                                                                    WRITTEN      EARNED
----                                                                   ---------    ---------
                                                                           (IN THOUSANDS)
Direct business.....................................................   $ 790,155    $ 651,942
Reinsurance assumed
  Affiliates........................................................      26,545       31,046
  Non-Affiliates....................................................           0            0
                                                                       ---------    ---------
Reinsurance ceded
  Affiliates........................................................    (632,823)    (533,520)
  Non-Affiliates....................................................     (65,291)     (48,262)
                                                                       ---------    ---------
Net premiums........................................................   $ 118,586    $ 101,206
                                                                       =========    =========


1997                                                                    WRITTEN      EARNED
----                                                                   ---------    ---------
                                                                           (IN THOUSANDS)
Direct business.....................................................   $ 663,123    $ 644,974
Reinsurance assumed
  Affiliates........................................................      31,963       26,398
  Non-Affiliates....................................................           0            0
                                                                       ---------    ---------

Reinsurance ceded
  Affiliates........................................................    (556,321)    (531,213)
  Non-Affiliates....................................................     (36,770)     (47,569)
                                                                       ---------    ---------
Net Premiums........................................................   $ 101,995    $  92,590
                                                                       =========    =========

1996                                                                    WRITTEN      EARNED
----                                                                   ---------    ---------
                                                                           (IN THOUSANDS)
Direct business.....................................................   $ 780,243    $ 655,126
Reinsurance assumed
  Affiliates........................................................      31,522       18,502
  Non-Affiliates....................................................           0           23
                                                                       ---------    ---------

Reinsurance ceded
  Affiliates........................................................    (645,572)    (510,745)
  Non-Affiliates....................................................     (54,990)     (65,401)
                                                                       ---------    ---------
Net Premiums........................................................   $ 111,203    $  97,505
                                                                       =========    =========



     For the years ended December 31, 1998, 1997 and 1996 reinsurance recoveries, which reduced loss and loss expenses incurred, amounted to $683,127,314, $596,374,228 and $523,014,777, respectively.

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENT--(CONTINUED)

6. REINSURANCE--(CONTINUED)
     The following unsecured reinsurance recoverables exceeded 3% of the capital and surplus of the Company at December 31, 1998:

REINSURER
---------                                                                             AMOUNT
                                                                                  --------------
                                                                                  (IN THOUSANDS)
Affiliates.....................................................................     $2,286,345
General Reinsurance Company....................................................         44,382
Oddyssey Reinsurance Company...................................................          9,915
American Re-Insurance Company..................................................          9,015
Lloyd's Underwriters...........................................................         10,227
                                                                                    ----------
Total..........................................................................     $2,359,884
                                                                                    ===========

7. DIVIDEND RESTRICTION:

     Under Alaska law, the Company may pay cash dividends only from earned surplus determined on a statutory basis. Further, the Company is restricted (on the basis of the lower of 10% of the Company's statutory surplus at the end of the preceding twelve-month period or 100% of the Company's net investment income for the preceding twelve-month period) as to the amount of dividends it may declare or pay in any twelve-month period without the prior approval of the State of Alaska Department of Commerce and Economic Development, Division of Insurance. The maximum dividend payable without prior approval at December 31, 1998, amounted to approximately $24,087,984.

8. PENSION PLANS AND DEFERRED COMPENSATION:

     The Company's employees participate in benefit plans sponsored by the Parent, including a noncontributory defined benefit pension plan, and a voluntary savings plan (a 401(k) plan) which provides certain matching contributions. These plans cover substantially all of the Company's employees. The Parent's plans do not separately indentify plan benefits and plan assets attributable to employees of participating companies.

     Some of the Company's officers and key employees are participants in the Parent's Stock Option Plan.

9. CONTINGENCY:

     The Company, in common with the insurance industry in general, is subject to litigation, including claims for punitive damages, in the normal course of its business. The Company does not believe that such litigation will have a material adverse affect on its financial condition.

     The Company has no known exposure to asbestos or environmental claims.

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENT--(CONTINUED)

10. LIABILITY FOR UNPAID CLAIMS AND CLAIM ADJUSTMENT EXPENSES:

     Activity in the liability for unpaid claims and claim adjustment expenses is summarized as follows:

                                                              1998        1997        1996
                                                            --------    --------    --------
                                                                     (IN THOUSANDS)
Net Balance at January 1.................................   $218,679    $201,994    $172,270

Incurred related to:
  Current year...........................................     83,607      77,740      82,288
  Prior years............................................        (53)       (563)       (174)
                                                            --------    --------    --------
Total incurred...........................................     83,554      77,177      82,114
                                                            --------    --------    --------

Paid related to:
  Current year...........................................     10,257       7,517       7,280
  Prior years............................................     70,023      52,975      45,110
                                                            --------    --------    --------
Total paid...............................................     80,280      60,492      52,390
                                                            --------    --------    --------
Net Balance at December 31...............................   $221,953    $218,679    $201,994
                                                            ========    ========    ========

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY CONDENSED STATEMENT OF ADMITTED ASSETS, LIABILITIES, CAPITAL AND SURPLUS
                               (STATUTORY BASIS)
                                     AS OF



                                  (UNAUDITED)



                                                                                      JUNE 30,      DECEMBER 31,
                                                                                        1999            1998
                                                                                    ------------    ------------
                                     ASSETS

Bonds............................................................................   $472,882,088    $425,547,936
Cash and short-term investments..................................................      5,333,554       4,353,273
Other invested assets............................................................      4,888,584      39,376,538
                                                                                    ------------    ------------
Subtotals, cash and invested assets..............................................    483,104,226     469,277,747
Agents' balances or uncollected premiums (net as to commissions and dividends):
  Premiums and agents' balances in course of collection (after deducting ceded
     reinsurance balances payable)...............................................      9,603,995      48,788,446
  Premiums, agents' balances and installments booked but deferred and not yet due
     (after deducting ceded reinsurance balances payable)........................     67,362,199      38,185,589
Reinsurance recoverables on loss and loss adjustment expense payments............     35,513,741      47,014,930
Federal income tax recoverable and interest thereon..............................              0       3,294,852
Interest, dividends and real estate income due and accrued.......................      8,232,206       7,293,968
Receivable from parent, subsidiaries and affiliates..............................              0       6,911,531
Loss Funds on Deposit............................................................     10,641,230       5,622,057
                                                                                    ------------    ------------
  Totals.........................................................................   $614,457,597    $626,389,120
                                                                                    ============    ============

                      LIABILITIES, SURPLUS AND OTHER FUNDS

Losses...........................................................................   $178,347,153    $186,943,712
Reinsurance payable on paid loss and loss adjustment expenses....................     26,159,930      28,464,421
Loss adjustment expenses.........................................................     35,349,856      35,010,432
Other expenses (excluding taxes, licenses and fees)..............................        971,092       2,164,805
Federal and foreign income taxes (excluding deferred taxes)......................         29,746               0
Unearned premiums (after deducting ceded reinsurance unearned premiums)..........    102,577,572     104,710,777
Funds held by company under reinsurance treaties.................................          4,231           4,231
Provision for reinsurance........................................................      9,639,712       9,639,712
Drafts outstanding...............................................................              0      18,161,275
Payable to parent, subsidiaries and affiliates...................................     11,527,869               0
Other liabilities................................................................      1,623,612         409,910
                                                                                    ------------    ------------
  Total liabilities..............................................................    366,230,773     385,509,275
                                                                                    ------------    ------------
Common capital stock.............................................................      5,002,500       5,002,500
Gross paid in and contributed surplus............................................     98,377,500      98,377,500
Unassigned funds (surplus).......................................................    144,846,824     137,499,845
                                                                                    ------------    ------------
Surplus as regards policyholders.................................................    248,226,824     240,879,845
                                                                                    ------------    ------------
  Totals.........................................................................   $614,457,597    $626,389,120
                                                                                    ============    ============

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
         CONDENSED STATEMENT OF INCOME AND CAPITAL AND SURPLUS ACCOUNT
                               (STATUTORY BASIS)
                       FOR THE SIX MONTHS ENDED JUNE 30,
                                  (UNAUDITED)



                                                                                        1999            1998
                                                                                   --------------  --------------
                              UNDERWRITING INCOME:
Premiums earned:
  Direct.........................................................................  $  289,348,922  $  330,059,663
  Assumed........................................................................      49,512,126      13,459,298
  Ceded..........................................................................     298,742,983     290,820,655
                                                                                   --------------  --------------
  Net............................................................................      40,118,065      52,698,306
                                                                                   --------------  --------------

  Deductions:
Losses incurred:
  Direct.........................................................................     207,639,944     230,385,470
  Assumed........................................................................      62,410,355      10,677,429
  Ceded..........................................................................     244,464,043     210,536,032
                                                                                   --------------  --------------
  Net............................................................................      25,586,256      30,526,867
Loss expenses incurred...........................................................       8,336,609      12,844,341
Other underwriting expenses incurred.............................................       6,412,497       7,067,980
                                                                                   --------------  --------------
Total underwriting deductions....................................................      40,335,362      50,439,188
                                                                                   --------------  --------------
Net underwriting gain or (loss)..................................................        (217,297)      2,259,118
                                                                                   --------------  --------------

                                INVESTMENT INCOME
Net investment income earned.....................................................      13,367,294      11,738,663
Net realized capital gains.......................................................         375,687         252,552
                                                                                   --------------  --------------
Net investment gain..............................................................      13,742,981      11,991,215
                                                                                   --------------  --------------

                                  OTHER INCOME
Net income before federal and foreign income taxes...............................      13,525,684      14,250,333
Federal and foreign income taxes incurred........................................          74,598       1,245,733
                                                                                   --------------  --------------
Net income.......................................................................  $   13,451,086  $   13,004,600
                                                                                   ==============  ==============

                           CAPITAL AND SURPLUS ACCOUNT
Surplus as regards policyholders, December 31 previous year......................  $  240,879,845  $  212,200,853
                                                                                   --------------  --------------

                          GAINS AND (LOSSES) IN SURPLUS
Net income.......................................................................      13,451,086      13,004,600
Net unrealized capital gains or losses...........................................         (10,380)         39,356
Change in non-admitted assets....................................................      (6,093,726)      5,945,736
Change in provision for reinsurance..............................................               0               0
Change in surplus as regards policyholders.......................................       7,346,980      18,989,692
                                                                                   --------------  --------------
Surplus as regards policyholders, as of June 30..................................  $  248,226,825  $  231,190,545
                                                                                   ==============  ==============

            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY
                       CONDENSED STATEMENT OF CASH FLOWS
                               (STATUTORY BASIS)
                        FOR THE SIX MONTHS ENDED JUNE 30
                                  (UNAUDITED)



                                                                                         1999            1998
                                                                                    --------------  --------------
                               CASH FROM OPERATIONS
Premiums collected net of reinsurance.............................................  $   41,898,976  $   51,827,100
Loss and loss adjustment expenses paid
  (net of salvage and subrogation)................................................      51,144,576      29,863,272
Underwriting expenses paid........................................................       7,606,210       7,314,258
                                                                                    --------------  --------------
Cash from underwriting............................................................     (16,851,810)     14,649,570
                                                                                    --------------  --------------
Net investment income.............................................................      12,458,664      11,861,951
Other income......................................................................               0             527
Federal and foreign income taxes recovered........................................       3,250,000         295,000
                                                                                    --------------  --------------
Net cash from operations..........................................................      (1,143,146)     26,807,018
                                                                                    --------------  --------------

                              CASH FROM INVESTMENTS
Proceeds from investments sold, matured or repaid:
  Bonds...........................................................................       8,984,030      11,643,204
  Other invested assets...........................................................      53,100,000       3,155,000
                                                                                    --------------  --------------
Total investment proceeds.........................................................      62,084,030      14,798,204
Cost of investments acquired (long-term only):
  Bonds...........................................................................      55,866,089       5,629,378
  Other invested assets...........................................................      18,728,443      31,603,957
                                                                                    --------------  --------------
Total investments acquired........................................................      74,594,532      37,233,335
                                                                                    --------------  --------------
Net cash from investments.........................................................     (12,510,502)    (22,435,131)

                  CASH FROM FINANCING AND MISCELLANEOUS SOURCES
Cash provided:
  Net transfers from affiliates...................................................      18,439,400               0
  Other cash provided.............................................................               0      41,252,867
                                                                                    --------------  --------------
Total.............................................................................      18,439,400      41,252,867
                                                                                    --------------  --------------
Net transfers to affiliates.......................................................               0      33,966,019
Other applications................................................................       3,805,470         473,592
                                                                                    --------------  --------------
Total.............................................................................       3,805,470      34,439,611
                                                                                    --------------  --------------
Net cash from financing and miscellaneous sources.................................      14,633,930       6,813,256
                                                                                    --------------  --------------

                RECONCILIATION OF CASH AND SHORT-TERM INVESTMENTS
Net change in cash and short-term investments.....................................         980,282      11,185,143
Cash and short-term investments:
  Beginning of year...............................................................       4,353,267       5,211,431
                                                                                    --------------  --------------
  End of June 30..................................................................  $    5,333,549  $   16,396,574
                                                                                    ==============  ==============

                                 $1,073,472,000
                                WORLD OMNI 1999-A
                      AUTOMOBILE LEASE SECURITIZATION TRUST

                                  $330,000,000
               FLOATING RATE AUTOMOBILE LEASE ASSET BACKED NOTES,
                                    CLASS A-1
                                  $310,000,000
               FLOATING RATE AUTOMOBILE LEASE ASSET BACKED NOTES,
                                    CLASS A-2
                                  $249,000,000
               FLOATING RATE AUTOMOBILE LEASE ASSET BACKED NOTES,
                                    CLASS A-3
                                  $184,472,000
               FLOATING RATE AUTOMOBILE LEASE ASSET BACKED NOTES,
                                    CLASS A-4

                      WORLD OMNI LEASE SECURITIZATION L.P.
                                  (TRANSFEROR)

                           WORLD OMNI FINANCIAL CORP.
                                   (SERVICER)

                                   PROSPECTUS

                               MERRILL LYNCH & CO.
                         BANC OF AMERICA SECURITIES LLC
                              CHASE SECURITIES INC.
                           CREDIT SUISSE FIRST BOSTON
                           FIRST UNION CAPITAL MARKETS

                                             , 1999

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND PAYMENT.

     We estimate the expenses to be incurred in connection with the offering of the Class A Notes as follows:


SEC registration fee............................................  $    298,426
Legal fees and expenses.........................................       250,000
Accounting fees and expenses....................................        60,000
Blue sky fees and expenses......................................        25,000
Rating agency fees..............................................       270,000
Trustee fees and expenses.......................................        25,000
Printing........................................................       180,000
Miscellaneous...................................................        20,000
                                                                  ------------
          Total.................................................  $  1,128,426*
                                                                  ============


* Does not include premium for Residual Value Insurance Policy, which will be paid by the Servicer.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to any standards and restrictions set forth in its partnership agreement, a limited partnership may, and has the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands.

     Pursuant to Section 4.08 of the Transferor's Agreement of Limited Partnership, the Transferor will, to the fullest extent permitted by law, indemnify its general partner, WOLS LLC, and its managers, officers, members, agents, affiliates and employees acting within the scope of their authority, against their losses and expenses sustained because of their acts on behalf of the Transferor or in furtherance of the Transferor's interests, if they were not fraudulent or in bad faith and did not constitute willful or wanton misconduct or gross negligence.

     Pursuant to Section 4.08 of ALF L.P.'s Agreement of Limited Partnership, ALF L.P. will, to the fullest extent permitted by law, indemnify its general partner, ALF LLC, and its managers, officers, members, agents, affiliates and employees acting within the scope of their authority, against their losses and expenses sustained because of their acts on behalf of ALF L.P. or in furtherance of ALF L.P.'s interests, if they were not fraudulent or in bad faith and did not constitute willful or wanton misconduct or gross negligence.

     We also refer you to Section 7 of the Underwriting Agreement (see Exhibit 1.1), which provides for indemnification by the Transferor under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits:

  EXHIBIT
  NUMBER                                                DESCRIPTION
  ------                                                -----------
   1.1     -- Form of Underwriting Agreement
   3.1     -- Certificate of Formation of World Omni Lease Securitization LLC (incorporated by reference from
              Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-63367 (THE '1998-A REGISTRATION
              STATEMENT'))

  EXHIBIT
  NUMBER                                                DESCRIPTION
  ------                                                -----------
   3.2     -- Limited Liability Company Agreement of World Omni Lease Securitization LLC, dated as of September
              18 , 1998 (incorporated by reference from Exhibit 3.2 to the 1998-A Registration Statement)
   3.3     -- Amended and Restated Agreement of Limited Partnership of World Omni Lease Securitization L.P.
              between World Omni Lease Securitization, Inc. and World Omni Financial Corp., dated as of July 1,
              1994 (incorporated by reference from Exhibit 3.3 to Registration Statement on Form S-1, File No.
              33-85036 (THE '1994-B REGISTRATION STATEMENT'))
   3.4     -- Assignment of General Partnership Interest and Amendment to Amended and Restated Agreement of
              Limited Partnership of World Omni Lease Securitization, L.P. among World Omni Lease Securitization,
              Inc., World Omni Lease Securitization LLC and World Omni Financial Corp., dated as of September 23,
              1998 (incorporated by reference from Exhibit 3.4 to the 1998-A Registration Statement)
   3.5     -- Certificate of Formation of Auto Lease Finance LLC (incorporated by reference from Exhibit 3.5 to the 1998-A Registration Statement)
   3.6     -- Limited Liability Company Agreement of Auto Lease Finance LLC, dated as of September 18 , 1998
              (incorporated by reference from Exhibit 3.5 to the 1998-A Registration Statement)
   3.7     -- Amended and Restated Agreement of Limited Partnership of Auto Lease Finance L.P. between Auto Lease
              Finance Inc. and World Omni Financial Corp., dated as of July 1, 1994 (incorporated by reference from Exhibit 10.7 to the 1994-B Registration Statement)
   3.8     -- Assignment of General Partnership Interest and Amendment to Amended and Restated Agreement of
              Limited Partnership of Auto Lease Finance L.P. among Auto Lease Finance Inc., Auto Lease Finance
              LLC and World Omni Financial Corp., dated as of September 23 , 1998 (incorporated by reference from
              Exhibit 3.8 to the 1998-A Registration Statement)
   3.9     -- Form of Securitization Trust Agreement among World Omni Lease Securitization L.P., Chase Manhattan
              Bank Delaware, as Owner Trustee and Harris Trust and Savings Bank, as Indenture Trustee (including form of Transferor Certificate)
   4.1     -- Form of Indenture between World Omni 1999-A Automobile Lease Securitization Trust and Harris Trust
              and Savings Bank, as Indenture Trustee (including forms of Class A Notes)
   5.1     -- Opinion of McDermott, Will & Emery with respect to legality
   8.1     -- Opinion of Cadwalader, Wickersham & Taft with respect to federal income tax matters
   8.2     -- Opinion of English, McCaughan & O'Bryan, P.A. with respect to certain Florida tax matters
   10.1    -- Second Amended and Restated Trust Agreement among Auto Lease Finance L.P., VT Inc. and U.S. Bank
              National Association (as successor to Bank of America Illinois), dated as of July 1, 1994
              (incorporated by reference from Exhibit 10.1 to the 1994-B Registration Statement)
   10.2    -- Amendment No. 1 to Second Amended and Restated Trust Agreement among Auto Lease Finance L.P., VT
              Inc. and U.S. Bank National Association (as successor to Bank of America Illinois), dated as of
              November 1, 1994 (incorporated by reference from Exhibit 10.8 to the 1994-B Registration Statement)
   10.3    -- Amendment No. 2 to the Second Amended and Restated Trust Agreement among Auto Lease Finance L.P.,
              VT Inc. and U.S. Bank National Association (as successor to Bank of America Illinois), dated as of
              September 23 , 1998 (incorporated by reference from Exhibit 10.3 to the 1998-A Registration
              Statement)
   10.4    -- Form of Supplement 1999-A to Trust Agreement among Auto Lease Finance L.P., VT Inc. and U.S. Bank
              National Association (as successor to Bank of America Illinois) (including form of SUBI
              Certificate)
   10.5    -- Second Amended and Restated Servicing Agreement between VT Inc. and World Omni Financial Corp., dated as of July 1, 1994 (incorporated by reference from Exhibit 10.3 to the 1994-B Registration
              Statement)

  EXHIBIT
  NUMBER                                                DESCRIPTION
  ------                                                -----------
   10.6    -- Amendment No. 1 to Second Amended and Restated Servicing Agreement between VT Inc. and World Omni
              Financial Corp., dated as of September 23, 1998 (incorporated by reference from Exhibit 10-6 to the
              1998-A Registration Statement)
   10.7    -- Form of Supplement 1999-A to Servicing Agreement between VT Inc. and World Omni Financial Corp.
   10.8    -- Second Amended and Restated Assignment Agreement among World Omni Financial Corp., Auto Lease
              Finance L.P. and VT Inc., dated as of July 1, 1994 (incorporated by reference from Exhibit 10.9 to
              Registration Statement on Form S-1, File No. 33-95404)
   10.9    -- Amendment No. 1 to Second Amended and Restated Assignment Agreement among World Omni Financial
              Corp., Auto Lease Finance L.P. and VT Inc., dated as of October 1, 1995 (incorporated by reference from Exhibit 10.10 to Registration Statement on Form S-1, File No. 333-00794 (THE '1996-A
              REGISTRATION STATEMENT'))
   10.10   -- Support Agreement between World Omni Financial Corp. and World Omni Lease Securitization L.P.,
              dated as of October 1, 1995 (incorporated by reference from Exhibit 10.11 to the 1996-A
              Registration Statement)
   10.11   -- Amendment No. 1 to Support Agreement between World Omni Financial Corp. and World Omni Lease
              Securitization L.P., dated as of May 1, 1996 (incorporated by reference from Exhibit 10.12 to
              Registration Statement on Form S-1, File No. 333-11449)
   10.12   -- Amendment No. 2 to Support Agreement, dated as of October 1, 1996 between World Omni Financial
              Corp., and World Omni Lease Securitization L.P., dated as of October 1, 1996 (incorporated by reference from Exhibit 10.10 to Registration Statement on Form S-1, File No. 333-21917)
   10.13   -- Amendment No. 3 to Support Agreement between World Omni Financial Corp. and World Omni Lease
              Securitization L.P., dated as of April 1, 1997
   10.14   -- Amendment No. 4 to Support Agreement between World Omni Financial Corp. and World Omni Lease
              Securitization L.P., dated as of October 1, 1997 (incorporated by reference from Exhibit 10.14 to the 1998-A Registration Statement)
   10.15   -- Amendment No. 5 to Support Agreement between World Omni Financial Corp. and World Omni Lease
              Securitization L.P. dated as of September 23, 1998
   10.16   -- Amendment No. 6 to Support Agreement between World Omni Financial Corp. and World Omni Lease
              Securitization L.P. dated as of October 1, 1998
   10.17   -- Form of Amendment No. 7 to Support Agreement between World Omni Financial Corp. and World Omni
              Lease Securitization L.P.
   10.18   -- Form of Residual Value Insurance Policy
   10.19   -- Form of Class A Interest Rate Cap
   23.1    -- Consent of McDermott, Will & Emery (included as a part of Exhibit 5.1)
   23.2    -- Consent of Cadwalader, Wickersham & Taft (included as a part of Exhibit 8.1)
   23.3    -- Consent of English, McCaughan & O'Bryan, P.A. (included as a part of Exhibit 8.2)
   23.4    -- Consent of Williams & Connolly
   23.5    -- Consent of Hand Arendall, L.L.C.
   23.6    -- Consent of PricewaterhouseCoopers LLP
   24.1    -- Power of Attorney*
   25.1    -- Form T-1 of Harris Trust and Savings Bank

------------------
* Previously filed.

  (b) Financial Statement Schedules:

     Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned registrants hereby undertake as follows:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (THE 'ACT');

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) To provide to the Underwriters at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

          (e) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (f) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by each registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

          (g) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                       SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach and State of Florida, on the 19th day of August, 1999.


                                 WORLD OMNI LEASE SECURITIZATION L.P.,
                                 on behalf of itself and as originator of the World Omni 1999-A Automobile Lease Securitization Trust

                                 By: WORLD OMNI LEASE SECURITIZATION
                                           LLC, as General Partner

                                 By:      /s/ A. TUCKER ALLEN
                                          -------------------------------
                                          Name: A. Tucker Allen
                                          Title: Vice President and Corporate
                                            Treasurer

                                 AUTO LEASE FINANCE L.P., on behalf of itself
                                          and as originator of World Omni LT

                                 By: AUTO LEASE FINANCE LLC, as General
                                          Partner

                                 By:      /s/ A. TUCKER ALLEN
                                          --------------------------------
                                          Name: A. Tucker Allen
                                          Title: Vice President and Corporate
                                            Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                             DATE
---------                                   -----                                             ----
      /s/ A. TUCKER ALLEN                   Director and Vice President and Corporate         August 19, 1999
      -------------------------------       Treasurer of the General Partner of each of
             A. Tucker Allen                World Omni Lease Securitization L.P. and Auto
                                            Lease Finance L.P. (Principal Financial and
                                            Accounting Officer)

                    *                       Director of the General Partner of each of        August 19, 1999
      -------------------------------       World Omni Lease Securitization L.P. and Auto
              Colin W. Brown                Lease Finance L.P.


                    *                       Director of the General Partner of each of        August 19, 1999
      -------------------------------       World Omni Lease Securitization L.P. and Auto
            Jeffrey B. Shapiro              Lease Finance L.P


                    *                       Director of the General Partner of each of        August 19, 1999
      -------------------------------       World Omni Lease Securitization L.P. and Auto
          Christopher C. Wheeler            Lease Finance L.P.


          * /S/ A. TUCKER ALLEN
      -------------------------------
             A. Tucker Allen
             Attorney-in-Fact

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                DESCRIPTION
  ------                                                -----------
   1.1     -- Form of Underwriting Agreement
   3.1     -- Certificate of Formation of World Omni Lease Securitization LLC (incorporated by reference from
              Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-63367 (THE '1998-A REGISTRATION
              STATEMENT'))
   3.2     -- Limited Liability Company Agreement of World Omni Lease Securitization LLC, dated as of September
              18, 1998 (incorporated by reference from Exhibit 3.2 to the 1998-A Registration Statement)
   3.3     -- Amended and Restated Agreement of Limited Partnership of World Omni Lease Securitization L.P.
              between World Omni Lease Securitization, Inc. and World Omni Financial Corp., dated as of July 1,
              1994 (incorporated by reference from Exhibit 3.3 to the Registration Statement on Form S-1, File
              No. 33-85036 (THE '1994-B REGISTRATION STATEMENT'))
   3.4     -- Assignment of General Partnership Interest and Amendment to Amended and Restated Agreement of
              Limited Partnership of World Omni Lease Securitization, L.P. among World Omni Lease Securitization,
              Inc., World Omni Lease Securitization LLC and World Omni Financial Corp., dated as of September 23,
              1998 (incorporated by reference from Exhibit 3.4 to the 1998-A Registration Statement)
   3.5     -- Certificate of Formation of Auto Lease Finance LLC (incorporated by reference from Exhibit 3.5 to the 1998-A Registration Statement)
   3.6     -- Limited Liability Company Agreement of Auto Lease Finance LLC, dated as of September 18, 1998
              (incorporated by reference from Exhibit 3.6 to the 1998-A Registration Statement)
   3.7     -- Amended and Restated Agreement of Limited Partnership of Auto Lease Finance L.P. between Auto Lease
              Finance Inc. and World Omni Financial Corp., dated as of July 1, 1994 (incorporated by reference from Exhibit 10.7 to the 1994-B Registration Statement)
   3.8     -- Assignment of General Partnership Interest and Amendment to Amended and Restated Agreement of
              Limited Partnership of Auto Lease Finance L.P. among Auto Lease Finance Inc., Auto Lease Finance
              LLC and World Omni Financial Corp., dated as of September 23, 1998 (incorporated by reference from
              Exhibit 3.8 to the 1998-A Registration Statement)
   3.9     -- Form of Securitization Trust Agreement among World Omni Lease Securitization L.P., Chase Manhattan
              Bank Delaware, as Owner Trustee and Harris Trust and Savings Bank, as Indenture Trustee (including form of Transferor Certificate)
   4.1     -- Form of Indenture between World Omni 1999-A Automobile Lease Securitization Trust and Harris Trust
              and Savings Bank, as Indenture Trustee (including forms of Class A Notes)
   5.1     -- Opinion of McDermott, Will & Emery with respect to legality
   8.1     -- Opinion of Cadwalader, Wickersham & Taft with respect to federal income tax matters
   8.2     -- Opinion of English, McCaughan & O'Bryan, P.A. with respect to certain Florida tax matters
   10.1    -- Second Amended and Restated Trust Agreement among Auto Lease Finance L.P., VT Inc. and U.S. Bank
              National Association (as successor to Bank of America Illinois), dated as of July 1, 1994
              (incorporated by reference from Exhibit 10.1 to the 1994-B Registration Statement)
   10.2    -- Amendment No. 1 to Second Amended and Restated Trust Agreement among Auto Lease Finance L.P., VT
              Inc. and U.S. Bank National Association (as successor to Bank of America Illinois), dated as of
              November 1, 1994 (incorporated by reference from Exhibit 10.8 to the 1994-B Registration Statement)
   10.3    -- Amendment No. 2 to the Second Amended and Restated Trust Agreement among Auto Lease Finance L.P.,
              VT Inc. and U.S. Bank National Association (as successor to Bank of America Illinois), dated as of
              September 23, 1998 (incorporated by reference from Exhibit 10.3 to the 1998-A Registration
              Statement)
   10.4    -- Form of Supplement 1999-A to Trust Agreement among Auto Lease Finance L.P., VT Inc. and U.S. Bank
              National Association (as successor to Bank of America Illinois) (including form of SUBI
              Certificate)

  EXHIBIT
  NUMBER                                                DESCRIPTION
  ------                                                -----------
   10.5    -- Second Amended and Restated Servicing Agreement between VT Inc. and World Omni Financial Corp., dated as of July 1, 1994 (incorporated by reference from Exhibit 10.3 to the 1994-B Registration
              Statement)
   10.6    -- Amendment No. 1 to Second Amended and Restated Servicing Agreement between VT Inc. and World Omni
              Financial Corp., dated as of September 23, 1998 (incorporated by reference from Exhibit 10.6 to the
              1998-A Registration Statement)
   10.7    -- Form of Supplement 1999-A to Servicing Agreement between VT Inc. and World Omni Financial Corp.
   10.8    -- Second Amended and Restated Assignment Agreement among World Omni Financial Corp., Auto Lease
              Finance L.P. and VT Inc., dated as of July 1, 1994 (incorporated by reference from Exhibit 10.9 to
              Registration Statement on Form S-1, File No. 33-95404)
   10.9    -- Amendment No. 1 to Second Amended and Restated Assignment Agreement among World Omni Financial
              Corp., Auto Lease Finance L.P. and VT Inc., dated as of October 1, 1995 (incorporated by reference from Exhibit 10.10 to Registration Statement on Form S-1, File No. 333-00794 (THE '1996-A
              REGISTRATION STATEMENT'))
   10.10   -- Support Agreement between World Omni Financial Corp. and World Omni Lease Securitization L.P.,
              dated as of October 1, 1995 (incorporated by reference from Exhibit 10.11 to the 1996-A
              Registration Statement)
   10.11   -- Amendment No. 1 to Support Agreement between World Omni Financial Corp. and World Omni Lease
              Securitization L.P., dated as of May 1, 1996 (incorporated by reference from Exhibit 10.12 to
              Registration Statement on Form S-1, File No. 333-11449)
   10.12   -- Amendment No. 2 to Support Agreement, dated as of October 1, 1996 between World Omni Financial
              Corp., and World Omni Lease Securitization L.P., dated as of October 1, 1996 (incorporated by reference from Exhibit 10.10 to Registration Statement on Form S-1, File No. 333-21917)
   10.13   -- Amendment No. 3 to Support Agreement between World Omni Financial Corp. and World Omni Lease
              Securitization L.P., dated as of April 1, 1997
   10.14   -- Amendment No. 4 to Support Agreement between World Omni Financial Corp. and World Omni Lease
              Securitization L.P., dated as of October 1, 1997 (incorporated by reference from Exhibit 10.4 to the 1998-A Registration Statement)
   10.15   -- Amendment No. 5 to Support Agreement between World Omni Financial Corp. and World Omni Lease
              Securitization L.P., dated as of September 23, 1998
   10.16   -- Amendment No. 6 to Support Agreement between World Omni Financial Corp. and World Omni Lease
              Securitization L.P. dated as of October 1, 1998
   10.17   -- Form of Amendment No. 7 to Support Agreement between World Omni Financial Corp. and World Omni
              Lease Securization L.P.
   10.18   -- Form of Residual Value Insurance Policy
   10.19   -- Form of Class A Interest Rate Cap
   23.1    -- Consent of McDermott, Will & Emery (included as a part of Exhibit 5.1)
   23.2    -- Consent of Cadwalader, Wickersham & Taft (included as a part of Exhibit 8.1)
   23.3    -- Consent of English, McCaughan & O'Bryan, P.A. (included as part of Exhibit 8.2)
   23.4    -- Consent of Williams & Connolly
   23.5    -- Consent of Hand Arendall, L.L.C.
   23.6    -- Consent of PricewaterhouseCoopers LLP
   24.1    -- Power of Attorney*
   25.1    -- Form T-1 of Harris Trust and Savings Bank

------------------
* Previously filed.